UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2007 (May 3, 2007)

MILLENNIUM QUEST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51908	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Beihuan Zhong Road
Junan County
Shandong, China 276600

(Address of Principal Executive Offices)

(86) 539-7318818
Registrant’s Telephone Number, Including Area Code:

12890 Hilltop Road
Argyle, Texas 76226
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “Millennium Quest” or "Company" are references to Millennium Quest, Inc., a Delaware corporation and references to “Lorain Holding” are references to International Lorain Holding, Inc., a Cayman Islands corporation that is wholly-owned by Millennium Quest, and Lorain Holding’s direct and indirect Chinese subsidiaries. References to “we,” “us” or “our” are references to the combined business of Millennium Quest, Inc., its wholly-owned subsidiary, Lorain Holding, and the direct and indirect Chinese subsidiaries of Lorain Holding. The terms “Lorain Holding,” “we,” “us” or “our” do not include the selling stockholders. Unless the context otherwise requires, the term “Junan Hongrun” means Junan Hongrun Foodstuff CO.,LTD. and its Chinese operating subsidiaries. The term “Luotian Lorain” means Luotian Green Foodstuff CO.,LTD and its Chinese subsidiaries. The term “Beijing Lorain” means Beijing Green Foodstuff CO.,LTD. and its Chinese subsidiaries. The term “Shandong Lorain” means Shandong Green Foodstuff CO.,LTD. and its Chinese subsidiaries. The term “Securities Act” means the Securities Act of 1933, as amended, and the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, the term “RMB” means Renminbi, the legal currency of China and the terms “U.S. dollar,” “$” and “US$” mean the legal currency of the United States. For all U.S. dollar amounts reported, the company has calculated the dollar amount on the basis that $1 = RMB 7.8175 for 2006 in its balance sheet, $1 = RMB 8.0734 for its 2005 balance sheet, and $1 = RMB 8.2865 for its 2004 balance sheet, which was determined based on the currency conversion rate at the end of each such year. The conversion rate of $1 = RMB 7.98189 is used for it 2006 income statement and cash flow items, $1 = RMB 8.20329 for its 2005 income statement and cash flow items, and $1 = RMB 8.28723 for its 2004 income statement and cash flow items, which is based on the average currency conversion rate for each year. The detailed description of currency conversion is indicated in the audit report. References to “China” and “PRC” are references to “People’s Republic of China.” References to “Cayman” or “Cayman Islands” are references to the “Cayman Islands.”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 3, 2007, we entered into a share exchange agreement with International Lorain Holding, Inc., a Cayman Islands company, and its sole shareholder, Mr. Hisashi Akazawa (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, Mr. Akazawa agreed to transfer all of the shares of the capital stock of International Lorain Holding, Inc. held by him, constituting all of the issued and outstanding stock of International Lorain Holding, Inc., in exchange for a number of newly issued shares of our Series B Voting Convertible Preferred Stock that would, in the aggregate, constitute at least 65.43 % of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and after giving effect to a financing transaction that resulted in gross proceeds to us of approximately $19.8 million. In connection with the Share Exchange Agreement, Mr. Akazawa agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of his shares of our Series B Voting Convertible Preferred Stock for a period of 12 months from the date of issuance of such stock.

On May 3, 2007 Mr. Akazawa, granted an option to Mr. Si Chen, Our Chief Executive Officer, for the purchase of up to 627,897 of his shares of our Series B Voting Convertible Preferred Stock along with any shares of Common Stock that such Series B Preferred Stock may be converted into, pursuant to the terms of an Option Agreement, dated as of May 3, 2007, between Mr. Akazawa and Mr. Chen (the “Option Agreement”). Pursuant to the Option Agreement, if Mr. Chen exercises his option to purchase such shares he will be bound to the lock-up provisions of the Share Exchange Agreement mentioned above to the same extent to which Mr. Akazawa is bound as if the Mr. Chen had been an original party to the Share Exchange Agreement.

On May 3, 2007, we entered into a securities purchase agreement with certain accredited investors (the “Securities Purchase Agreement”), pursuant to which we issued and sold to these investors 299,055.78 shares of our Series B Voting Convertible Preferred Stock and warrants for the purchase of up to an aggregate of 1,398,065 shares of our Common Stock for approximately $19.8 million. At the same time, we entered into a registration rights agreement (the “Registration Rights Agreement”), with these investors under which, among other things, we agreed to register the shares of our common stock issuable upon conversion of our Series B Voting Convertible Preferred Stock as well as shares of our common stock issuable upon exercise of the warrants we issued to the investors within a pre-defined period. The number of underlying shares and the stated exercise price reflects the contemplated 1-for-32.84 reverse stock split of our outstanding common stock.

In connection with the Securities Purchase Agreement, our controlling stockholder Hisashi Akazawa and Chief Executive Officer Si Chen entered into a make good escrow agreement whereby Mr. Akazawa and Mr. Chen pledged a certain number of shares of our Series B Voting Convertible Preferred Stock to the investors in order to secure the company’s make good obligations. See Item 2.01 of this report below for more details.

In connection with the Securities Purchase Agreement, we agreed to issue warrants to Sterne Agee & Leach, Inc. and its potential designee(s) for the purchase of up to an aggregate of 16,069,594 shares of our common stock (or 489,330 shares on a post-reverse-split basis), which warrants are for a term of 3 years and have an exercise price of $0.1294153 per share(or $4.25 per share on a post-reverse-split basis), and include piggyback registration rights to register such shares (the "Warrants").

In connection with the above transactions, on May 3, 2007 we entered into a cancelled and escrow agreement with Halter Financial Investments, L.P. (“HFI”), Halter Financial Group, L.P. (“HFG”) and Securities Transfer Corporation (the “Cancellation and Escrow Agreement”), whereby HFI and HFG agreed to deposit into escrow 229,227 shares of our common stock that they will hold upon conversion of their Series A Voting Convertible Preferred Stock into common stock (taking into account the contemplated 1-for-32.84 reverse stock split and the conversion of Series B Voting Convertible Preferred Stock into common stock) and agreed that if we report, on a consolidated basis, in our Annual Report filed with the U.S. Securities and Exchange Commission, net income of $12.5 million for fiscal 2008, HFI and HFG will transfer to us for cancellation such shares in order to reduce the ownership of a certain group of stockholders. If this performance threshold is not met, such shares will be returned to HFI and HFG.

Copies of the Share Exchange Agreement and Option Agreement are filed as Exhibits 2.1 and 3.4, respectively, to this report. Forms of the Securities Purchase Agreement and Registration Rights Agreement are filed as Exhibits 10.1 and 4.4, respectively, to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 3, 2007, we completed an acquisition of Lorain Holding pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Lorain Holding is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we acquired Lorain Holding in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Lorain Holding, except that information relating to periods prior to the date of the reverse acquisition only relate to Millennium Quest, Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

Overview

We are a Delaware corporation that was incorporated on February 4, 1986 and we are headquartered in Shandong Province, China. From our inception in 1986 until May 3, 2007, when we completed a reverse acquisition transaction with Lorain Holding, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

We develop, manufacture and sell convenience foods (foods like cut fruit and premixed salads, which are known as lightly processed -- our convenience foods include ready-to-cook (or RTC) meals, ready-to-eat (or RTE) meals and meals ready-to-eat (or MREs), chestnut products, and frozen, canned and bulk foods, in hundreds of varieties. We operate through our indirect Chinese subsidiaries. Our products are sold in 19 provinces and administrative regions in China and 23 foreign countries.

Background and History of Lorain Holding and its Operating Subsidiaries and Affiliates

Lorain Holding was incorporated in the Cayman Islands in August 2006. Lorain Holding presently has two direct, wholly-owned Chinese operating subsidiaries: Luotian Lorain and Junan Hongrun, one indirect wholly owned operating subsidiary: Beijing Lorain, and one majority-owned subsidiary, Shandong Lorain, which is 80.2% owned by us (with Shandong Economic Development Investment Co. Ltd. owning the remaining 19.8% interest). We sometimes refer to these four Chinese operating subsidiaries as the Lorain Group Companies.

Shandong Lorain was formed in 1995; Junan Hongrun was formed in 2002, and Luotian Lorain and Beijing Lorain were both formed in 2003.

Acquisition of International Lorain Holding, Inc. and Related Financing

Through the reverse acquisition of Lorain Holding we acquired all of the issued and outstanding capital stock of Lorain Holding, which became our wholly-owned subsidiary, and in exchange for that capital stock we issued to the former stockholder of Lorain Holding, Mr. Hisashi Akazawa, 697,663 shares of our Series B Voting Convertible Preferred Stock, which shares of preferred stock will be converted into 16,307,872 shares of our common stock, immediately following the effectiveness of an amendment and restatement of our charter that will, among other things, increase the number of our authorized shares of common stock from 20,000,000 to 200,000,000 shares and effectuate a 1-for-32.84 reverse stock split. We expect to file this amendment and restatement of our Restated Certificate of Incorporation within the next forty-five days. Upon the consummation of the reverse acquisition, the former stockholder of Lorain Holding, Mr. Akazawa, become our controlling stockholder. In connection with the reverse acquisition, Mr. Akazawa agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of his shares of our Series B Voting Convertible Preferred Stock for a period of 12 months from the date of issuance of such stock.

On May 3, 2007 Mr. Akazawa, granted an option to Mr. Si Chen, our Chief Executive Officer, for the purchase of up to 627,897 of his shares of our Series B Voting Convertible Preferred Stock along with any shares of Common Stock that such Series B Preferred Stock may be converted into, pursuant to the terms of an Option Agreement, dated as of May 3, 2007, between Mr. Akazawa and Mr. Chen. Pursuant to the Option Agreement, if Mr. Chen exercises his option to purchase such shares he will be bound to the lock-up provisions of the Share Exchange Agreement to the same extent to which Mr. Akazawa is bound as if the Mr. Chen had been an original party to the Share Exchange Agreement.

Upon the closing of the reverse acquisition, Timothy P. Halter, our sole director and officer, submitted his resignation letter pursuant to which he resigned from all offices of Millennium Quest that he held effective immediately and from his position as our director effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934. We expect that Mr. Halter’s resignation will become effective on or about May 19, 2007. Si Chen was appointed as our director and Chairman at the closing of the reverse acquisition of Lorain Holding.

Contemporaneous with the reverse acquisition, we also completed a private placement transaction in which we issued and sold to accredited investors 299,055.78 shares of our Series B Voting Convertible Preferred Stock and warrants for the purchase of up to an aggregate of 1,398,065 shares of our Common Stock for gross proceeds of approximately $19.8 million. These shares of Series B Voting Convertible Preferred Stock will convert into 6,990,401 shares of our common stock at the effective time of an amendment and restatement of our Restated Certificate of Incorporation that will, among other things, increase the number of shares of our authorized common stock from 20,000,000 to 200,000,000 shares and effectuate a 1-for-32.84 reverse stock split. We have to increase our authorized common stock so that there will be enough shares of authorized common stock available for issuance upon conversion of our Series B Voting Convertible Preferred Stock.

In connection with the private placement mentioned above, our majority stockholder, Mr. Hisashi Akazawa, and our Chief Executive Officer, Mr. Si Chen, entered into an escrow agreement with the private placement investors. Pursuant to the escrow agreement, Mr. Akazawa and Mr. Si Chen agreed to certain “make good” provisions. In the make good escrow agreement, we established minimum after tax net income thresholds of $9.266 million for the fiscal year ending December 31, 2007 and $12.956 million for the fiscal year ending December 31, 2008. If the minimum after tax net income thresholds for the fiscal year 2007 or for the fiscal year 2008 are not achieved, then the investors will be entitled to receive additional shares of our common stock based upon a pre-defined formula agreed to between the investors and Mr. Akazawa. Mr. Akazawa deposited a total of 302,336 shares of our Series B Voting Convertible Preferred Stock, which are convertible into 7,067,104 shares of our common stock after reverse stock split, into escrow with Securities Transfer Corporation under the escrow agreement.

In connection with the Securities Purchase Agreement, we agreed to issue warrants to Sterne Agee & Leach, Inc. and its potential designee(s) for the purchase of up to an aggregate of 16,069,594 shares of our common stock (or 489,330 shares on a post-reverse-split basis), which warrants are for a term of 3 years and have an exercise price of $0.1294153 per share(or $4.25 per share on a post-reverse-split basis), and include piggyback registration rights to register such shares (the "Warrants").

In connection with the acquisition of Lorain Holding, on May 3, 2007 we entered into a cancelled and escrow agreement with HFI, HFG and Securities Transfer Corporation, whereby HFI and HFG agreed to deposit into escrow 229,227 shares of our common stock that they will hold upon conversion of their Series A Voting Convertible Preferred Stock into common stock (taking into account the contemplated 1-for-32.84 reverse stock split and the conversion of Series B Voting Convertible Preferred Stock into common stock) and agreed that if we report, on a consolidated basis, in our Annual Report filed with the U.S. Securities and Exchange Commission, net income of $12.5 million for fiscal 2008, HFI and HFG will transfer to us for cancellation such shares in order to reduce the ownership of a certain group of stockholders. If this performance threshold is not met, such shares will be returned to HFI and HFG.

Our Industry

General

According to the USDA Economic Research Service, global food retail sales exceed $2 trillion annually, with supermarkets and hypermarkets (combination supermarket and department store) accounting for 53% of sales in 2003. The global food industry is fragmented with the world’s top 50 food manufacturers’ share of packaged food retail sales at less than 30% of the total market as of 2003 according to the Euromonitor (2004).

Global Food Market Trend

As disposable income of consumers has increased in many countries during the past few decades, consumers have begun to purchase fewer staples and more high-value food items, which are products such as meat, dairy, pasta, and frozen vegetables (as opposed to lower value items like rice or wheat). According to USDA, global sales of high-value products have been growing, with sales increasing by 25% since 1998. Food manufactures and suppliers responding to the trend have increased their investment in processing facilities or purchase of high-value foods. The decision of whether locally producing or purchasing often depends on the nature of products, regulation, environment and transaction cost comparison. Our products have been developed and are being developed to cater to the growing high-value food market.

Global Consumption Trend

According to the USDA, packaged foods account for a large share of total food expenditures among customers in high-income countries and the demand for convenience is growing. The United States, European Union and Japan account for over 50% of global sales of packaged foods. In developing countries, market retail trends also indicate strong growth in sales of packaged foods and demand for convenience. We hope to capitalize on the increasing sales of convenience foods and other high-value foods by increasing our production as the demand grows.

China’s Food Market

As incomes rise and urbanization increases within China, Chinese consumers are changing their diets and increasing demand for greater quality, convenience and safety in food. China’s food market is becoming segmented and demand for quality food by high-income households has fueled recent growth in the availability of such foods within the Chinese retail market. China’s urban per capita food expenditure in 2004 was RMB 2,710 (approximately $327), up 12% from that of 2003 (USDA, Economic Research Report No. ERR-32).

Convenience Food Industry

There is an increasing demand for convenience foods in developed countries, as well as among wealthy segments in developing countries. According to the USDA, the changes in food consumption patterns are largely driven by income growth and demographic factors, particularly lifestyle changes brought about by urbanization and similar forces.

According to a global online AC Nielsen Consumer Survey of 22,000 internet users around the world conducted in June 2006:

20% of all respondents frequently buy convenience food while 45% of all respondents buy convenience food occasionally;

56% of all respondents do not have enough time to cook (55% of respondents in the Asia Pacific region did not have enough time to cook);

25% of consumers who eat convenience food prefer all-in-one meals; and

44% of consumers make their purchases at a supermarket.

Chestnut Industry

The chestnut belongs to the Fagaceae family, along with oaks and beech trees. The chestnut, in contrast to many other tree nuts, contains small quantities of oil and is very high in complex carbohydrates. This makes them useful for a wider food range than other common ‘oily’ type nuts. They are very wholesome and nutritive food.

The following table compares the nutritional composition of chestnuts to apples:

Nutritional composition of Chestnut compared with Apple (per 100 g fresh fruit)

Constituent	Chestnut	Apple
Water (%)	52.5	84.8
Protein (g)	2.9	0.2
Fat (g)	1.5	0.6
Carbohydrate, total (g)	42.1	14.1
Thiamine (mg)	0.22	0.03
Riboflavin (mg)	0.22	0.02
Niacin (mg)	0.6	0.1
Calcium (mg)	27	7
Phosphorus (mg)	88	10
Iron (mg)	1.7	0.3
Sodium (mg)	6	1
Potassium (mg)	454	110

Source: USDA 1964, Handbook No. 8

According to the United Nation FAO Statistics Division (2006), China is the largest grower of chestnuts followed by Korea and Japan. In 2004, China’s production accounted for approximately 72% of the world’s total chestnut production. Japan, Korea, China and the European Union are also large consumers of chestnuts. The total consumption in these areas accounted for 89.8% of the world’s total consumption in 2004. The compound annual growth rate of world consumption of chestnuts is approximately equal to the compound annual growth rate of world production of chestnuts in the period of 2000 to 2004, which was 3.6%.

In recent years, chestnut production in Korea and Japan has declined. This has been attributed to the increasing labor costs and operational costs incurred in growing chestnuts. Because of the slowing domestic production, Korean and Japanese customers have grown to rely more on imported chestnut products.

Chestnuts are harvested in the fall. Traditionally, people eat chestnuts in the fall and winter. Chestnuts are commonly steamed, boiled, sugar stir-fried, roasted or added into dishes or desserts as an ingredient. Chestnut fruit is covered in a red inner skin and an outer hard shell. Chestnuts are typically peeled after being processed by traditional approaches.

Frozen, Canned and Bulk Food Industry

Frozen, canned and bulk foods are a large portion of the food industry. In 2006, China exported 4.42 metric tons of frozen vegetables, an increase of 8.55% over 2005 levels.

Our Products, Production Processes and Services

Our products are categorized into the following three types: convenience food, chestnut products, and frozen, canned and bulk food.

Convenience Foods

Our convenience food products are: ready-to-cook (or “RTC”) food products, ready-to-eat (or “RTE”) food products and meals ready-to-eat (or “MRE”) food products. Our convenience food products are seasoned foods. RTCs can be served after a couple of easy preparatory steps. RTEs can be consumed immediately and MREs are basically meal kits with self heating devices. Our convenience food products fit the modern food demands of consumers who require safe, wholesome, and tasty food that requires very little time or preparation.

Our best selling RTCs are Oden eggs and Cattle Bone Soup. Typically, when preparing an RTC, customers only need to heat the food in microwaves, or boil it for several minutes before enjoying the meal.

We also produce RTEs, the best selling of which is Smoked Fish and Stewed Beef with Sauce. Other RTEs include spiced beltfish, cherry tomato, spicy pork fillet, pork and egg roll, spicy source, pears and pineapples.

Our MREs are meal kits with self-heating devices (thus differing from the MRE food products which US customers associate with the phrase MRE). We produce various MREs focused on Chinese cuisine, the best sellers of which are our stir fried rice and stir fried noodles. Other MREs are based on other styles of food, such as Italian cuisine.

Our MREs are used in both military and civilian uses, such as camping, traveling, meals on trains, and other situations where a person does not have access to traditional cooking supplies and equipment, such as a stove or microwave.

Chestnut Products

We produce approximately 45 high value-added processed chestnut products, the best selling of which are our aerated open-bottom chestnuts (chestnuts packaged with nitrogen), sweet heart chestnuts (which are sweet preserved chestnuts), chestnuts in syrup (which is very popular in Japan and Korea), and chopped chestnut kernels. In addition, we have begun preliminary production of a chestnut extract that is produced from the chestnut’s inner skin (the extract had previously been discarded in the production process). We plan to sell this extract to Japanese food processors who sell the extract for use as an additive to foods and beverages.

Frozen, Canned and Bulk Food

We produce various frozen, canned and bulk foods, including frozen vegetables, frozen fruits, frozen fish, and frozen meats. The best selling frozen, canned and bulk foods are our chestnut in syrup, frozen peas and frozen chestnuts. Although they contributed 33.7% of the total revenue in 2006, the frozen, canned and bulk products’ gross margins are lower than the margins for chestnut products and convenience foods. However, the frozen, canned and bulk food portion of our business is able to mitigate the significant production seasonality of chestnut products and increase the utilization rate of our production capacity.

We are presently operating four facilities two of which are located in Junan County, Shandong Province, one in Luotian county, Hubei Province, and one in Miyun county, Beijing. The following table provides the name of our facilities, the year that operations commenced at the facilities and the size of the facilities.

Facility	Year Operations Commenced	Construction Size (square meter)
Junan Hongrun	2002	25,665
Shandong Lorain	1995	15,392
Luotian Lorain	2003	9,558
Beijing Lorain	2003	20,290

Current Production Lines

We currently manufacture our products using 13 production lines, including deep-freezing lines (which are used to freeze raw materials for year-round production and to produce frozen food), canning lines (which are used to produce canned food and canned chestnut products) and convenience food lines (which are used for producing RTCs, RTEs and MREs, all of which have nitrogen preservation capacity).

The following table shows the types of production lines at each facility, the product produced and the production capacity:

Facility	Production Lines	Amount	Capacity (metric tons per line per year)	Product
Shandong Lorain	Deep-freezing line	1	9912	Chestnut products
	Convenience food line	1	1425	Canned and frozen food Convenience food

Junan Hongrun	Deep-freezing line	1	9912	Chestnut products
	Canning line	4	5767	Canned and frozen food

Beijing Lorain	Deep-freezing line	1	9912	Chestnut products
	Convenience food line	3	1425	Frozen and canned food Convenience food

Luotian Lorain	Deep-freezing line	1	9912	Chestnut products
	Convenience food line	1	600	Frozen and canned food RTC & RTE (mainly fish)

We allocate the production lines for our various products among our facilities based upon the location of the facilities to take advantage of efficiencies in transportation of required raw materials. For example, all of our fish products are manufactured by Luotian Lorain, because the Luotian region is an area that has an abundance of the fish that we use as a raw material.

Although our production lines are multi-functional, we only have regulatory approvals to produce the products at our facilities that are currently being produced there. If we desire to produce other products at these facilities in the future, we would have to obtain additional regulatory approvals.

With limited exception, we produce our products all year round. Some of our chestnut products, however, are not produced year round and, therefore, there are times that our production lines are operating at less than full capacity.

Proposed Production Lines

We expect that our convenience food and chestnut products will be our main profit centers in 2007. Convenience food is the fastest growing portion of our business and the main catalyst of our growth. We currently have enough capacity for our chestnut products; however, we do not have enough capacity to satisfy existing demand for our convenience food products. Therefore, in 2007, we plan to construct three new production facility additions to existing plants, some with multiple production lines (for a total of six new lines) for the production of our convenience food products. In 2008, we plan to construct another new production facility addition at a new facility in Luotian County, China with three production lines for the production of our convenience food products and deep freezing. Each new facility addition in 2007 will contain a convenience food line that that also allows for nitrogen preservation of products. Finally, we plan to add additional frozen storage to complement the additional production lines. We estimate that the cost of constructing these new facility additions will be approximately $17,525,000.

The following table describes the proposed new production lines for our convenience food products.

Facility	Production Lines	Amount	Capacity (metric tons per line per year)	Proposed Year of Expansion
Junan Hongrun	Convenience food line	2	1500	2007
Beijing Lorain	Convenience food line	3	1500	2007
Luotian Lorain	Convenience food line	2	1500	2007
New Facility	Deep Freezing Line	1	9912	2008
	Convenience food line	2	1500	2008

Current Storage Capacity

Storage of our raw materials and inventory is a critical element of our business. Our raw materials, half-done and partially finished products need to be preserved in frozen storages (-18ºC to -20ºC) or constant temperature storages (-5ºC to 5ºC).

The following table illustrates on a facility by facility basis the type and capacity of our storage resources.

Facility	Storage	Number of Storage Units	Capacity (metric tons)
Junan Hongrun	Frozen Storage	5	2000
	Constant Temperature	8	4800

Shandong Lorain	Frozen Storage	5	2000
	Constant Temperature	3	1500

Luotian Lorain	Frozen Storage	8	4500

Beijing Lorain	Frozen Storage	4	1850
	Constant Temperature	3	1800

TOTAL			18,450

Future Storage Capacity

We plan to enlarge our storage capacity along with the planned expansion of our production capacity. By the end of 2007, we expect that our total storage capacity will reach 22,450 metric tons, and by the end of 2008, we expect that our total storage capacity will reach 25,450 metric tons.

The following table illustrates our planned additional frozen and constant temperature storage capacity.

Facility	Storage	Capacity (metric ton)	Year of Expansion
Junan Hongrun	Frozen Storage	1000	2007
Luotian Lorain	Frozen Storage	2000	2007
Beijing Lorain	Frozen Storage	1000	2007
New Facility	Frozen Storage	3000	2008

Chestnut Harvesting Operations

Since 2003 we have grown our own chestnut trees in an attempt to reduce operating costs and ensure the availability of raw material supplies and quality of our products. Although we have self-supplied a large portion of our fresh vegetable needs, our agricultural operations to date have not been a significant source of raw materials.

We believe the development of agricultural facilities is a good strategy for long-term cost-savings. For instance, by growing Korean superior cultivar chestnuts domestically, we will be able to use our Korean-style chestnuts grown in China as a substitute for those imported from Korea. Unlike most vegetables and fruits, chestnut trees have a 3-5 year growing phrase before they can be harvested. Our current chestnut planting base is expected to start supplying chestnuts in 2007. By 2010, our current chestnut agricultural operations are projected to harvest around 700 metric tons of high-end chestnuts based on the number of tress currently planted and planned expansion of our chestnut agricultural operations.

Our current agricultural operations are illustrated by the following table.

Harvest	Area (Acre)	Location
Chestnut (Korean, Japanese, Australian cultivar)	329	Shandong

Chestnut (Japanese cultivar)	165	Beijing

Sticky Corn	329	Beijing

Green Pea &Sweet Corn	297	Beijing

Pumpkin	82	Heilongjiang

We plan to expand our agricultural operations this year. Among other things, we plan to develop an 824 acre Korean-type chestnut farm, located in China. The following table illustrates the proposed expansion of our agricultural operations.

Harvest	Area (Acre)	Location
Organic Chestnut	165	Beijing
Mixed Vegetables	494	Hebei
Japanese Pumpkin	329	Inner Mongolia

Production Seasonality

Our raw materials are mostly fresh agricultural products. Therefore, we are subject to production seasonality by product, though we are able to maintain overall year-round production by altering the product in production to match the seasonally available raw materials. For example, the main processing season for chestnut products is from the latter half of August to the next January. During the busy season, our chestnut production lines are running with full capacity. In other periods, we still maintain a small amount of chestnut production by utilizing frozen chestnuts.

The typical production seasons for our products are as follows:

1.	We produce convenience foods year round.

2.
We produce frozen, canned and bulk vegetables & fruits primarily from April through August, our peak season, although we do produce some frozen, canned and bulk vegetables & fruits throughout the year.

3.	We produce our chestnut products from August through January of the following year.

Our Suppliers of Raw Materials

In 2006 about 85 percent of our raw materials consisted of agricultural products; 12 percent consisted of packaging materials and 3 percent consisted of condiments.

Our business depends on obtaining a reliable supply of various agricultural products, including fresh produce, red meat, fish, eggs, rice, flour and chestnuts. We self-supplied less than 5% of our total raw material needs in 2006 (by value). In addition, we also purchased packaging materials, sugar, condiments and other products we need for production. We believe our raw materials to be in adequate supply and generally available from numerous sources.

In order to control procurement costs, we located our facilities near our raw material suppliers. For example Junan Hongrun and Shandong Lorain are located in Shandong Province, which, the National Bureau of Statistics of China reports is China’s largest supplier of fresh produce in volume terms. Shandong Providence is also a major chestnut producing region.

By using local procurement, we reduce our costs, especially transportation costs, and are able to acquire first-hand harvest and market information. However, despite our efforts some raw materials with special properties must be imported. For example, we have to use South Korean chestnuts and sugar to manufacture some chestnut products at the required quality level. To reduce our dependence on imports, we have begun to grow Korean-style chestnuts in China and will expand the growing area in 2007, which will provide us with a substitute for these expensive imported chestnuts in the future.

Our raw materials presently come from three sources: markets overseas, domestic procurement (excluding self-supply), and self-supply. Domestic procurement (including self-supply) is the biggest source of our raw materials in value terms and accounted for 90.5% of our total raw material costs in 2006 (self-supply has not been a significant source to date -- accounting for less than 5% of our total raw material costs in 2006). In 2006, overseas procurement accounted for 9.5% of our total raw material costs.

We generally purchase the raw materials that we use to produce our products from wholesalers, who collect agricultural products directly from farmers. However, we do occasionally work directly with farmers. For instance, we operate an initiative we refer to as “Green-moist base” which involves a series of cooperation and lease agreements between Shandong Lorain, Beijing Lorain and local farmers. The Green-moist base involves approximately 6,000 mu (approximately 1,000 acres) of land which is used primarily to produce Japanese and Korean style chestnuts, sticky corns, and pumpkins for our operations.

We have a long-term relationship with many international and domestic suppliers. Each year we select those who can offer us the best prices without compromising on quality. We typically rely on many suppliers each year. The top 10 suppliers accounted for 17.22% of the total procurement in 2006 in value terms.

The following table lists the name of our top ten suppliers, the dollar value of the raw materials supplied and the percentage of total raw materials (by cost) supplied.

Top 10 Suppliers (2006)

Supplier	Supply Value $ 1USD=7.8RMB	Percentage of Total Raw Material Cost
Youli Duan	856,300	2.99%
Youcun Min	783,192	2.74%
Fuzhou Jinlingsheng Food Company	698,401	2.41%
Guo Qi	511,085	1.79%
Guangquan Wang	432,039	1.51%
Hyup Sung Nongsan Agricultural	376,580	1.32%
Jianjiang Xu	339,333	1.19%
Shuaishuai Zhang	322,928	1.13%
Jinbao Yuan	315,887	1.1%
Hainong Co. Ltd.	302,651	1.06%

To ensure high quality, we have strict standards for our suppliers. We have an internal procurement employee who travels to the harvest location during harvest season to select high quality materials and supervise the harvest process.

The prices of agricultural materials reflect external factors such as weather conditions, and commodity market fluctuations. We are unable to control these external factors; however we strive to get the best prices each year for each product. We have a procurement employee who stays at the harvest market during harvest season and sends back daily price information to us so that we can purchase raw materials at the best available prices. Internationally, we collect daily reported price information and utilize it in our decision making process. In addition, each year we predict the expected harvest yields. If the harvest is expected to be good, we anticipate that the raw material price will decrease and we will use that information to lock in the best price.

Our Customers

In China, we sell our products to supermarket chains, large wholesalers, and others. We are long-term suppliers of approximately 40 Wal-Mart stores and more than 30 Metro stores. We also supply to Carrefour, Hualian, Nong-gong-shan, Suguo, Jusco, Lianhua, and RT-mart. We also sell to small customers through our contract sales representatives in order to reduce sale effort. We plan to gradually increase the portion of direct sales to our supermarket and chain store clients by reducing the amount sales that are made through wholesalers.

Internationally, we sell directly to wholesalers, food processors and mass merchandisers. Being in the food business for more than a decade, we have established long-term relationships with many international customers, especially in Japan and Korea. Many of our customers are well known in their national food market. We are a major chestnut product supplier to several customers, including Shinsei Foods Co. Ltd., Yamato and Traders Co., and Tokai Denpun Co.

Our top ten customers contributed 50.7% of the total revenue in 2006. The following table names our largest customers and provides the dollar value of sales to these customers and the percentage contribution to revenues made by these customers.

2006 Top 10 Customers

Customers	Value	Contribution
Shandong Lvan Import & Export Co., Ltd.	$6,587,174.76	13.46%
Shinsei Foods	$5,584,708.14	11.41%
Wal-Mart (China)	$3,076,351.50	6.29%
Tokaid Denpun. Co.	$2,882,773.68	5.89%
Yamato and Traders Co.	$2,890,676.68	5.91%
The Sultan Center CO.P.	$1,453,985.67	2.97%
NC Sogo Kaihatsu Co., Ltd	$629,290.69	1.29%
Daiichi Metax Co.	$569,136.15	1.16%
Al Rabah Trading	$568,881.64	1.16%
Korea New Oriental	$557,955.37	1.14%
Total	$24,800,934.27	50.69%

Our Sales and Marketing Efforts

We seek to expand our client base by:

1.	Direct sales communications with our larger customers, such as Wal-Mart;

2.	Referrals from existing customers; and

3.	Participating in domestic and international food exhibitions and trade conferences.

Domestically, in 2006, we sold 86.5% of our products directly to our customers with the remaining 13.5% being sold through Shandong Loan, a food trading company that we have contracted with. Our sales area covers 19 provinces and administrative regions in China and 23 countries globally.

About 59% of our total export sales are to Japan and South Korea, about 7% of our total export sales are to the European Union; 33% of our total export sales are to Asia (outside of Japan and South Korea) and about 1% of our total export sales are to North America.

Our export sales destinations include:

1.	Asian and Middle Eastern countries including Japan, South Korea, Singapore, the Philippines, Malaysia, Kuwait, the United Arab Emirates, Saudi Arabia, Yemen, Israel, and Qatar;

2.	European countries, including Belgium, Germany, France, Netherlands, Spain, and Sweden; and

3.	North American countries, including the U.S. and Canada.

Japan and South Korea are our largest foreign markets, accounting for approximately 59% of our 2006 total exports, followed by Asia (other than Japan or Korea) and Europe.

We sell our products both under the “Lorain” and “Yimeng Lorain” brand and under private labels. We have not spent a significant amount of capital on advertising in the past. However, we plan to commence a branding and advertising strategy in the second half of 2007 that will reinforce our domestic branding using customer promotions and media advertising, and establishing international branding by increasing our market presence, attending more international exhibits and similar activities.

Our Competition and Our Market Position

The overall food market is fragmented. According to USDA, the world’s top 50 food manufacturers’ shares of packaged food retail sales was less than 30% of the total in 2003. We do not have a significantly large market share, and are subject to different competitive conditions in each business division.

Chestnut Products

The world market for chestnut products is highly fragmented. The total world-wide consumption of chestnuts was around 1 million metric tons in 2004, according to the UDSA.

We compete primarily on the basis of the uniqueness of our products, quality, price and market recognition. We utilize proprietary and patented technology in the production of our chestnut products. We believe that the use of this technology gives us an advantage over our Chinese competitors by allowing us to produce chestnut products that are superior in quality and to offer more varieties of products than those of our Chinese competitors. We believe that we enjoy cost advantages over our foreign competitors due to the lower labor and procurement costs in China.

Our strongest competitors in the Chestnut product market are Hebei Liyun and Foodwell (a Korean company).

Convenience Food Products

The production and sale of convenience food products is currently only a small portion of our total production, but we expect convenience foods to be an important growth area for us in the future.

Convenience food products market competition is based mostly upon quality and product variety.

We use modern food processing technology, such as nitrogen preservation and self heating devices, in the production of our convenience food products. Nitrogen preservation is an innovative technology which has not been widely applied in China. With an increasing demand for wholesome, tasty and safety convenience food we can utilize our established relationship with numerous customers, especially large supermarket chains, to market our convenience foods. We have determined that our marketing efforts for convenience food will mainly focus on the domestic Chinese market.

The convenience food market in China is highly fragmented and we do not face competitive pressure from any single competitor or small group of competitors.

Frozen, Canned and Bulk Food Products

Our frozen, canned and bulk food division was previously a crucial portion of our business. Despite its historical importance, because of its relatively low gross margin, we expect that the contribution of this business sector to our total revenues will gradually decline.

In the frozen, canned and bulk food product market competition is based mostly upon quality, ability to provide a reliable product supply and customer relationships.

Our strongest competitors in the frozen, canned and bulk food products market are Weitang Langdong, Yuyao Hongji Food Co. Ltd. and YantaiPengshun Food Co. Ltd.

Competitive Advantages

We believe that we have a lower cost and more abundant labor supply than our international competitors. Labor cost is a large portion of total operating costs for food companies, so keeping labor cost low provides us with a competitive advantage over our international peers.

We seek to manage our raw material costs by partially self-supplying various raw materials to our operations. We also locate our production facilities in locations that are close to our main sources of raw materials used in the production of our products at those facilities. This emphasis on location provides us with first-hand market awareness and lower transportation costs. We believe this location strategy provides us with an advantage over our competitors who do not similarly locate their production facilities in the vicinity of their raw material suppliers.

We seek to use modern food processing technology and innovation in our formulations and manufacturing processes to create high quality products. We regularly test our products with customers to ensure that we are providing high quality products. We maintain high food safety standards, which satisfy both domestic and international requirements.

We offer a large variety of products, numbering in the hundreds. We are the sole supplier of some products in China, such as bottom-open chestnuts and chestnut inner-skin extract. We believe that we are able to provide our customers with greater selection and a more reliable supply than many of our customers, which is especially important for our supermarket chain and large wholesaler customers.

Our Research and Development

Our research and development efforts are focused on three objectives:

1.Superior product safety and quality;

2.The reduction of operating costs; and

3. Sustaining growth through the development of new products.

We have research and development staff at each of our facilities. In total, about 30 of our personnel are dedicated to research and development.

We rely heavily on customer feedback to assist us in the modification and development of our products. We also utilize customer feedback to assist us in the development of new varieties of products. On average, we add ten to twenty new varieties to our product portfolio each year. We also phase out about 3 to 5 products each year.

The amount we spent on research and development activities during the fiscal years ended December 31, 2006, 2005 and 2004 was not a material portion of our total expenses for those years.

Our Intellectual Property

Trademarks

We use the trademarks “” and “”on all of our domestically sold products and international sales throughout Asia.

Patents

We do not have any patented technology. However, we have developed three proprietary technologies that we have filed patent applications for.

The first proprietary technology that we are in the process of patenting relates to the production of Oden egg packages. Oden is a Japanese style dish consisting of several ingredients such as boiled eggs, daikon radish, konnyaku and processed fish cakes stewed in a light, soy-flavored dashi broth. Ingredients vary according to region and between each household. Our technology relates to the process we use to control the sterilization of the packages that contain the Oden eggs and related food products.

The second technology that we have filed a patent application for relates to the production of our sweetheart chestnut products, which are preserved chestnut products. The proprietary technology relates to the process that we use to distribute the syrup used in the processing of these preserved chestnuts evenly throughout the chestnuts. The process also enhances the texture and preserves the natural form of the chestnut.

The third technology that we have filed a patent application for relates to the method and process that we use to produce an extract from the chestnut’s inner skin. In the past, the chestnut inner skin had been discarded as a waste product. This method allows us to produce an extract that can then be sold to other food processors (all of whom are currently based in Japan) who package and sell the extract for use in combination with other foods or drinks.

Our Employees

As of February 28, 2007, we had a total of 1,253 full-time employees and 227 part-time employees. Among 1,253 full-time employees, 282 of them have signed the employment contracts with Shandong Lorain, and the remaining have signed their employment contracts with Linyi Zhifu Labor Service Company, an outside company that provides employees to meet our staffing needs. We compensate the employees of Linyi Zhifu Labor Service Company directly for the services of the employees rendered to us, paying Linyi Zhifu Labor Service Company a service fee. The following table illustrates the allocation of these personnel (both direct employees and leased employees) among the various job functions conducted at our company.

Department	Number of Employees
Production	1,091
Quality Control	19
Domestic Sales	19
Human Resources	4
Research and Development	26
International Sales	25
Finance	15
Sourcing	14
Admin	22
Strategic planning	4
Storage and Distribution	12
Trade Union	2
Total	1,253

We believe that our relationship with our employees is good. We compensate our production line employees by unit produced (piece work) and compensate other employees by salaries and bonus based on performance. We also provide training for our staff from time to time to enhance their technical and product knowledge as well as their knowledge of industry quality standards.

We have not experienced any significant problems or disruption to our operations due to labor disputes, nor have we experienced any difficulties in recruitment and retention of experienced staff.

One of our Chinese subsidiaries, Shandong Lorain has a trade union which protects employees’ rights, aims to assist in the fulfillment of its economic objectives, encourages employee participation in management decisions and assists in mediating disputes between us and union members.

As required by applicable Chinese laws, we have entered into employment contracts with all of our officers, managers and employees.

Our employees in China participate in a state pension scheme organized by Chinese municipal and provincial governments. We are required to contribute to the scheme at a rate of 20%, 19% and 19% of the average monthly salary for the fiscal years ended December 31, 2006, 2005 and 2004, respectively. Most of the personnel that provide labor to our company are employed by an outside company. We compensate the employees of that company directly for the services rendered to us and that company pays the employee’s contribution to the pension scheme.

In addition, we are required by Chinese laws to cover employees in China with various types of social insurance. We have purchased social insurance for all of our employees. We are required to contribute to the scheme at a rate of 4%, 4% and 3% of the average monthly salary. As is the case with pension scheme payments, most of the personnel that provide labor to our company are employed by an outside company. We compensate the employees of that company directly for the services rendered to us and that company pays the employee’s social insurance.

Our Facilities

All land in China is owned by the Chinese government. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, land use rights are granted for a period of up to 50 years. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We currently have land use rights to 10 parcels of land with approximately 257,641.9 square meters in aggregate (excluding 78,670.6 square meters pending land use right of Beijing Lorain), consisting of manufacturing facilities, office buildings and land reserved for future expansion. Our land is located in Junan county, Shandong Providence and Luotain county, Hubei Providence. We have fully paid for these land use rights. We are in the process of acquiring land use rights for our property in Beijing Providence, and currently occupy such lands pursuant to a grant of authority by the government.

We also own approximately 54 buildings with approximately 43,137 square meters of space in the aggregate outside of Beijing. In Beijing we have 6 buildings, totaling approximately 65,767.24 square meters, are undergoing the application of real property rights. Some of our real property is subject to liens that are security for our bank borrowings.

We currently operate the following manufacturing plants:

Shandong Lorain operates a manufacturing plant that consists of a deep freezing line and two convenience food lines, with capacities of 9,912 and 1,425 metric tons per line per year each, respectively.

Junan Hongrun operates a manufacturing plant consisting of a deep freezing line and three canning lines with capacities of 9,912 and 5,767 metric tons per line per year, respectively.

Beijing Lorain operates a manufacturing plant consisting of a deep freezing line and four convenience food lines with production capacities of 9,912 and 1,425 metric tons per line per year each, respectively.

Luotian Lorain operates a manufacturing plant consisting of a deep freezing line and a convenience food line with capacity of 9,912 and 1,425 metric tons per line per year each, respectively.

We also plan to add additional lines in the future at three of our manufacturing plants, and to add an additional plant.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business needs.

Regulation

We are subject to national and local laws of China, including China’s environmental laws and regulations. Under the relevant Chinese environmental laws, all manufacturing enterprises must submit an environmental impact report to the relevant environmental protection authority before starting production operations. In addition, manufacturing enterprises must engage professional environmental organizations to monitor and report on pollutants and emission regularly. The main pollutants generated by our plants are solid waste and waste water. We have taken the necessary measures to control the discharge of these pollutants. We are in material compliance with the Chinese environmental laws and regulations as of December 31, 2006.

Moreover, under the relevant PRC Provisions on Sanitation of Food for Export (for Trial Implementation), unless an exporters products are exempted from inspection, an inspection is conducted by PRC’s entry-exit inspection and quarantine authorities in accordance with the PRC Law on Import and Export Commodity Inspection. We have not been exempted from inspection, however, we have been authorized by the relevant authorities to conduct self-inspection of our certain export products, and all of products that we export have been inspected and are qualified for exportation.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

We may not be able to obtain sufficient raw materials to satisfy our production requirements and any decline in the amount or quality of raw materials could reduce our sales and negatively affect our financial prospects.

In 2006, we procured approximately 16,181 metric tons of chestnuts and approximately 23,300 metric tons of vegetables and other raw materials from a number of third party suppliers and produced approximately 220 metric tons of chestnuts and approximately 1,980 metric tons of vegetables and other raw materials from our own agricultural operations. We may have to increase the number of our suppliers of raw materials and expand our own agricultural operations in the future to meet growing production demands. We may not be able to locate new suppliers who could provide us with sufficient materials to meet our needs and we may not be able to expand our own agricultural operations in a timely manner to satisfy our needs. Any interruptions to or decline in the amount or quality of our raw materials supply could materially disrupt our production and adversely affect our business and financial condition and financial prospects.

The average price we paid for our raw materials experienced significant fluctuation during the three years ended December 31, 2004, 2005 and 2006. These price fluctuations could result in fluctuations in our profit margins and could materially adversely affect our financial condition.

The average prices we paid for chestnuts in 2004, 2005 and 2006 were approximately $805 per metric ton, $884 per metric ton, and $713 per metric ton respectively, excluding any value added tax assessed on the purchased chestnuts. The prices that we pay for our raw materials may not be stable in the future. Price changes may result in unexpected increases in production costs, and we may be unable to increase the prices of our products to offset these increased costs and therefore may suffer a reduction to our profit margins. We do not currently hedge against changes in our raw material prices. If the costs of raw materials or other costs of production and distribution of our products increase further, and we are unable to entirely offset these increases by raising the prices of our products, our profit margins and financial condition could be adversely affected.

Our sales and reputation may be affected by product liability claims, litigation, product recalls, or adverse publicity in relation to our products.

The sale of products for human consumption involves an inherent risk of injury to consumers. We face risks associated with product liability claims, litigation, or product recalls, if our products cause injury, or become adulterated or misbranded. Our products are subject to product tampering, and to contamination risks, such as mold, bacteria, insects and other pests, shell fragments and off-flavor contamination during the various stages of the procurement, production, transportation and storage processes. If any of our products were to be tampered with, or become tainted in any of these respects and we were unable to detect this, our products could be subject to product liability claims or product recalls. Our ability to sell products could be reduced if certain pesticides, herbicides or other chemicals used by growers have left harmful residues on portions of the crop or that the crop has been contaminated by other agents.

Although we have never had a product recall in the past, we have experienced product liability claims that were made by our customers. On average, we experience and expect to continue to experience product liability claims in the amount of approximately $30,000 to $40,000 per year. However, we have no control over the amount of claims made in any year and larger claims of product defect or product liability may be made in the future.

We would be liable for the full amount of any damages awarded against us in any product liability claim. As the insurance industry in China is still in an early stage of development, business insurance is not readily available in China. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. Product liability claims and product recalls could have a material adverse effect on the demand for our products and on our business goodwill and reputation. Adverse publicity could result in a loss of consumer confidence in our products.

We may be unable to manage future rapid growth.

We have grown rapidly over the last few years. Our sales increased by 77% from $27,735,833 in 2004 to $49,560,957 in 2006. The number of product types we sold increased from approximately 100 in 2004 to approximately 192 in early 2007. We intend to continue to expand the volume and variety of products we offer, as well as the geographical scope of our sales and production facilities. Our business growth could place a significant strain on our managerial, operational and financial resources. Our ability to manage future growth will depend on our ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage our workforce. We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our future growth. Failure to effectively manage our expansion may lead to increased costs, a decline in sales and reduced profitability.

Our expansion strategy may not prove successful and could adversely affect our existing business.

Our growth strategy includes the expansion of our manufacturing operations including new production lines and agricultural operations. In the past few years, we have expanded rapidly. In 2003, Luotian Lorain set up one production line with a production of 600 metric tons per year, and in 2004, a second production line with a production of 9,912 metric tons per year. In 2003, Beijing Lorain set up one production line with a production of 9,912 metric tons per year, and in 2004, three additional production lines with a production of 1,425 metric tons per year per line. In both 2005 and 2006, Shandong Lorain establish Chestnut planting bases. Beijing Lorain established a Chestnut planting base in 2005, a sticky corn and sweet corn planting base in 2004 and pumpkin planting base in 2005. We also plan to expand our sales in China and internationally. We will need to engage in various forms of promotional and marketing activities in order to develop branding of our products and increase our market share in new and existing markets.

The implementation of this strategy may involve large transactions and present financial, managerial and operational challenges. We could also experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware. We may have difficulty in successfully expanding the sale of our products in areas that have not traditionally experienced high levels chestnut consumption due to lack of chestnut familiarity. If we fail to generate sufficient sales in new markets or increase our sales in existing markets, we may not be able to recover the production, distribution, promotional and marketing expenses, as well as administrative costs, we have incurred in developing such markets.

The acquisition of other businesses could pose risks to our profitability.

We may try to grow through acquisitions in the future. Any proposed acquisition could result in accounting charges, potentially dilutive issuances of equity securities, and increased debt and contingent liabilities, any of which could have a material adverse effect on our existing business and the market price of our common stock. Acquisitions, in general, entail many risks, including risks relating to the failed integration of the acquired operations, diversion of management’s attention, and the potential loss of key employees of the acquired organizations. We may be unable to integrate successfully businesses or the personnel of any business that might be acquired in the future, and our failure to do so could have a material adverse effect on our business and on the market price of our common stock.

We are subject to risks of doing business internationally. If the international market does not grow as we expect, our business and financial condition may be adversely affected.

We conduct a substantial amount of business with overseas distributors primarily from Japan, Korea, countries in Asia and western countries. During the year ended 2004, 2005 and 2006, sales outside China accounted for 45%, 44% and 52% of our total sales, respectively. Our international operations are subject to a number of inherent risks, including:

•	chestnut products may not be widely recognized internationally, especially in western countries;

•	local economic and political conditions, including disruptions in trading markets;

•	restrictive foreign governmental actions, including restrictions on transfers of funds and trade;

•	protection measures, including export duties and quotas and customs duties and tariffs;

•	currency exchange rate fluctuations; and

•	earthquakes, tsunamis, floods or other major disasters may limit the imported food products.

Any of the foregoing risks could have a material and adverse effect on our operating results. As a result, our products and our revenues would be decreased and we may need to adjust our market strategy.

We mainly rely on distributors to sell our products. Any delays in delivery or poor handling by distributors and third-party transport operators may affect our sales and damage our reputation.

In 2006, we sold over 81% of our products through over 180 distributors. We rely on these distributors for the distribution of our products. A significant portion of our revenues historically have been derived from a limited number of domestic supermarkets and international distributors, particularly in our chestnut processing business. The sales to our five largest customers and overseas retailers accounted for approximately 27%, 37%, and 43% of our total revenue in 2004, 2005 and 2006 respectively. The loss of any of these customers and international distributors or a material decrease in purchases could result in decreased sales and adversely impact our revenues.

Additionally, the distribution service provided by these distributors could be suspended and could cause interruption to the supply of our products to overseas retailers in the case of unforeseen events. Delivery disruptions may occur for various reasons beyond our control, including poor handling by distributors or third party transport operators, transportation bottlenecks, natural disasters and labor strikes, and could lead to delayed or lost deliveries. Poor handling by distributors and third-party transport operators could also result in damage to our products. If our products are not delivered to retailers on time, or are delivered damaged, or our products are contaminated during the stage of transportation or storage, we would be liable for the compensation, and we could lose business and our reputation could be harmed.

The development and introduction of new products is key to our expansion strategy. Failure to do so may cause us to lose our competitiveness in the food industry and may cause our profits to decline.

If we are unable to gain market acceptance or significant market share for the new products we introduce, then we will incur development, production and marketing costs which we would not be able to recover. We constantly introduce new packaging and new flavors for our products. For example, we have introduced 15 new products in 2006, and we will be introducing about 20 new products in 2007. The success of the new products we introduce depends on our ability to anticipate the tastes and dietary habits of consumers and to offer products that appeal to their preferences. We intend to introduce new product lines including different flavors, different sizes and packaging. We may not be able to gain market acceptance or significant market share for our new products. Consumer preferences change, and any new products that we introduce may fail to meet the particular tastes or requirements of consumers, or may be unable to replace their existing preferences. Our failure to anticipate, identify or react to these particular tastes or changes could result in reduced demand for our products, which could in turn cause us to be unable to recover our development, production and marketing costs, thereby leading to a decline in our profitability.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our research and development, operations and revenue.

The Lorain Group Companies were founded in 1995 by Mr. Si Chen, our chairman and chief executive officer. Since then, Mr. Chen and our senior management team have developed us into a leading food production company. Mr. Chen, together with other senior management, has been the key driver of our strategy and has been fundamental to our achievements to date. The successful management of our business is, to a considerable extent, dependent on the services of Mr. Chen and other senior management. The loss of the services of any key management employee or failure to recruit a suitable or comparable replacement could have a significant impact upon our ability to manage our business effectively and our business and future growth may be adversely affected.

We compete for qualified personnel with other food processing companies, food retailers and research institutions. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

We face increasing competition from both domestic and foreign companies, which may affect our market share and profit margins.

The food industry in China is fragmented. Our ability to compete against other national and international enterprises is, to a significant extent, dependent on our ability to distinguish our products from those of our competitors by providing large volumes and high quality products at reasonable prices that appeal to consumers’ tastes and preferences. Some of our competitors may have been in business longer than we have, may be better established in their markets. Our current or future competitors may provide products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect our profit margins. We cannot assure you that we will be able to compete effectively against current and future competitors.

We may be adversely affected by a change in consumer preferences, which may result in decreased demand for our products.

Consumer tastes can change rapidly due to many factors, including shifting consumer preferences, and spending habits. A general decline in the consumption of our chestnuts products and other products could occur as a result of a change in consumer preferences, perceptions and spending habits at any time and future success will depend partly on our ability to anticipate or adapt to such changes and to offer, on a timely basis, new products that meet consumer preferences. Our failure to adapt our products offering to respond to such changes, may result in reduced demand and lower prices for our products and a decline in the market share of our products. Any changes in consumer preferences could result in lower sales of our products, put pressure on pricing or lead to increased levels of selling and promotional expenses, resulting in a material adverse effect on our sales volumes, sales and profits.

An increase in the cost of energy could affect our profitability.

Recently, we have experienced significant increases in energy costs, and energy costs could continue to rise, which would result in higher distribution, freight and other operating costs. Our future operating expenses and margins will be dependent on our ability to manage the impact of cost increases.

Our chestnut products and brand names may be subject to counterfeiting or imitation, which could impact upon our reputation and brand name as well as lead to higher administrative costs.

While we sell our products both under our brand name and under private labels, we regard brand positioning as the core of our competitive strategy, and intend to position our "Lorain" and “Yimeng Lorain” brand to promote the consumption of our products by our customers. We believe our advanced processing technology makes it difficult for illegal manufacturers to counterfeit our products. Although we have experienced limited counterfeiting and imitation of our chestnut products, we cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could impact negatively upon our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, or injury to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

We rely on an outside contractor to provide a majority of our labor.

We hire Linyi Zhifu Labor Service Company to provide employees to our production facilities. During normal production times Linyi Zhifu Labor Service Company provides about 5 out of every 6 of our production line personnel. During times of peak production Linyi Zhifu Labor Service Company usually provides the additional personnel needed to meet the additional production demands which increases the ratio of Linyi Zhifu Labor Service Company employees to our employees above the 5 out of every 6 mark. Under our arrangement with Linyi Zhifu Labor Service Company we pay their employees directly for services rendered to our Company and we pay Linyi Zhifu Labor Service Company a fee for their services related to providing employees to our business. Linyi Zhifu Labor Service Company pays for state pension contribution and social insurance for its employees.

Should Linyi Zhifu Labor Service Company be unable continue to provide the number of employees we need for our facilities our production could be disrupted. Linyi Zhifu Labor Service Company could raise their service fees or terminate their relationship with us in the future which may result in increased production costs which we may not be able to pass on to our customers.

REGULATORY RISKS

Government regulation could increase our costs of production and increase our legal and regulatory expenditures.

The food industry is subject to extensive regulation by Chinese government agencies. Among other things, these regulations govern the manufacturing, importation, processing, packaging, storage, exportation, distribution and labeling of our products. New or amended statutes and regulations, increased production at our existing facilities, and our expansion into new operations and jurisdictions may require us to obtain new licenses and permits and could require us to change our methods of operations at costs that could be substantial. If the relevant regulatory authorities set standards with which we are unable to comply or which increase our production costs, our ability to sell products may be limited.

Changes in the existing laws and regulations or additional or stricter laws and regulations on environmental protection in China may cause us to incur capital expenditures.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution. If failure to comply with such laws or regulations results in environmental pollution, the administrative department for environmental protection can levy fines. If the circumstances of the breach are serious, it is at the discretion of the central government of the PRC including all governmental subdivisions to cease or close any operation failing to comply with such laws or regulations. The Chinese government may also change the existing laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures, which we may be unable to pass on to our customers through higher prices for our products.

Changes in existing PRC food hygiene laws may cause us to incur additional costs to comply with the more stringent laws and regulations, which could have an adverse impact on our financial position.

Manufacturers in food industry operating in China are subject to compliance with PRC food hygiene laws and regulations. These food hygiene laws require all enterprises engaged in the production of chestnut and other various vegetables and fruits to obtain a hygiene license for each of their production facilities. They also set out hygiene standards with respect to food and food additives, packaging and containers, information to be disclosed on packaging as well as hygiene requirements for food production and sites, facilities and equipment used for the transportation and sale of food. Failure to comply with PRC food hygiene laws may result in fines, suspension of operations, loss of hygiene licenses and, in more extreme cases, criminal proceedings against an enterprise and its management. Although we are in compliance with current food hygiene laws, in the event that the PRC government increases the stringency of such laws, our production and distribution costs may increase, and we may be unable to pass these additional costs on to our customers.

FINANCIAL RISKS

We are subject to credit risk in respect of account receivables.

We offer credit terms of between 90 to 180 days to most of our international distributors and between 30 to 120 days for many of our domestic distributors. For each of the three years ended December 31, 2004, 2005 and 2006, our third party trade receivables outstanding were $7,611,531, $7,992,923 and $11,805,229, which accounted for 16.6%, 14.7%, and 24.8%, of our total assets, respectively. Should a significant number of our customers fail to settle the account receivables in full for any reasons, our financial conditions and profitability could be adversely effected.

Our operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

We spent a significant amount of cash in our operations, principally to fund our raw material procurement. Our suppliers, in particular farmers of chestnuts, vegetables and fruits, and suppliers of packaging materials usually grant us a credit period. In turn, we require our customers and distributors to make payment either prior to or shortly after delivery, although we offer some of our long-standing customers credit terms. We generally fund most of our working capital requirements out of cash flow generated from operations. If we fail to generate sufficient sales, or if we suffer decreasing sales to customers as a result of failing to offer credit terms, if our suppliers stop to offer us credit terms, or if we were to experience difficulties in collecting our accounts receivables, we may not have sufficient cash flow to fund our operating costs and our business could be adversely affected.

Our borrowing levels and significant interest payment obligations could limit the funds we have available for various business purposes.

We have relied mainly on a high level of short-term borrowings to fund a portion of our capital requirements, and expect to continue to do so in the future. As of December 31, 2006, we had total borrowings of $23,248,325. Our ratio of total indebtedness to total assets stood at 48.88% as at December 31, 2006. As at December 31, 2006, 94.04%, of such borrowings was due within one year, primarily from our use of short-term loans from Chinese banks to satisfy our working capital needs. Historically, we have repaid a significant portion of such short-term loans by rolling over the loans on an annual basis. In addition, we may not have sufficient funds available to pay all of our borrowings upon maturity. Failure to roll over our short-term borrowings at maturity or to service our debt could result in the imposition of penalties, including increases in rates of interest that we pay on our debt and legal actions against us by our creditors, or even insolvency.

The discontinuation of any preferential tax treatment or other incentives currently available to us in the PRC could materially and adversely affect our business, financial condition and results of operations.

Our subsidiaries enjoy certain special or preferential tax treatments regarding foreign enterprise income tax in accordance with the “Income Tax Law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises” and its implementing rules. Accordingly, they have been entitled to tax concessions whereby the profit for the first two financial years beginning with the first profit-making year (after setting off tax losses carried forward from prior years) is exempt from income tax in the PRC and the profit for each of the subsequent three financial years is taxed at 50% of the prevailing tax rates set by the relevant tax authorities. However, on March 16, 2007, the PRC’s National People’s Congress passed a new corporate income tax law, which will be effective on January 1, 2008. This new corporate income tax unifies the corporate income tax rate, cost deduction and tax incentive policies for both domestic and foreign-invested enterprises. According to the new corporate income tax law, the applicable corporate income tax rate of our operating subsidiary will be moved up to a rate of 25% over a five-year grandfather period. We expect the measures to implement this grandfather period to be enacted by the PRC government in the coming months and we will make an assessment of what the impact of the new unified tax law is expected to be in the grandfather period. The discontinuation of any such special or preferential tax treatment or other incentives could have an adverse affect our business, financial condition and results of operations.

Under current PRC tax law, regulations and rulings, dividends from our operations in China paid to us (as a foreign legal person) are not currently subject to PRC income tax. If these distributions become subject to tax in the future, our net income would be adversely affected.

RISKS RELATING TO OUR CORPORATE GOVERNANCE STRUCTURE

The concentration of ownership of our securities by our controlling stockholder who does not participate in the management of our business and who may have conflicting interests can result in stockholder votes that are not in our best interests or the best interests of our minority stockholders.

Mr. Akazawa, is the record owner of approximately 65.43% of our outstanding voting securities, giving him a controlling interest in the Company. However, Mr. Akazawa is not an executive officer or director of the Company and is not a participant in any way in the day to day affairs of the Company. Mr. Akazawa may have little to no knowledge of the details of the Company’s operations and does not participate in the corporate governance of the Company. To the extent that Mr. Akazawa does participate as a stockholder in the governance of the Company's affairs, his interests may be conflicted since he is an affiliate of one of our largest customers and he may act in his best interests or in our customer’s best interest instead of our best interests. Additionally, Mr. Akazawa may act as if he has little or no economic interest in the Company in his role as stockholder since he has granted an option to our sole director and Chief Executive Officer, Mr. Chen, allowing Mr. Chen to buy 90% of Mr. Akazawa's interest in the Company at a fixed price at a future time in accordance with the terms of an option agreement between the two parties. The result of this option agreement is that Mr. Akazawa has only limited economic benefit if our financial performance excels as he will have only limited benefit from any upward movement in our stock price since most of the stock that he currently owns is subject to the option in favor of Mr. Chen.

We do not have any independent directors and may be unable to appoint any qualified independent directors.

We currently do not have any independent directors. We plan to appoint a number of independent directors which will constitute a majority of our board of directors before our common stock is listed on a national securities exchange, but we may not be able to identify independent directors qualified to be on our board that are willing to serve on our board.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the Company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as well as the operating effectiveness of the Company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2006. Accordingly, we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2007. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

We may be exposed to potential risks relating to Lorain Holding’s acquisition of certain interests in Lorain Group Companies from a British Virgin Islands company.

Lorain Holding acquired certain interests in the Lorain Group Companies from a British Virgin Islands company controlled by Mr. Chen. According to a notice promulgated by SAFE in October 2005 (?otice No. 75?, Mr. Chen is required to register with and obtain approvals from SAFE or its agency in connection with his direct offshore investment activities before March 31, 2006. Pursuant to the Notice No. 75, if a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distribution of profit to the offshore parent and from paying the offshore parents proceeds from any redirection in capital, share transfer or liquidation in respect of the PRC subsidiaries. Because Mr. Chen did not register with relevant authorities to disclose his offshore investment before March 31, 2006, it is uncertain whether it will affect our acquisition of interests in Lorain Group Companies from this British Virgin Island company and what types of actions those authorities might take, including potential action against British Virgin Islands company, Lorain Holding and the Lorain Group Companies.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation in the future may cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products. Likewise, negative inflation could have an unfavorable effect on our business profitability in China. Negative inflation may cause a period where consumers are reluctant to spend, as consumers anticipate lower prices for products in the future. In the event of negative inflation, the Chinese government may impose controls on credit and/or prices, or take other actions, which could inhibit economic activity, harming the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

On September 8, 2006, the PRC Ministry of Commerce, or “MOFCOM,” together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside of the PRC. Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the governmental agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Governmental approvals will have expiration dates by which a transaction must be completed and reported to the governmental agencies. Compliance with the regulations is likely to be more time consuming and expensive than in the past and the government now can exert more control over the combination of two businesses. Accordingly, due to these new regulations, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulations allow PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year.  The regulations also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulations may impede our ability to negotiate and complete a business combination transaction on financial terms which satisfy our investors and protect our stockholders’ economic interests and we may not be able to negotiate a business combination transaction on terms favorable to our stockholders.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our strategy to procure raw ingredients supply is to diversify our suppliers both in the PRC and overseas. Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against Renminbi, our costs will increase. If we cannot pass the resulting cost increase on to our customers, our profitability and operating results will suffer. In addition, since our sales to international customers grew rapidly, we are subject to the risk of foreign currency depreciation.

Our licenses are subject to governmental control and renewal, failure to obtain renewal will cause all or part of our operations to be suspended or terminated.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business at each of our production facilities including, without limitation, hygiene permits, and industrial products production permits. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with the Detailed Rules for Administration and Supervision of Quality and Safety in Food Producing and Processing Enterprises. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production activities, which could disrupt our operations and adversely affect our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Certain of our stockholders hold a significant percentage of our outstanding voting securities.

Mr. Akazawa, is the record owner of approximately 65.43% of our outstanding voting securities. As a result, he possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We are subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of May 4, 2007, the closing price for our common stock was $.55 per share and, therefore, it is designated a “penny stock.” As a “penny stock,” our common stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, or “Exchange Act”, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change- in-control.

Our Certificate of Incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock without stockholder approval. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

This subsection of MD&A is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance, our overall business strategy and our earnings for the periods covered.

General

We are a Delaware corporation that was incorporated on February 4, 1986 and we are headquartered in Shandong Province, China. From our inception in 1986 until May 3, 2007, when we completed a reverse acquisition transaction with Lorain Holding, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

On May 3, 2007, we completed a reverse acquisition of Lorain Holding through a share exchange with Lorain Holding’s former stockholder. Upon completion of the reverse acquisition, Lorain Holding became our wholly-owned direct subsidiary and we have assumed the business operations and strategy of Lorain Holding and its Chinese subsidiaries.

We are engaged in the development, manufacture and sale of convenience foods, chestnut products, and frozen, canned and bulk foods and we generate revenues through the sale of our products, and we also make small amounts of revenues from government grants, sales of scrap and subcontractor fees. We operate through our indirect Chinese subsidiaries. Our products are sold in 19 provinces and administrative regions in China and 23 foreign countries.

Acquisition of Lorain Holding and Our Related Equity Financing Transaction

Through the reverse acquisition of Lorain Holding we acquired all of the issued and outstanding capital stock of Lorain Holding, which became our wholly-owned subsidiary, and in exchange for that capital stock we issued to the former stockholder of Lorain Holding, Mr. Hisashi Akazawa, 697,663 shares of our Series B Voting Convertible Preferred Stock, which shares of preferred stock will be converted into 16,307,872 shares of our common stock, immediately following the effectiveness of an amendment and restatement of our charter that will, among other things, increase the number of our authorized shares of common stock from 20,000,000 to 200,000,000 shares and effectuate a 1-for-32.84 reverse stock split. We expect to file this amendment and restatement of our Restated Certificate of Incorporation within the next forty-five days. Upon the consummation of the reverse acquisition, the former stockholder of Lorain Holding, Mr. Akazawa, become our controlling stockholder. In connection with the reverse acquisition, Mr. Akazawa agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of his shares of our Series B Voting Convertible Preferred Stock for a period of 12 months from the date of issuance of such stock.

On May 3, 2007 Mr. Akazawa, granted an option to Mr. Si Chen, our Chief Executive Officer, for the purchase of up to 627,897 of his shares of our Series B Voting Convertible Preferred Stock along with any shares of Common Stock that such Series B Preferred Stock may be converted into, pursuant to the terms of an Option Agreement, dated as of May 3, 2007, between Mr. Akazawa and Mr. Chen. Pursuant to the Option Agreement, if Mr. Chen exercises his option to purchase such shares he will be bound to the lock-up provisions of the Share Exchange Agreement to the same extent to which Mr. Akazawa is bound as if the Mr. Chen had been an original party to the Share Exchange Agreement.

Upon the closing of the reverse acquisition, Timothy P. Halter, our sole director and officer, submitted his resignation letter pursuant to which he resigned from all offices of Millennium Quest that he held effective immediately and from his position as our director effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934. We expect that Mr. Halter’s resignation will become effective on or about May 19, 2007. Si Chen was appointed as our director and Chairman at the closing of the reverse acquisition of Lorain Holding.

Contemporaneous with the reverse acquisition, we also completed a private placement transaction in which we issued and sold to accredited investors 299,055.78 shares of our Series B Voting Convertible Preferred Stock and warrants for the purchase of up to an aggregate of 1,398,065 shares of our Common Stock for gross proceeds of approximately $19.8 million. These shares of Series B Voting Convertible Preferred Stock will convert into 6,990,401 shares of our common stock at the effective time of an amendment and restatement of our Restated Certificate of Incorporation that will, among other things, increase the number of shares of our authorized common stock from 20,000,000 to 200,000,000 shares and effectuate a 1-for-32.84 reverse stock split. We have to increase our authorized common stock so that there will be enough shares of authorized common stock available for issuance upon conversion of our Series B Voting Convertible Preferred Stock.

In connection with the private placement mentioned above, our majority stockholder, Mr. Hisashi Akazawa, and our Chief Executive Officer, Mr. Si Chen, entered into an escrow agreement with the private placement investors. Pursuant to the escrow agreement, Mr. Akazawa and Mr. Si Chen agreed to certain “make good” provisions. In the make good escrow agreement, we established minimum after tax net income thresholds of $9.266 million for the fiscal year ending December 31, 2007 and $12.956 million for the fiscal year ending December 31, 2008. If the minimum after tax net income thresholds for the fiscal year 2007 or for the fiscal year 2008 are not achieved, then the investors will be entitled to receive additional shares of our common stock based upon a pre-defined formula agreed to between the investors and Mr. Akazawa. Mr. Akazawa deposited a total of 302,336 shares of our Series B Voting Convertible Preferred Stock, which are convertible into 7,067,104 shares of our common stock after reverse stock split, into escrow with Securities Transfer Corporation under the escrow agreement.

In connection with the Securities Purchase Agreement, we agreed to issue warrants to Sterne Agee & Leach, Inc. and its potential designee(s) for the purchase of up to an aggregate of 16,069,594 shares of our common stock (or 489,330 shares on a post-reverse-split basis), which warrants are for a term of 3 years and have an exercise price of $0.1294153 per share(or $4.25 per share on a post-reverse-split basis), and include piggyback registration rights to register such shares (the "Warrants").

In connection with the acquisition of Lorain Holding, on May 3, 2007 we entered into a cancelled and escrow agreement with HFI, HFG and Securities Transfer Corporation, whereby HFI and HFG agreed to deposit into escrow 229,227 shares of our common stock that they will hold upon conversion of their Series A Voting Convertible Preferred Stock into common stock (taking into account the contemplated 1-for-32.84 reverse stock split and the conversion of Series B Voting Convertible Preferred Stock into common stock) and agreed that if we report, on a consolidated basis, in our Annual Report filed with the U.S. Securities and Exchange Commission, net income of $12.5 million for fiscal 2008,, HFI and HFG will transfer to us for cancellation such shares in order to reduce the ownership of a certain group of stockholders. If this performance threshold is not met, such shares will be returned to HFI and HFG.

Industry Wide Factors that are Relevant to Our Business

Management believes that the rapid growth of China’s economy, will drive demand for our products. We believe the growth of China’s economy will cause an increased demand for our products as consumers become busier and busier and increasingly demand prepared foods which fit into their active lifestyle. With the continuing growth of the economy, the upcoming Beijing Olympic Games in 2008 and the Shanghai World Exposition in 2010, management believes that there will be a large packaged food market in China in the next a few years.

According to the USDA, as incomes have risen in many countries during the past few decades, consumers have begun purchasing fewer staples (like rice and wheat) and more high-value food items (such as meat, dairy, pasta, and frozen vegetables). According to USDA, global sales of high-value products have been growing, with sales increasing by 25% since 1998. Food manufactures and suppliers responding to the trend have increased their investment in processing facilities or purchase of high-value foods. The decision of whether locally producing or purchasing often depends on the nature of products, regulation environment and transaction cost comparison. Our products have been developed and are being developed to cater to this market.

According to the USDA, packaged foods account for a large share of total food expenditures among customers in high-income countries and the demand for convenience is growing. The United States, European Union and Japan account for over 50% of global sales of packaged foods. In developing countries, market retail trends also indicate strong growth in sales of packaged foods and demand for convenience. We hope to increase our production in the future as the demand for our product grows.

As incomes rise and urbanization increases within China, Chinese consumers are changing their diets and increasing demand for greater quality, convenience and safety in food. China’s food market is becoming segmented. The demand for quality food by high-income households has fueled recent growth in the availability of such foods for the Chinese retail market. China’s urban per capita food expenditure in 2004 was RMB 2,710 (approximately $327), up 12% from that of 2003 (USDA, Economic Research Report No. ERR-32).

Uncertainties that Affect our Financial Condition

Our efforts are currently concentrated on only a small variety of products, including a large reliance on chestnut products. Should consumers continue to enjoy chestnut products our market will continue to grow. However, should consumer preferences change and chestnut products somehow become unpopular, our sales will decrease.

The chestnut market has been strong in recent years. The strength of the chestnut market will likely attract new competitors into the market. This increased competition may affect our pricing and reduce the demand for our chestnut products.

We rely on a steady supply of chestnuts in order to make our chestnut related products. Should the market for chestnuts change and chestnuts become more expensive the cost of our ingredients would increase which would increase the costs of our production. We may be unable to pass these additional costs onto consumers in which case our financial condition would suffer.

Cost of Raw Materials

While we have begun our own agricultural operations to supply a portion of the raw materials we require for our operations we are still dependent on our suppliers to supply a majority of the raw materials we require. Our suppliers generally charge us a price based on the existing commodities market price for the raw materials. We do not have any control over the raw materials commodity market and prices for raw materials may increase with or without notice for a variety of reasons, including weather patterns, crop failures and natural disasters. Raw material price increases may result in increases in the costs of our operations. While we may be able to pass the higher costs onto our customers in the form of higher prices for our finished products, the higher price for our finished products could reduce the volume of our sales.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of net revenues.

(in thousands of U.S. dollars)	For the Year Ended on 12/31/06	For the Year Ended on 12/31/05	For the Year Ended on 12/31/04
Revenue	$49,561	$30,195	$27,736
Cost of Revenue	(37,423)	(22,250)	(21,082)

Gross profit	$12,138	$7,945	$6,653

Operating Expenses:
Selling	(1,454)	(1,089)	(1,663)
General and administrative	(1,909)	(1,227)	(1,184)

Income from continuing operations	$8,775	$5,627	$3,807

Non-operating Income(Expenses):
Finance costs, net	(1,851)	(1,518)	(1,378)
Government grant	476	123	439
Other income	100	307	174
Other expense	(53)	(8)	(44)
Income before taxes	$7,447	$4,531	$2,998

Income Taxes	(1,074)	(325)	(214)
Minority interest	(414)	(404)	-

Net Income	$5,959	$3,802	$2,783

	For the Year Ended on 12/31/06	For the Year Ended on 12/31/05	For the Year Ended on 12/31/04
Net Revenue	100.00%	100.00%	100.00%
Cost of Revenue	75.51%	73.69%	76.01%

Gross profit	24.49%	26.31%	23.99%

Operating Expenses:
Selling	2.93%	3.61%	6.00%
General and administrative	3.85%	4.07%	4.27%

Income from continuing operations	17.71%	18.64%	13.73%

Non-operating Income(Expenses):
Finance costs, net	-3.74%	-5.03%	-4.97%
Government grant	0.96%	0.41%	.95%
Other income	0.20%	1.02%	1.26%
Other expense	-0.11%	-0.03%	-0.16%
Income before taxes	15.03%	15.01%	10.81%

Income Taxes	2.17%	1.07%	0.77%
Minority interest	0.99%	1.34%	0.00%

Net Income	12.86%	13.93%	10.04%

 Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Net Revenue. Net revenues increased $19.4 million, or approximately 64.1% to $49.6 million in fiscal year 2006 from $30.2 million in fiscal year 2005. This increase was mainly attributable to the increased market demand for our products domestically. We put more effort on marketing our products in our domestic market in fiscal year 2006, resulting in a dramatic increase in domestic sales. In addition, we increased our attention to selling convenience foods in 2006, which had a positive impact on revenues.

Cost of Revenues. Our cost of revenue increased $15.2 million to $37.4 million in fiscal year 2006 from $22.3 million in fiscal year 2005. The increased cost of revenue is mainly due to the increased sales volume in 2006 compared to 2005. As a percentage of revenues, the cost of revenue increased to 75.51% of revenues in fiscal year 2006 from 73.69% of revenues in fiscal year 2005. The decrease of gross margin was mainly due to the increased sales in domestic market and the diversification of our products (the gross margin of our products sold in domestic market was much lower than our exported products). In addition, as our products diversification development strategy was implemented in 2006, our sales in convenience food and frozen, canned and bulk food, which have relatively lower gross margin as compared our chestnut products, has increased dramatically.

Gross Profit. Our gross profit increased $4.19 million, or 52.8%, to $12.1 million in fiscal year 2006 from $7.9 million in fiscal year 2005. Gross margin was 24.5% in fiscal year 2006, as compared to 26.3% in fiscal year 2005. The gross margin decrease was due to the increased cost of revenues described above.

Selling and Marketing Expenses. Our selling and marketing expenses increased $0.36 million, or 33.5%, to $1.5 million in fiscal year 2006 from $1.1 million in fiscal year 2005. The increase in selling and marketing expenses was primarily attributable to additional marketing efforts for our products in domestic market in 2006. As a percentage of revenues, our selling and marketing expenses decreased to 2.9% in fiscal year 2006 from 3.6% in fiscal year 2005. The percentage decrease is mainly due to the decreased transportation costs as a percentage of revenues in 2006 as transportation costs as a percentage of revenues for the domestic sales are typically lower than for export sales.

General and Administrative Expenses. Our general and administrative expenses increased $0.68 million, or 55.5%, to $1.9 million in fiscal year 2006 from $1.2 million in fiscal year 2005. As a percentage of revenues, the general and administrative expenses decreased to 3.9% in fiscal year 2006 from 4% in fiscal year 2005. This percentage decrease was primarily attributable to more efficient controls of our general and administrative expenses.

Financial Costs. Our financial cost mainly refers to our interest expenses, net of the interest income. Our financial costs increased $0.33 million to $1.9 million in fiscal year 2006 from $1.52 million in fiscal year 2005. As a percentage of revenue, the financial cost decreased to 3.7% of total revenue for fiscal year 2006 from 5.03% of total revenue for fiscal year 2005. The dollar increase in financing cost is mainly attributable to an increase of short term bank loan balances in the fiscal year 2006 as compared to fiscal year 2005.

Income before Tax. Income before taxation increased $2.9 million, or 64.4%, to $7.4 million in fiscal year 2006 from $4.5 million in fiscal year 2005. Income before taxation as a percentage of revenues increased to 15.03% in fiscal year 2006 from 15.01% in fiscal year 2005. The increase was mainly attributable to the percentage decreases of financial expenses, selling expenses and general and administrative expenses in 2006, as compared to the year of 2005.

Income taxes. We incurred income taxes of $1.1 million in fiscal year 2006, an increase of $0.75 million, compared to $0.3 million in fiscal year 2005. We operate through our three directly or indirectly wholly-owned subsidiaries Junan Hongrun, Luotian Lorain, and Beijing Lorain and one majority-owned subsidiary Shandong Lorain of which we own 80.2% of the equity (directly and indirectly). As approved by local tax authority in the PRC, all the four companies were granted a “tax holiday” that allows them to be exempt from both the national and local income taxes for the first two profitable years followed by a 50% tax exemption in the next three years. The four companies started to enjoy the preferential tax policy from 2001, 2004, 2006 and 2007 respectively. The table below shows the detailed income tax rate for the four companies.

Income Tax Rate	2004	2005	2006	2007		2008		2009
Junan Hongrun	0%	0%	15%	15%		15%		30%
Luotian Lorain	33%	33%	0%	0%		15%		15%
Beijing Lorain	33%	33%	33%	33	%(1)	33	%(1)	33	%(1)
Shandong Lorain	15%	15%	30%	30%		30%		30%

(1) We are attempting to get a tax holiday on Beijing Lorain that would bring our tax rate to 0%, 0% and 15%  for Beijing Lorain for the tax years to end December 31, 2007, 2008 and 2009.

Minority Interest. The Company holds 80.2% of the equity of its subsidiary Shandong Lorain. Therefore, in calculating minority interest according to this proportion against the Shandong Lorain’s historical financial data, the minority interest of the Company was $0.4 million in 2005 and $0.41 million in 2006.

Net income. Net income increased $2.2 million, or 56.7%, to $5.96 million in fiscal year 2006 from $3.8 million in fiscal year 2005, as a result of the factors described above.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Net Revenues. Net Revenues increased $2.5 million, or 8.9%, to $30.2 million in fiscal year 2005 from $27.7 million in fiscal year 2004. This slight increase was mainly attributable to the increased market demands for our products in both domestic market and international markets. On June 2004, one of our former subsidiaries, Shandong Green Safety Import & Export Co., Ltd (“Green Safety”), a food trading company was spun off. Based on this fact, the revenues in 2004 in the above financial statement include the revenues generated by both our company and Green Safety, whereas the revenues in 2005 only include our company’s revenue, not including the revenue generated by Green Safety. Even with the spin-off, our company still realized slightly increased revenue in 2005, as a result of a successful marketing strategy and huge market demand for our products in fiscal year 2005.

Cost of Revenue. Our cost of revenue increased $1.2 million to $22.2 million in fiscal year 2005 from $21.1 million in fiscal year 2004. This increase was mainly due to the increase in sales volume. As a percentage of revenues, the cost of revenues decreased to 73.7% in fiscal year 2005 from 76% in fiscal year 2004. The increased gross margin was mainly attributable to the spin-off of our former subsidiary, Green Safety. The gross margin for Green Safety was much lower than the gross margin of our on-going operations. Due to the spin-off of the low gross margin subsidiary, our gross margin for our company increased in fiscal year 2005.

Gross Profit. Our gross profit increased $1.3 million to $7.9 million in fiscal year 2005 from $6.7 million in fiscal year 2004. Gross profit as a percentage of revenues was 26% in fiscal year 2005, as compared to 24% in fiscal year 2004. Such increase was due to the changes in cost of revenue described above.

Selling and Marketing Expenses. Our selling and marketing expenses decreased $0.57 million to $1.1 million in fiscal year 2005 from $1.7 million in fiscal year 2004. As a percentage of revenues, our selling and marketing expenses decreased to 3.6% in fiscal year 2005 from 6% in fiscal year 2004. These decreases were due to additional promotional fees associated with the new products launched in 2004 (such as the Bottom-up Chestnut and Nitrogen Preserved Peeled Chestnut) being included in the 2004 numbers.

General and Administrative Expenses. Our general and administrative expenses increased $0.04 million or 3.7%, to $1.18 million in fiscal year 2005 from $1.22 million in fiscal year 2004. As a percentage of revenues, general and administrative expenses decreased to 4.07% in fiscal year 2005 from 4.27% in fiscal year 2004. This percentage decrease was primarily attributable to more efficient controls of our general and administrative expenses.

Financial costs. Financial costs increased $0.14 million to $1.52 million in fiscal year 2005 from $1.38 million in fiscal year 2004. As a percentage of revenue, the financial costs increased to 5.03% in fiscal year 2005 from 4.97% in fiscal year 2004. The increase was primarily a result of increased use of short term bank loans.

Income before Taxation. Income before taxation was $4.5 million in fiscal year 2005, while the income before taxation was $3 million in fiscal year 2004. The increase can be attributed to the reasons discussed above.

Income taxes. We incurred income tax of $0.32 million in fiscal year 2005, an increase of $0.11 million, compared to $0.21 million in fiscal year 2004.

Minority Interest. The Company holds 80.2% shares of its subsidiary Shandong Lorain. The remaining 19.8% shares were held by Shandong Economic Development Investment Co. Ltd. Shandong Economic Development Investment Co. Ltd. acquired the 19.8% shares of Shandong Lorain in 2005, which results in an allocation to minority interest of $0.4 million in 2005.

Net income. Net income was $3.8 million in fiscal year 2005, an increase of $1 million, compared to the net income of $2.8 million in fiscal year 2004, as a result of the items previously described.

Liquidity and Capital Resources

As of December 31, 2006, we had cash and cash equivalents of $2.3 million and pledged deposits $2.5 million, respectively.

Our trade accounts receivable balance was $11.8 million as of December 31, 2006, which was approximately 23.8% of total revenues. As of December 31, 2005, our trade accounts receivables balance was $8 million, which was approximately 26.5% of total revenues. In 2004, our trade accounts receivable balance was $7.6 million, which was approximately 27.4% of revenues. The annual trade account receivable balance as a percentage of sales has decreased for the past 3 years due to our implementation of strict policies with regard to collecting receivables.

The following table provides detailed information about our net cash flow for all financial statement periods presented.

Pro Forma Consolidated Statements of Cash Flows

	Years Ended December,
	2006	2005	2004
	In thousands of dollars
Net cash provided by (used in) operating activities	-879	1,754	177
Net cash provided by (used in) investing activities	-4,152	2,981	4,654
Net cash provided by (used in) financing activities	-167	3,738	3,939
Net cash Flow	-5,199	2,511	538

Operating Activities:

Net cash used by operating activities was $.88 million for the fiscal year ended December 31, 2006 which is an increase of $2.63 million from the $1.75 million net cash provided by operating activities for the same period in 2005. During 2006, the company’s decreased inventories of $3.62 million caused by our efficient inventories control was more than offset by the decreased accounts and other payables of $10.22 million, which generated negative cash flows from operating activities.

Net cash provided by operating activities was $1.75 million in fiscal year 2005, and the net cash provided by operating activities was $0.18 million in fiscal year 2004. The increase of net cash provided by operating activities was mainly due to the increased sales and increased minority interest in the fiscal year 2005. The increased sales and increased minority interest during 2005 was partially offset by the increased accounts and other receivable of $1.59 million and the decreased accounts and other payables of $3.06 million, which resulted in the increase of $1.57million of net cash provided by operations in 2005 as compared to the net cash provided by operations in 2004.

Investing Activities:

Our main uses of cash for investing activities are payments for the acquisition of plant and equipment, restricted cash pledged as deposit for bankers’ acceptance bills, investment in securities and payment of cost of lease prepayment.

Net cash used in investing activities in the fiscal year ended December 31, 2006 was $4.15 million, which is an increase of $1.17 million from net cash used in investing activities of $2.98 million in the same period of 2005. Such increase was primarily due to a $3.11 million payment for the purchase of plant and equipment and $1.41 million payment of cost of lease prepayments.

Net cash used in investing activities in fiscal year 2005 was $2.98 million, while the net cash used in investing activities in fiscal year 2004 was $4.65 million. Such decrease was primarily due to the deceased payments for the purchase of plant and equipment in 2005. The payment for purchase of plant and equipment in 2005 was $1.76 million, which is a decrease of $2.19.8 million from the payments for the purchase of plant and equipment of $3.85 in 2004.

Financing Activities:

Net cash used in financing activities for the fiscal ended December 31, 2006 totaled $0.17 million, which is an increase of $3.91 million from the net cash provided by financing activities of $3.74 million in the same period of 2005. Such increase was mainly due to the decrease in bank borrowings, net of repayment in the fiscal year 2006.

Net cash provided by financing activities in fiscal year 2005 totaled $3.74million, while the net cash provided by financing activities in fiscal year 2004 was $3.94 million. The net cash in fiscal year 2004 was mainly provided by the net proceeds of $3.94 million from the new bank loans in 2004.

We believe that we maintain a good relationship with many banks. As of December 31, 2006, the amounts and maturity dates for our bank loans were as follows.

Short-term Bank Loan	Dec 31, 2006	Dec 31, 2006	Maturity Date
Bank	RMB	USD
Junan County Agriculture Bank	200,000.00	$25,584	1-19-2007
Junan County Agriculture Bank	17,500.00	$2,239	6-29-2007
Junan County Agriculture Bank	17,500.00	$2,239	6-29-2007
Junan County Agriculture Bank	4,000,000.00	$511,673	1-10-2007
Junan County Agriculture Bank	3,700,000.00	$473,297	2-6-2007
Junan County Agriculture Bank	36,000.00	$4,605	2-5-2007
Junan County Agriculture Bank	800,000.00	$102,335	5-30-2007
Junan County Agriculture Bank	2,000,000.00	$255,836	6-29-2007
Junan County Agriculture Bank	2,530,000.00	$323,633	3-5-2007
Junan County Agriculture Bank	1,200,000.00	$153,502	3-12-2007
Junan County Agriculture Bank	3,170,000.00	$405,500	3-26-2007
Junan County Agriculture Bank	220,000.00	$28,142	10-09-2007
Junan County Agriculture Bank	4,500,000.00	$575,632	10-30-2007
Junan County Agriculture Bank	2,000,000.00	$255,836	11-2-2007
Junan County Agriculture Bank	5,100,000.00	$652,382	11-15-2007
Junan County Agriculture Bank	900,000.00	$115,126	5-12-2007

Junan County Agriculture Bank	300,000.00	$38,375	5-12-2007
Junan County Agriculture Bank	1,130,000.00	$144,547	2-4-2007
Junan County Agriculture Bank	1,850,000.00	$236,649	2-4-2007
Junan County Agriculture Bank	3,600,000.00	$460,505	12-5-2007
Junan County Agriculture Bank	3,800,000.00	$486,089	12-5-2007
Junan County Agriculture Bank	60,000.00	$7,675	1-10-2007
Junan County Agriculture Bank	300,000.00	$38,375	1-10-2007
Junan County Agriculture Bank	2,000,000.00	$255,836	2-22-2007
Junan County Construction Bank	3,000,000.00	$383,754	5-9-2007
Junan County Construction Bank	2,566,117.32	$328,253	1-11-2007
Junan County Construction Bank	3,000,000.00	$383,754	8-31-2007
Junan County Construction Bank	2,510,000.00	$321,075	9-7-2007
Junan County Construction Bank	791,030.00	$101,187	1-10-2007
Junan County Construction Bank	2,601,031.71	$332,719	1-13-2007
Junan County Construction Bank	5,420,000.00	$693,316	1-30-2007
Junan County Construction Bank	1,900,000.00	$243,044	1-20-2007
Junan County Construction Bank	1,716,418.00	$219,561	1-20-2007
Junan County Construction Bank	4,364.36	$558	1-10-2007
Junan County Construction Bank	4,000,000.00	$511,673	1-11-2007
Junan County Industrial and Commercial Bank	7,500,000.00	$959,386	1-23-2007
Junan County Industrial and Commercial Bank	1,700,000.00	$217,461	12-15-2007
Junan County Industrial and Commercial Bank	4,740,000.00	$606,332	12-10-2007
Junan County Industrial and Commercial Bank	5,530,000.00	$707,387	11-15-2007
Junan County Agricultural Financial Institution	420,000.00	$53,726	5-22-2007
Junan County Agricultural Financial Institution	100,000.00	$12,792	1-13-2007
Junan County Agricultural Financial Institution	900,000.00	$115,126	1-22-2007
Junan County Construction Bank	598,796.85	$76,597	1-28-2007
Junan County Construction Bank	20,665.76	$2,644	3-1-2007
Junan County Agriculture Bank	1,870,000.00	$239,207	5-15-2007
Linyi Commercial Bank, Yintong Branch	2,400,000.00	$307,004	10-20-2007
China Industrial and Commercial Bank, Junan Branch	3,710,000.00	$474,576	4-26-2007
Agricultural Development Bank, Junan Branch	5,500,000.00	$703,550	9-4-2007
Agricultural Development Bank, Junan Branch	4,500,000.00	$575,632	7-19-2007
China Agricultural Bank, Junan Branch	6,000,000.00	$767,509	3-16-2007
China Agricultural Bank, Junan Branch	2,440,000.00	$312,120	1-31-2007
China Agricultural Bank, Junan Branch	910,000.00	$116,406	1-11-2007
Linyi Commercial Bank,Yintong Branch	4,800,000.00	$614,007	1-16-2007
Linyi Commercial Bank,Yintong Branch	4,500,000.00	$575,632	1-9-2007
Linyi Commercial Bank,Yintong Branch	1,500,000.00	$191,877	11-29-2007
China’s Industrial and Commercial Bank Linyi Branch	8,350,000.00	$1,068,116	3-22-2007

Linyi Construction Bank	2,447,261.59	$313,049	1-19-2007
China Agricultural Bank, Junan Branch	33,333.33	$4,264	7-20-2007
China Agricultural Bank, Junan Branch	18,544.64	$2,372	3-22-2007
Beijing Agricultural Commercial Bank, Shilipu Branch	14,850,000.00	$1,899,584	9-27-2007
Beijing Agricultural Commercial Bank, Shilipu Branch	5,000,000.00	$639,591	9-26-2007
Beijing Bank, Xuezhi Branch	2,000,000.00	$255,836	7-18-2007
China Agricultural Bank, Luotian County Square Branch	5,000,000.00	$639,591	9-5-2007
China Agricultural Bank, Luotian County Square Branch	2,600,000.00	$332,587	9-15-2008
Total Short-term Bank Loan	170,878,563.56	$21,858,467

On May 3, 2007, through a private placement, we raised approximately $19.8 million in gross proceeds, which left us with approximately $18 million in net proceeds after the deduction of offering expenses in the amount of approximately $ 1.8 million. We plan to use part of the proceeds to build new production lines and purchase new equipment for the expansion of our production capacity. This financing resulted in an increase of our net cash flow and a decrease of our asset/liability ratio and financial risks.

Our material capital expenditure requirements for the remaining period of fiscal year 2007 are approximately $12 million, which will be used for the purposes of the updating and expansion of our production lines, equipment and facilities. In addition, we expect that we will need to borrow an additional $2.25 million for working capital (to maintain our business operations) for the remainder of 2007 (the amount does not include existing borrowings which will be rolled over into new loans). We expect that amount to be raised through bank loans. From April 1, 2007 to March 31, 2008, we have $16.3 million in bank loans that will mature. We plan to replace these loans with new banks loan in the same amount.

We believe that our currently available working capital after receiving the aggregate proceeds of Lorain’s capital raising activities, the credit facilities referred to above and the expected additional credit facility should be adequate to sustain our operations at our current levels through at least the next twelve months.

Obligations Under Material Contracts

Below is a table setting forth our contractual obligations as of December 31, 2006:

Payments in thousands of U.S. dollars

	Total	Less than one year	1-3 years	3-5 years	More than 5 years
Long term debt obligations	1,384	5	1,384	0	0
Capital Lease obligations	0	0	0	0	0
Operating lease obligations	1,825	64	128	128	1,505
Purchase obligations	0	0	0	0	0
Other Long-term Liabilities Reflected on Registrant’s Balance Sheet under GAAP	0	0	0	0	0
Total	3,214	69	1,512	128	1,505

Below is a brief summary of the payment obligations under materials contracts to which we are a party.

On September 28, 2006, our subsidiary Beijing  Green Foodstuff Co., Ltd. enter into a credit facility agreement with the Shilibao Branch of Beijing Rural Commercial Bank Co., Ltd., for a loan in the principal amount of $1,903,846. The company has returned the amount of $ 5,117 and the balance due is $1,384,741. The interest rate for this loan is 0.765 % and the loan has a maturity date of September 27, 2007.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•
Method of Accounting -- We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by us conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

•
Use of estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

•
Principles of consolidation -- The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its commonly controlled entity. All significant inter-company balances and transactions are eliminated in combination.

As of December 31, 2006, the particulars of the commonly controlled entities are as follows:

Name of company	Place of incorporation	Attributable equity interest %	Registered capital
Shandong Green Foodstuff CO.,LTD.	PRC	80.2%	RMB 100,860,000
Luotian Green Foodstuff CO.,LTD.	PRC	100%	RMB 10,000,000
Junan Hongrun Foodstuff CO.,LTD.	PRC	100%	RMB 19,000,000
Beijing Green Foodstuff CO.,LTD.	PRC	100%	RMB 10,000,000

Accounting for the Impairment of Long-Lived Assets -- The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

Revenue recognition -- Our revenue recognition policies are in compliance with Staff Accounting  Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, we have no other significant obligations and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Our revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our raw materials are mostly fresh agricultural products. Therefore, we are subject to production seasonality by product, though we are able to maintain overall year-round production. Specifically, the main processing season for chestnut products is from the latter half of August to the next January. During the busy season, our chestnut production lines are running with full capacity. Other than this period, we still maintain a small amount of chestnut production by using frozen chestnuts. However, this pattern may change, as a result of new market opportunities or new product introductions.

Off-Balance Sheet Arrangements

We do not have any off-balance arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

We are exposed to interest rate risk primarily with respect to our short-term bank loans. Although the interest rates are fixed for the terms of the loans, the terms are typically 12 months and interest rates are subject to change upon renewal. Since April 28, 2006, China People’s Bank has increased the interest rate of RMB bank loans with a term of 6 months or less by 0.27%, and loans with a term of 6 to 12 months by 0.54%. The new interest rates are 5.67% and 6.39% for RMB bank loans with a term 6 months or less and loans with a term of 6-12 months, respectively. The change in interest rates has no impact on our bank loans that were made before April 28, 2006. A hypothetical 1.0% increase in the annual interest rates for all of our credit facilities at December 31, 2006 would decrease net income before provision for income taxes by approximately $230,000 for the six months ended December 31, 2006. Management monitors the banks’ interest rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in Renminbi. All of our assets are denominated in RMB except for cash. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues, if the selling prices of our products do not increase with these increased costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of May 8, 2007 (i) by each person who is known by us to beneficially own more than 5% of any class of our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Lorain International, Beihuan Zhong Road, Junan County, Shandong, China 276600.

		Shares Beneficially Owned[1]
		Common Stock[2]		Series A Voting Convertible Preferred Stock[3]		Series B Voting Convertible Preferred Stock[4]		% Total
Name & Address of Beneficial Owner	Office, If Any	Shares	% of Class	Shares	% of Class	Shares	% of Class	Voting Power[5]
Officers and Directors
Si Chen[6]	CEO and Secretary	0	*	0	*	627,897	63.00%	58.89%
Xiaodong Zhou	President and COO	0	*	0	*	0	*	*
Huanxiang Sheng	CFO and Treasurer	0	*	0	*	0	*	*
Timothy P. Halter[7] 12890 Hill Top Road Argyle, TX 76226	Director	0	*	100,000	100%	0	*	5.24%
All Officers and Directors as a group (4 persons named above)		0	*	100,000	100%	627,897	63.00%	64.13%
5% Security Holder
Hisashi Akazawa		0	*	0	*	697,663	70.00%	65.43%
Jeffrey L. Feinberg c/o JLF Asset Management, LLC[8] 2775 Via De La Valle, Suite 204 Del Mar, CA 92014		0	*	0	*	68,027.21	6.83%	6.39%
Jayhawk Private Equity Fund, L.P. 5410 West 61st Place, Suite 100 Mission, KS 66205		0	*	0	*	56,886.92	5.71%	5.34%
Kent C. McCartthy[9] 5410 West 61st Place, Suite 100 Mission, KS 66205		0	*	0	*	60,468.63	6.07%	5.68%
Halter Financial Investments, L.P. 12890 Hill Top Road Argyle, TX 76226		0	*	50,000	50%	0	*	2.52%
Halter Financial Group, L.P. 12890 Hill Top Road Argyle, TX 76226		0	*	50,000	50%	0	*	2.72%
David Brigante[10] 12890 Hill Top Road Argyle, TX 76226		0	*	100,000	100%	0	*	5.24%
George Diamond[11] 12890 Hill Top Road Argyle, TX 76226		0	*	100,000	100%	0	*	5.24%
Marat Rosenberg[12] 12890 Hill Top Road Argyle, TX 76226		0	*	100,000	100%	0	*	5.24%
Dimitri W. Cocorinis 1200 South Bonneville Drive Salt Lake City, UT 84108		1,486,925	14.15%	0	*	0	*	*
Terry Cononelos 4089 Mount Olympus Way Salt Lake City, UT 84124		1,875,456	17.85%	0	*	0	*	*
Heritage Management Consultants, Inc. 101 Watersedge Hilton Head Island, SC, 29928		1,642,000	15.63%	0	*	0	*	*
Chunhua Xiong Floor 7, Room 702 128 Prinsep Street, Singapore 188647		4,105,000	39.06%	0	*	0	*	*

* Less than 1%

1Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock. For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

2A total of 10,508,643 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).

3 Shares of Series A Voting Convertible Preferred Stock, which are convertible into shares of our common stock on the basis of one share of Series A Voting Convertible Preferred Stock for 428.56 shares of common stock. Holders of Series A Preferred Stock vote with the holders of Common Stock on all matters on an as converted to common stock basis. Each share of Series A Preferred Stock is entitled to 428.56 votes per share whereas each share of common stock is entitled to one vote per share. It is expected that all Series A Voting Convertible Preferred Stock will be converted into our common stock immediately following the filing of an amendment and restatement of our Certificate of Incorporation that will, among other things, effect a 1-for-32.84 reverse stock split. A total of 100,000 shares of our Series A Voting Convertible Preferred Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).

4Shares of Series B Voting Convertible Preferred Stock will be converted into shares of our common stock on the basis of one share of Series B Voting Convertible Preferred Stock for 23.375 shares of our common stock upon the effectiveness of our planned 1-for-32.84 reverse stock split. Holders of Series B Voting Convertible Preferred Stock vote with the holders of common stock on all matters on an as converted to common stock basis. A total of 996,718.78 shares of our Series B Voting Convertible Preferred Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).

5Percentage total voting power represents voting power with respect to all shares of our common stock, Series A Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock, as a single class.

6Mr. Akazawa has granted Mr. Chen the right to purchase a total of 627,867 shares of his Series B Voting Convertible Preferred Stock in accordance with the terms of an option agreement between Mr. Akazawa and Mr. Chen.

7Includes 48,000 shares owned by Halter Financial Investments, L.P. (“HFI”) and 52,000 shares owned by Halter Fincial Group, L.P. (“HFG”). TPH, L.P. is a limited partner of both HFI and HFG, of which TPH GP, LLC is the sole general partner, of which Timothy P. Halter is the sole member.

8Includes 29,811.04 shares owned by JLF Partners I, LP, 2,101.28 shares owned by JLF Partners II, LP and 36,114.89 shares owned by JLF Offshore Fund, Ltd. Jeffrey L. Feinberg is the managing member of JLF Asset Management, LLC, which serves as the management company and/or investment manager to JLF Partners I, LP, JLF Partners II, LP and JLF Offshore Fund, Ltd.

9Includes 56,886.92 shares owned by Jayhawk Private Equity Fund, L.P. and 3,581.71 shares owned by Jayhawk Private Equity Co-Invest Fund, L.P. Kent McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity GP, LP, which is the General Partner of both Jayhawk Private Equity Fund, L.P. and Jayhawk Private Equity Co-Invest Fund, L.P.

10Includes 48,000 shares owned by HFI and 52,000 shares owned by HFG. Bellfield Capital, L.P. is a limited partner of both HFI and HFG, of which Bellfield Capital Management, LLC is the sole general partner of which David Brigante is the sole member.

11Includes 48,000 shares owned by HFI and 52,000 shares owned by HFG. Colhurst Capital, L.P. is a limited partner of both HFI and HFG, of which Colhurst Capital GP, LLC is the sole general partner of which George L. Diamond is the sole member.

12Includes 48,000 shares owned by HFI and 52,000 shares owned by HFG. Rivergreen Capital, L.L.C. is a limited partner of both HFI and HFG, of which Marat Rosenberg is the sole member.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Timothy P. Halter (1)	40	Director

Si Chen	44	Director, Chief Executive Officer and Secretary

Xiaodong Zhou	36	President and Chief Operating Officer

Huanxiang Sheng	36	Chief Financial Officer and Treasurer

(1) Former President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer prior to May 3, 2007 and current director until the 10th day following the mailing of an information statement complying with Rule 14f-1 of the Securities Exchange Act.

Timothy P. Halter. Timothy P. Halter, age 40, has been the president and the sole stockholder of Halter Financial Group, Inc., a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance, since 1995. Mr. Halter currently serves as a director of the following public companies:  DXP Enterprises, Inc. (a Texas corporation), Nevstar Corporation (a Nevada corporation), Point Acquisition Corporation (a Nevada corporation), Marketing Acquisition Corporation (a Nevada corporation), BTHC VI, Inc. (a Delaware corporation), BTHC VII, Inc. (a Delaware corporation), BTHC VIII, Inc. (a Delaware corporation), and BTHC X, Inc. (a Delaware corporation). Mr. Halter will devote as much of his time to the Company’s business affairs as may be necessary to implement its business plan.

Si Chen. Mr. Chen became a director and our Chief Executive Officer and Secretary on May 3, 2007 when we completed our reverse acquisition of Lorain Holding. Mr. Chen is the founder of the Lorain Group Companies and served as the chairman of the Lorain Group Companies at all times since their founding and until the Lorain Group Companies were acquired in August, 2006. After the acquisition in August, 2006, Mr. Chen served as a director of Shandong Lorain until the reverse acquisition of Lorain Holding. He established Shandong Lorain in 1995. Before establishing our business, he worked for the county government and was responsible for the local agricultural economic development. Since 1995, Mr. Chen has been in charge of our strategic decisions and operational management.

Xiaodong Zhou. Mr. Zhou became our President and Chief Operating Officer on May 3, 2007 when we completed our reverse acquisition of Lorain Holding. Mr. Zhou joined the Lorain Group Companies in 1995 as a manager. He has been the CEO of the Lorain Group Companies since 2000. Before he joined the Lorain Group Companies, he worked for the county government as an economic official.

Huanxiang Sheng. Mr. Sheng became our Chief Financial Officer and Treasurer on May 3, 2007 when we completed our reverse acquisition of Lorain Holding. Mr. Sheng has been the chief financial officer of the Lorain Group Companies since August 2004. He has 16-years of experience in corporate accounting and finance. Before joining our company, he served as the chief executive officer and chief financial officer of Linyi Jiangxin Steel Co., Ltd, a steel manufacturer, from 2002 until 2004. Between 1990 and 2001, he worked in the accounting department of Shandong Gold Group, a gold mining company

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

The board of directors is currently composed of two persons, Mr. Timothy P. Halter and Mr. Si Chen. Mr. Halter has submitted his resignation as the sole director of the Company, which will become effective on the 10th day following the mailing of an information statement complying with Rule 14f-1 of the Securities Exchange Act.

We currently do not have standing audit, nominating or compensation committees, although we may form such committees in the future as the membership of the board of directors increases. Since we do not currently have an audit committee, we do not have an audit committee financial expert. Our board of directors handles the functions that would otherwise be handled by an audit committee. Upon the establishment of an audit committee, the board of directors will determine whether any of the directors qualify as an audit committee financial expert.

We have not implemented a process for stockholders to send communications to the board of directors because we have not had significant operations until recently. We intend to establish a reporting mechanism as soon as practicable.

Director Compensation

Historically, we have not paid our directors fees for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We do reimburse our directors for reasonable travel expenses related to attendance at board of director meetings.

Family Relationships

There are no family relationships among our director or officers.

Code of Ethics

On April 30, 2007, our board of directors adopted a new code of ethics that applies to our director and all of our officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The new code addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics has been filed as Exhibit 14 to this report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following is a discussion of our program for compensating our named executive officers and director. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists of two elements: base salary and bonus. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. We offer bonuses as a vehicle by which the named executive officers can earn additional compensation depending on individual, business unit and Company performance. The Company did not provide any other type of compensation to our named executive officers in 2006.

Base Salary. Our named executive officers receive base salaries commensurate with their roles and responsibilities. Subject to any applicable employment agreements, base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2006 are reflected in the Summary Compensation Table below.

Incentive Bonus. Our named executive officers are eligible for an annual performance-based cash bonus in accordance with the Company’s unwritten incentive bonus plan. We provide this bonus opportunity as a way to attract and retain highly skilled and experienced executive officers and to motivate them to achieve annual corporate, departmental and individual goals which consist of various revenue, cost and operational targets established by the board of directors. The bonus amounts are determined following the end of the fiscal year based on our performance and the performance of our executives. The bonus amounts paid to our named executive officers in 2006 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan.

Historically, we have not granted equity awards as a component of compensation, and we presently do not have an equity-based incentive program. In the future, we will likely adopt and establish an equity incentive plan pursuant to which equity awards may be granted to eligible employees, including each of our named executive officers, if our board of directors determines that it is in the best interest of Lorain Holding and our stockholders to do so.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have provided certain of our named executive officers with minimal perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services performed for us and our subsidiaries during 2006 in all capacities. No executive officers received compensation of $100,000 or more in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dimitri Cocorinis, former Director and CEO (1)	2006	-	-	1,500	(2)				-	1,500

Terry Cononelos, former Director, Secretary, Treasurer and CFO (3)	2006	-	-	1,500	(2)				-	1,500

Hisashi Akazawa (4)	2006	0	0	0		0	0	0	0	0

Si Chen, principal executive officer (5)	2006	6,300	50,000	0		0	0	0	0	0

Huanxiang Sheng, CFO and Treasurer (6)	2006	12,308	0	0		0	0	0	0	0

(1)	Mr. Cocorinis served as our chief executive officer from 1994 until his resignation on April 12, 2007. At such time, Timothy P. Halter became our chief executive officer.

(2)
On February 17, 2006, our board of directors approved the issuance of 150,000 shares of our common stock each to Dimitri Cocorinis and Terry Cononelos, who were officers of Millennium Quest. The issuance of this stock was authorized in consideration of services rendered by Messrs. Cocorinis and Cononelos to Millennium Quest. The transaction was valued at $1,500 per officer ($0.01 per share) in accordance with FAS-123R.

(3)	Mr. Cononelos served as our chief financial officer from 1994 until his resignation on April 5, 2007.

(4)
Mr. Hisahsi Akazawa served as the chairman and CEO or Lorain Holding from the time of formation of Lorain Holding in August, 2006 until the completion of the reverse acquisition of Lorain Holding on May 3, 2007.

(5)
On May 3, 2007, we acquired Lorain Holding in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Chen became our chief executive officer and a director. Prior to the effective date of the reverse acquisition, Mr. Chen served the Lorain Group Companies as a director of one of its subsidiaries, Shandong Lorain. Prior to Lorain Holdings acquiring the Lorain Group Companies in August, 2006, Mr. Chen served as the chairman and principal executive officer of the Lorain Group Companies. The annual, long term and other compensation shown in this table includes the amount Mr. Chen received in 2006 from the Lorain Group Companies.

(6)
On May 3, 2007, we acquired Lorain Holding in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Huanxiang Sheng became our chief financial officer. Prior to the effective date of the reverse acquisition, Mr. Huanxiang Sheng served the Lorain Group Companies as chief financial officer of our subsidiary, Shandong Lorain. Prior to Lorain Holdings acquiring the Lorain Group Companies in August, 2006, Mr. Sheng served as the chief financial officer of the Lorain Group Companies. The annual, long term and other compensation shown in this table includes the amount Mr. Huanxiang Sheng received in 2006 from the Lorain Group Companies.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee. All decisions regarding compensation are determined by our entire board of directors.

Stock Option and Stock Appreciation Rights

We do not currently have a stock option plan or stock appreciation rights plan. No stock options or stock appreciation rights were awarded during the fiscal year ended December 31, 2006.

Director Compensation

No cash compensation or other compensation was paid to our director for services as a director during the fiscal year ended December 31, 2006 and we have no standard arrangement pursuant to which any director is compensated for services as a director.

Employment Agreements

Our subsidiary, Shandong Lorain, has employment agreements with the following three executive officers:

Mr. Si Chen - our CEO’s employment agreement with Shandong Lorain became effective as of March 2, 2005. Mr. Chen is an employee-at-will of Shandong Lorain.

Mr. Xiandong Zhou - our COO’s employment agreement with Shandong Lorain became effective as of July 2, 2002. Mr. Zhou is an employee-at-will of Shandong Lorain.

Mr. Huanxianian Sheng - our CFO’s employment agreement with Shandong Lorain became effective as of December 7, 2004. Mr. Sheng is an employee-at-will of Shandong Lorain.

Each of the employment agreements provide that the executives will be provided cash compensation. The employment agreements provide that ten thousand RMB (approximately $1250) will be paid to the non-breaching party if there is a breach of contract. The employment agreements do not provide any change in control or severance benefits to the executives, and we do not have any separate change-in-control agreements with any of our executive officers.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 3, 2007, we consummated the transactions contemplated by a share exchange agreement with the owners of the issued and outstanding capital stock of Lorain Holding. Pursuant to the share exchange agreement, we acquired 100% of the outstanding capital stock of Lorain Holding in exchange for 697,663 shares of our Series B Voting Convertible Preferred Stock, which shares of preferred stock will be converted into 16,307,872 shares of our common stock when an amendment to our certificate of incorporation increasing the total authorized shares and effectuating a reverse stock split becomes effective. As a result of this transaction, Mr. Akazawa, a Japanese citizen, became the beneficial owner of approximately 65.43% of our outstanding capital stock.

On April 10, 2007, we completed the sale of an aggregate of 100,000 restricted shares of our Series A Preferred Stock to HFI for a cash purchase price of $455,000 pursuant to a Stock Purchase Agreement entered into between us and HFI dated as of April 5, 2007.  The Series A Preferred Stock is entitled to 428.56 votes per share and represents approximately 90% of the voting control of the Company as of the date of such acquisition. The transaction resulted in a change in control of the Company.  HFI used its own funds to acquire the Series A Preferred Stock which is convertible into Common Stock at the option of the holder at any time on or after the earliest to occur of: (a) September 30, 2007; (b) the date on which we complete a business combination with a corporation or business entity with current business operations; or (c) the date such conversion is approved by our board of directors. The Preferred Stock is also convertible at our option upon five days advance notice to the holder.

On May 3, 2007 we entered into a cancellation and escrow agreement with HFI, HFG and Securities Transfer Corporation, whereby HFI and HFG agreed to deposit into escrow 229,227 shares of our common stock that they will hold upon conversion of their Series A Voting Convertible Preferred Stock into common stock (taking into account the contemplated 1-for-32.84 reverse stock split and the conversion of Series B Voting Convertible Preferred Stock into common stock) and agreed that if we report, on a consolidated basis, in our Annual Report filed with the U.S. Securities and Exchange Commission, net income of $12.5 million for fiscal 2008, HFI and HFG will transfer to us for cancellation such shares in order to reduce the ownership of a certain group of stockholders. If this performance threshold is not met, such shares will be returned to HFI and HFG. Our director Timothy P. Halter is the Chairman of both HFI and HFG.

On February 14, 2007 our subsidiary Shandong Lorain entered into a financial advisory agreement with HFG International, Limited, a Hong Kong corporation, whereby HFG agreed to provide certain financial advisory and consulting services in implementing a restructuring plan, advising us on matters related to a capital raising transaction and facilitating Lorain Holding’s going public transaction. In consideration for these services, HFG International, Limited was paid a fee of $450,000 upon the closing of the going public transaction. Our director Timothy P. Halter is the principal stockholder and the chief executive officer of HFG International, Limited.

On February 17, 2006, our board of directors approved the issuance of 150,000 shares of our common stock each to Dimitri Cocorinis and Terry Cononelos, our former officers, or a total of 300,000 shares of common stock. The issuance of this stock was authorized in consideration of services rendered by Messrs. Cocorinis and Cononelos to Millennium Quest. The transaction was valued at $3,000 ($0.01 per share).

On or about February 1, 2006, C&C Investment Partnership, a partnership owned by Messrs. Cocorinis and Cononelos, loaned the Company the sum of $20,000, to cover business operations and outstanding payables. The loan was repayable, with interest at 7% per annum, on or before August 1, 2006 or the date on which the Company entered into a merger, reorganization or acquisition transaction, whichever occurred first. At the time of this loan the board of directors of the Company consisted of Messrs. Cocorinis and Cononelos, so this transaction cannot be considered the result of arms’ length negotiations. On August 11, 2006, C&C Investment Partnership agreed to extend the due date of this note for an additional 120 days. Pursuant to a Settlement and Stock Issuance Agreement dated on or about April 5, 2007, C&C Investment Partnership agreed to accept 2,500,000 shares of restricted common stock in the Company in payment and satisfaction of all amounts owed to C&C Investment Partnership by the Company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 20,000,000 shares of common stock, par value $0.001 per share.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that the persons receiving the greatest number of votes shall be the directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Pursuant to a Preferred Stock Purchase Agreement with Halter Financial Investments, L.P., dated April 5, 2007, we paid a special cash dividend in the aggregate amount of $415,000, or $0.18 per share, to holders of common stock outstanding on April 16, 2007. Other than this special dividend, our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

We have obtained the written consent of a majority in interest of our stockholders approving an amendment and restatement of our Restated Certificate of Incorporation that, among other things, increases our authorized common stock from 20 million to 200 million shares and effectuates a 1 for 32.84 reverse stock split of our common stock. We expect to file this amendment with the Delaware Secretary of State within 45 days. We must comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, before we file such amendment.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

Series A Voting Convertible Preferred Stock

As of May 3, 2007, we have 100,000 shares of Series A Voting Convertible Preferred Stock issued and outstanding, which are owned by Halter Financial Investments, L.P. and Halter Financial Group, L.P. Each share of Series A Voting Convertible Preferred Stock is entitled to 428.56 votes and can be converted into 428.56 shares of our common stock. We expect that the 100,000 shares of Series A Voting Convertible Preferred Stock will be converted 1,304,992 shares of common stock upon the effectiveness of a 1-for-32.84 reverse stock split which is expected to occur immediately following the filing of an amendment and restatement of our Restated Certificate of Incorporation in or about June 2007. The issuance of preferred stock while providing desirable flexibility in connection with possible acquisitions and other corporate purposes could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Series B Voting Convertible Preferred Stock

On May 3, 2007, in connection with the reverse acquisition of Lorain Holding, we issued 697,663 shares of our Series B Voting Convertible Preferred Stock to holders of capital stock of Lorain Holding in exchange for all issued and outstanding share of capital stock of Lorain Holding. On May 3, 2007, we also completed a private placement pursuant to which we issued and sold to certain accredited investors 299,055.78 shares of our Series B Voting Convertible Preferred Stock for $19.8 million. As a result, as of May 8, 2007 we have 996,718.78 shares of Series B Voting Convertible Preferred Stock issued and outstanding.

The shares of Series B Voting Convertible Preferred Stock vote on all matters together with all other classes of stock on an as-converted to common stock basis. Holders of Series B Convertible Preferred Stock have protective class voting veto rights on matters, such as business combination transactions, payment of dividends, the issuance of other classes of stock with senior rights, changes to our charter documents and stock redemptions. Shares of Series B Voting Convertible Stock have a senior liquidation payment preference in the event of a liquidation or sale of the company. Shares of Series B Voting Convertible Preferred Stock will be automatically converted into common stock at the rate of 23.375 shares of common stock for each share of Series B Voting Convertible Preferred Stock on the date we file an amendment and restatement of our Restated Certificate of Incorporation that will, among other things, effect a 1-for-32.84 reverse stock split. Adjustments to the conversion ratio of the Series B Voting Convertible Preferred Stock are made upon events such as stock dividends, stock splits and recapitalizations.

Warrants
We have granted a group of accredited investors three-year warrants to purchase 1,398,065 shares of our Common Stock exercisable at $4.25 per share. The number of underlying shares and the stated exercise price reflect the contemplated 1-for-32.84 reverse stock split of our outstanding common stock.

We have agreed to issue warrants to Sterne Agee & Leach, Inc. and its potential designee(s), for the purchase of up to an aggregate of 16,069,594 shares of our common stock (or 489,330 shares on a post-reverse-split basis), which warrants are for a term of 3 years and have an exercise price of $0.1294153 per share (or $4.25 per share on a post-reverse-split basis), and include piggyback registration rights to register such shares.

The exercise price of the foregoing warrants was determined based on the offering price of our common stock sold in the private placement transaction completed on May 3, 2007.

Transfer Agent and Registrar

Our independent stock transfer agent is Progressive Transfer, Inc. Their mailing address is 1981 East Holladay Blvd., Salt Lake City, UT 84117. Their phone number is (801) 272-9294.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “MLQT.OB” but has not been traded in the Over-The-Counter market except on a limited and sporadic basis. The CUSIP number is 600375109.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices (1)
	High	Low
TYD Through March, 2007
1st Fiscal Quarter (1/1/07-3/31/07)	1.10	1.10
Fiscal Year Ended December 31, 2006
1st Fiscal Quarter (1/1/06-3/31/06)	1.05	1.05
2nd Fiscal Quarter (4/1/06-6/30/06)	1.05	1.05
3rd Fiscal Quarter (7/1/06-9/30/06)	1.05	1.05
4th Fiscal Quarter (10/1/06-12/31/06)	1.10	1.10
Year Ended December 31, 2005
1st Fiscal Quarter (1/1/05-3/31/05)	N/A	N/A
2nd Fiscal Quarter (4/1/05-6/30/05)	N/A	N/A
3rd Fiscal Quarter (7/1/05-9/30/05)	N/A	N/A
4th Fiscal Quarter (10/1/05-12/31/05)	N/A	N/A

(1) The above tables set forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. We intend to comply with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On May 7, 2007, there are approximately 155 stockholders of record of our Common Stock.

Dividends

Pursuant to a Preferred Stock Purchase Agreement with Halter Financial Investments, L.P., dated April 5, 2007, we paid a special cash dividend in the aggregate amount of $415,000, or $0.18 per share, to holders of common stock outstanding on April 16, 2007. Other than noted above, we have  never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 3, 2007, we consummated the transactions contemplated the Share Exchange Agreement with the owners of the issued and outstanding capital stock of Lorain Holding. Pursuant to the Share Exchange Agreement, we acquired 100% of the outstanding capital stock of Lorain Holding in exchange for 697,663 shares of our Series B Voting Convertible Preferred Stock, which shares of our preferred stock will be converted into 16,307,872 shares of our common stock when an amendment and restatement of our Restated Certificate of Incorporation increasing the total authorized shares and effectuating a reverse stock split becomes effective. As a result of this transaction, Mr. Akazawa, a Japanese citizen, became the beneficial owner of approximately 65.43% of our outstanding capital stock.

On April 10, 2007, we completed the sale of an aggregate of 100,000 restricted shares of our Series A Voting Convertible Preferred Stock to Halter Financial Investments, L.P. (the “Purchaser”) for a cash purchase price of $455,000 pursuant to the Stock Purchase Agreement entered into between us and the Purchaser and dated as of April 5, 2007. We reported the signing of the Stock Purchase Agreement in our Annual Report on Form 10-KSB filed with the Commission on April 9, 2007 and the Stock Purchase Agreement was included as an exhibit to such report. The Preferred Stock is entitled to 428.56 votes per share and represented approximately 90% of the voting control of the Company (after giving effect to the issuance of stock to two former officers in cancellation of debt as described below). The foregoing transfers were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 17, 2006, our board of directors approved the issuance of 150,000 shares of common stock each to Dimitri Cocorinis and Terry Cononelos, our former officers, or a total of 300,000 shares of common stock. The issuance of this stock was authorized in consideration of services rendered by Messrs. Cocorinis and Cononelos to us. The transaction was valued at $3,000 ($0.01 per share).

On or about February 1, 2006, C&C Investment Partnership, a partnership owned by Messrs. Cocorinis and Cononelos, loaned Millennium Quest $20,000 to cover business operations and outstanding payables. The loan was repayable, with interest at 7% per annum, on or before August 1, 2006 or the date on which the Company entered into a merger, reorganization or acquisition transaction, whichever occurred first. At such time, the board of directors of the Company consisted of Messrs. Cocorinis and Cononelos, so this transaction cannot be considered the result of arms’ length negotiations. On August 11, 2006, C&C Investment Partnership agreed to extend the due date of this note for an additional 120 days. Pursuant to a Settlement and Stock Issuance Agreement dated on or about April 5, 2007, C&C Investment Partnership agreed to accept 2,500,000 shares of restricted common stock in the Company in payment and satisfaction of all amounts owed to C&C Investment Partnership by the Company.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On April 30, 2007, our board of directors approved the dismissal of Michael J. Larsen, PC as our independent auditor, effective upon the filing of the Company’s Quarterly Report on Form 10-QSB for the first quarter of 2007. Upon the effective date of the dismissal, we will file a separate current report on Form 8-K to disclose the effectiveness of the dismissal in accordance with Item 304(a) of Regulation S-K. A copy of the letter from Michael J. Larsen, PC addressed to the SEC will be also filed by us as Exhibit 16.1 to such current report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 30, 2007, concurrent with the decision to dismiss Michael J. Larsen, PC as our independent auditor, our Board of Directors elected to continue the existing relationship of our new subsidiary Lorain Holding with Samuel H. Wong & Co., LLP, Certified Public Accountants and appointed Samuel H. Wong & Co., LLP, Certified Public Accountants as our independent auditor.

During our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this report, there were no disagreements with Michael J. Larsen, PC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this report.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Lorain Holding, the former stockholder of Lorain Holding, Hisashi Akazawa (prior to the private placement transaction as described under Item 2.01) owned 100% of the total outstanding shares of our Series B Preferred Stock and 91% total voting power of all our outstanding voting securities. After the private placement, Mr. Akazawa’s interest in the company with diluted to 70% of the total outstanding shares of our Series B Voting Preferred Stock and 65.43% of the total voting power of all our outstanding voting securities. Mr. Akazawa has granted Mr. Chen, our Chief Executive Officer, an option, pursuant to that certain Option Agreement, dated May 3, 2007, for Mr. Chen to purchase 627,867 shares of our series B Voting Preferred stock in accordance with the terms thereof.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, as of May 3, 2007, Timothy P. Halter, our sole director, submitted his resignation letter pursuant to which he resigned from all offices of the Company that he holds effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which information statement will be mailed out on or about May 19, 2007. The resignation of Mr. Halter is not in connection with any known disagreement with us on any matter. Mr. Si Chen was appointed to the board of the directors at the closing time of the reverse acquisition.

A copy of this report has been provided to Mr. Halter. Mr. Halter has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

On May 3, 2007 in connection with the closing of the reverse acquisition, Mr. Si Chen was appointed as our Chief Executive Officer and Secretary. Mr. Huanxiang Sheng was appointed as Chief Financial Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

We plan to amend and restate our Restated Certificate of Incorporation to (i) change our name to American Lorain Corporation (ii) increase our authorized common stock from 20 million to 200 million shares and (iii) effect a 1-for-32.84 reverse stock split. Such amendments are expected to become effective in or about June 2007.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of International Lorain Holding, Inc., Shandong Green Foodstuff Co., Ltd, Junan Lorain Foodstuff Co., Ltd, Beijing Green Foodstuff Co., Ltd, and Loutian Green Foodstuff Co., Ltd. for the fiscal years ended December 31, 2006, 2005 and 2004.

(b)  Pro forma financial information

Filed herewith is the unaudited pro forma condensed consolidated financial information of Millennium Quest, Inc. and its subsidiaries for the requisite periods.

(d)  Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated May 3, 2007, by and among the registrant, International Lorain Holding, Inc. and Hisashi Akazawa.

3.1	Restated Certificate of Incorporation of the registrant, as amended.

3.2
By-Laws of the registrant, adopted on March 31, 2000. [incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form 10SB12G filed on October 19, 2001, in commission file number 0-31619].

4.1
Certificate of Designation of Series A Voting Convertible Preferred Stock of the registrant as filed with the Secretary of State of Delaware on April 9, 2007. [incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-KSB filed on April 9, 2007].

4.2	Certificate of Designation of Series B Voting Convertible Preferred Stock of the registrant as filed with the Secretary of State of Delaware on April 30, 2007.

4.3	Option Agreement, dated May 3, 2007, between Mr. Si Chen and Mr. Hisashi Akazawa.

4.4	Form of Registration Rights Agreement, dated May 3, 2007.

4.5	Form of Common Stock Purchase Warrant issued to Investors dated May 3, 2007.

4.6	Form of Common Stock Purchase Warrant issued to Sterne Agee & Leach, Inc., and its designee.

10.1	Form of the Securities Purchase Agreement, dated May 3, 2007.

10.2	Make Good Escrow Agreement, dated May 3, 2007, by and among the registrant, Sterne Agee & Leach, Inc., Mr. Hisashi Akazawa, Mr. Si Chen and Securities Transfer Corporation.

10.3	Closing Escrow Agreement, dated May 3, 2007, by and among the registrant, Sterne Agee & Leach, Inc. and Thelen Reid Brown Raysman & Steiner LLP.

10.4	Cancellation and Escrow Agreement, dated May 3, 2007, by and among the registrant, Halter Financial Investments, L.P., Halter Financial Group, L.P. and Security Transfer Corporation.

10.5	Employment Agreement, dated March 2, 2005, by and between Shandong Green Foodstuff CO., LTD and Si Chen.

10.6	Employment Agreement, dated July 2, 2002, by and between Shandong Green Foodstuff CO., LTD and Xiaodong Zhou.

10.7	Employment Agreement, dated December 7, 2004, by and between Shandong Green Foodstuff CO., LTD and Huanxiang Sheng.

10.8	Cooperation Agreement, dated May 18, 2006, by and between Beijing Green Foodstuff Co., Ltd. and the Chestnut Cooperation of Zhenzhai Village, Gaoling town, Miyun County.

10.9	Equity Transfer Agreement, dated August 15, 2006, by and between International Lorain Co., Ltd and International Lorain Holding, Inc.

10.10	Credit Facility Agreement, dated September 28, 2006, by and between Beijing Green Foodstuff Co., Ltd. and the Shilibao Branch of Beijing Rural Commercial Bank Co., Ltd.

10.11	Sales contract, dated May 13, 2006, by and between Shandong Green Foodstuff Co., Ltd. and the Shandong Lu An Import & Export Co., Ltd.

10.12	Sales contract, dated September 5, 2006, by and between Shandong Green Foodstuff Co., Ltd. and the Shinsei Foods Co., Ltd.

10.13	Sales Contract, dated September 10, 2006, by and between Junan Hongrun Foodstuff Co., Ltd. and the Shinsei Foods Co., Ltd.

10.14	Financial Advisory Agreement, dated February 14, 2007, by and between HFG International, Limited and Shandong Green Foodstuff Co., Ltd.

10.15	Consulting Agreement, dated March 8, 2007, by and between Heritage Management Consultants, Inc. and International Lorain Holding, Inc.

14	Business Ethics Policy and Code of Conduct, adopted on April 30, 2007.

21	List of subsidiaries of the registrant.

99.1	Press Release, dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Quest, Inc.

Date: May 9 , 2007

/s/ Si Chen
Chief Executive Officer

INTERNATIONAL LORAIN HOLDING, INC.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006
(Stated in US dollars)

INTERNATIONAL LORAIN HOLDING, INC.

CONTENTS	PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	2

CONSOLIDATED BALANCE SHEET	3 - 4

CONSOLIDATED STATEMENT OF INCOME	5

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY	6

CONSOLIDATED STATEMENT OF CASH FLOWS	7

NOTES TO FINANCIAL STATEMENTS	8 - 27

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of International Lorain Holding, Inc.

We have audited the accompanying consolidated balance sheet of International Lorain Holding, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity, and cash flows for the short year from August 4, 2006(date of incorporation) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Lorain Holding, Inc. as of December 31, 2006 and the results of its operations, and cash flows for the short year then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
March 1, 2007	Certified Public Accountants

2

INTERNATIONAL LORAIN HOLDING, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2006
(Stated in US Dollars)

	Note
ASSETS
Current assets
Cash and cash equivalents		$2,316,425
Pledged bank deposits	3	2,549,321
Trade accounts receivable	4	11,805,229
Trading securities		26,618
Prepayments for raw materials		2,406,161
Income tax prepayment		38,375
Other receivables	5	4,466,169
Inventories	6	12,294,354

Total current assets		$35,902,652
Property, plant and equipment, net	7	8,883,464
Leasehold Land, net	8	2,777,476

TOTAL ASSETS		$47,563,592

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term debts	9	$21,858,467
Notes payable	10	3,466,581
Accounts payable		1,795,968
Customers’ deposits		843,089
Accrued expenses and other payables	11	2,903,995
Acquisition payable	12	7,324,272
Current maturities of long term debts	13	5,117
Income tax payable		402,217

Total current liabilities		$38,599,706
Long term debts	13	1,384,741

TOTAL LIABILITIES		$39,984,447

See accompanying notes to financial statements

3

INTERNATIONAL LORAIN HOLDING, INC.

CONSOLIDATED BALANCE SHEET (Continued)
AS OF DECEMBER 31, 2006
(Stated in US Dollars)

	Note

Minority interests	14	$3,474,042

STOCKHOLDERS’ EQUITY
Common stock US$0.001 par value; 21,000,000 authorized; 100,000 issued and outstanding as
of December 31, 2006	1	$100
Additional paid-in-capital		19,900
Statutory reserves		904,594
Retained earnings		3,149,926
Accumulated other comprehensive income		30,583

		$4,105,103

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY		$47,563,592

See accompanying notes to financial statements

4

INTERNATIONAL LORAIN HOLDING, INC.

CONSOLIDATED STATEMENT OF INCOME
FOR THE PERIOD FROM AUGUST 4, 2006 (DATE OF INCORPORATION)
TO DECEMBER 31, 2006
(Stated in US Dollars)

	Notes

Net revenues	18	$29,131,850
Cost of revenues		(21,765,210)

Gross profit		$7,366,640

Operating expenses
Selling and marketing expenses		(606,828)
General and administrative expenses		(934,050)

Income from continuing operations		$5,825,762

Finance costs, net	16	(811,940)
Government grant		393,240
Other income		35,053
Other expenses		(30,851)

Income before taxation		$5,411,264
Income tax	17	(943,131)

Net income before minority interests		$4,468,133
Minority interests		(413,613)

Net income		$4,054,520

Net income per share, basic and diluted		$40.54

Weighted average shares outstanding of common stock		100,000

See accompanying notes to financial statements

5

INTERNATIONAL LORAIN HOLDING, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 4, 2006 (DATE OF INCORPORATION)
TO DECEMBER 31, 2006
(Stated in US Dollars)

						Accumulated
	Common stock		Additional			other
	Number		paid-in-	Statutory	Retained	comprehensive
	of share	Amount	capital	reserves	earnings	income	Total

Balance, January 1, 2006	100,000	$100	19,900	-	-	-	20,000
Net income					4,054,520		4,054,520
Appropriations to statutory
reserves				904,594	(904,594)		-
Adjustments to foreign
currency translation						30,583	30,583

Balance, December 31, 2006	100,000	$100	19,900	904,594	3,149,926	30,583	4,105,103

See accompanying notes to financial statements

6

INTERNATIONAL LORAIN HOLDING, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 4, 2006 (DATE OF INCORPORATION)
TO DECEMBER 31, 2006
(Stated in US Dollars)

Cash flows from operating activities
Net income	$4,054,520
Minority interest	413,613
Depreciation	251,375
Amortization	23,788
Increase in accounts and other receivables	33,729,902
Increase in inventories	6,112,052
Increase in accounts and other payables	(36,310,583)

Net cash provided by operating activities	$8,274,667

Cash flows from investing activities
Acquisition of subsidiaries, net of cash equivalents	873,966
Purchase of plant and equipment	(1,566,164)
Increase in pledged deposits	(417,738)
Payment of cost of lease prepayment	(1,391,577)

Net cash used in investing activities	$(2,501,513)

Cash flows from financing activities
Issue of common stock	20,000
Bank borrowings	8,248,038
Bank repayment	(11,744,862)

Net cash used in financing activities	$(3,476,824)

Net increase in cash and cash equivalents	2,296,330

Effect of foreign currency translation on cash
and cash equivalents	20,095

Cash and cash equivalents-beginning of year	-

Cash and cash equivalents-end of year	$2,316,425

Supplementary cash flow information:
Interest received	$37,195
Interest paid	1,005,531

See accompanying notes to financial statements

7

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	ORGANIZATION, BASIS OF PRESENTATION AND PRINCIPAL ACTIVITIES

Organization

International Lorain Holding, Inc. (“the Company”) was incorporated under the Companies Law of the Cayman Islands with limited liabilities on August 4, 2006. The Company currently operates through three wholly-owned and one holding subsidiaries located in Mainland China: Shandong Green Foodstuff Co., Ltd. (“Shandong Lorain”), Junan Hongrun Foodstuff Co., Ltd. (“Junan Hongrun”), Luotian Green Foodstuff Co., Ltd. (“Luotian Lorain”), and Beijing Green Foodstuff Co., Ltd. (“Beijing Lorain”).

The Company and its subsidiaries (hereinafter, collectively referred to as “the Group”) are engaged in development, manufacture and sales of food products worldwide. The Group produces hundreds of varieties of food categorized into three divisions: chestnut products, convenient food including Ready-to-Cook (RTCs), Ready-to-Eat (RTEs) and Meals Ready-to-Eat (MREs), and frozen and canned food.

Basis of Presentation

The current equity structure is established through a series of restructuring transactions:

The Company was incorporated in Cayman Islands in August 2006. Mr. Hisashi Akazawa has 100% equity ownership. In July, 2006, Junan Hongrun acquired the 100% equity ownership of Beijing Lorain. In September, 2006, the Company acquired the 100% equity ownership of Luotian Lorain. On August 30, 2006, the Company acquired the 100% equity ownership of Junan Hongrun, and thus Beijing Lorain became our indirectly wholly-owned subsidiary through Junan Hongrun. In August, 2006, the Company acquired the 25% equity ownership of Shandong Lorain. After that, the Company hold 80.2% equity ownership of Shandong Lorain including 55.2% indirectly holdings through our wholly-owned subsidiary Junan Hongrun. The remaining 19.8% equity of Shangdong Lorain is held by a state-owned interest, Shandong Economic Development Investment Corporation.

After the restructuring described as above, the Company presently has two direct wholly-owned subsidiaries Junan Hongrun and Luotian Lorain, one indirect wholly-owned subsidiary through Junan Hongrun, which is Beijing Lorain. In addition, the Company directly and indirectly own 80.2% ownership of Shandong Lorain. The rest 19.8% state-owned equity of Shandong Lorain is not included in the listing subject.

Mr. Hisashi Akazawa owns 100% equity interest of the Company.

8

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Principles of consolidation

The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its commonly controlled entity. All significant inter-company balances and transactions are eliminated in combination.

The Company owned its subsidiaries soon after its inception and continued to own the equity interests through December 31, 2006. The following table depicts the identity of each subsidiary:

Name of Company	Place of Incorporation	Attributable EquityInterest %	Registered Capital
Shandong Green Foodstuff Co., Ltd	PRC	80.2	$12,901,823	(RMB 100,860,000)
Luotian Green Foodstuff Co., Ltd.	PRC	100	$1,279,181	(RMB 10,000,000)
Junan Hongrun Foodstuff Co., Ltd	PRC	100	$2,430,445	(RMB 19,000,000)
Beijing Green Foodstuff Co., Ltd	PRC	100	$1,279,181	(RMB 10,000,000)

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

9

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)	Leasehold Land

Leasehold Land represents cost of land use rights in the PRC. Land use rights are carried at cost and amortized on a straight-line basis over the period of rights of 50 year.

(f)	Property, Plant and Equipment

Plant and Equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Machinery and equipment	10 years
Office equipment	5 years
Motor vehicles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

10

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting period, there was no impairment loss.

(h)	Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

(i)	Investment securities

The Company classifies its equity securities into trading or available-for-sale. Trading securities are bought and held principally for the purpose of selling them in the near term. All securities not included in trading securities are classified as available-for-sale.

Trading and available-for-sale securities are recorded at fair value. Unrealized holding gains and losses on trading securities are included in the net income. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from net income and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific-identification basis.

A decline in the market value of any available-for-sale security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value. The impairment is charged as an expense to the statement of income and comprehensive income and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end, and forecasted performance of the investee.

11

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premiums and discounts are amortized or accreted over the life of the related available-for-sale security as an adjustment to yield using the effective-interest method. Dividend and interest income are recognized when earned.

As at December 2006, the unrealized gains and loses on these investments are immaterial.

(j)	Inventories

Inventories consisting of finished goods and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(k)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is doubtful. Bad debts are written off as incurred.

(l)	Customer deposits

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

(m)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. Thus far, no bank account is maintained in the United States of America.

(n)	Advertising

All advertising costs are expensed as incurred. The Group incurred $1,265 for advertising costs during the period from August 4, 2006 (date of incorporation) to December 31, 2006.

(o)	Shipping and handling

All shipping and handling are expensed as incurred. The Group incurred $627,420 for shipping and handling expenses during the period from August 4, 2006 (date of incorporation) to December 31, 2006.

12

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Research and development

All research and development costs are expensed as incurred. The Group incurred $1,249 for research and development costs during the period from August 4, 2006 (date of incorporation) to December 31, 2006.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the consolidated statement of income as incurred. The Group incurred (date of incorporation) $4,719 for the retirement benefits during the period from August 4, 2006 to December 31, 2006.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future year. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(s)	Statutory reserves

Statutory reserves refer to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

2006
Period end RMB : US$ exchange rate	7.81750
Average yearly RMB : US$ exchange rate	7.90911

13

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(u)	Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). When goods have been delivered and accepted by customer, no sales return and discount is granted.

(v)	Earnings per share

Basic earnings per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the sum of the weighted average number of ordinary shares outstanding and dilutive potential ordinary shares during the year. During the year ended December 31, 2006, no dilutive potential ordinary shares was issued.

(w)	Segment reporting

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision-maker as the source for determining the Company’s reportable segments.

(x)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated pursuant to FASB No. 5

14

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(z)	Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

15

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	PLEDGED BANK DEPOSITS

Pledged bank deposits are restricted cash with banks for general banking facilities and notes payables.

4.	TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable	$12,032,110
Less: Allowance for doubtful accounts	(226,881)

$11,805,229

The Group offer credit terms of between 90 to 180 days to most of their international distributors and between 30 to 90 days for most of their domestic distributors.

An analysis of the allowance for doubtful accounts for the year ended December 31, 2006 is as follows:

Balance at beginning of year	$-
Arising through acquisition	67,090
Addition of bad debt expense, net	159,791

Balance at end of year	$226,881

5.	OTHER RECEIVABLES

Other receivables at December 31, 2006 consist of the following:

Advances to suppliers	$1,083,467
Amount due from a director	561,995
Turnover taxes prepayment	159,136
Purchases advances	2,661,571

$4,466,169

Amount due from a director is unsecured, interest free and has no fixed repayment date.

16

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

6.	INVENTORIES

Inventories at December 31, 2006 consist of the following:

Raw materials	$7,785,927
Finished goods	4,508,427

$12,294,354

7.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment at December 31, 2006 consist of the following:

At cost
Buildings	$5,706,515
Landscaping, plant and tree	462,654
Machinery and equipment	3,658,663
Office equipment	163,100
Motor vehicles	245,139

$10,236,071
Less: accumulated depreciation	(2,184,172)
Construction in progress	831,565

$8,883,464

Depreciation and amortization expense is included in the statement of income and comprehensive income as follows:

Cost of revenues	$221,046
Selling and marketing expenses	9,518
General and administrative expenses	20,811

$251,375

17

Construction in progress mainly comprises capital expenditures for construction of the Company’s new corporate campus, including offices, factories and staff dormitories. Capital commitments for the construction are immaterial for the three year.

Landscaping, plant and tree are chestnut tree in the growing bases, which have not been the significant procurement source.

18

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

8.	LEASEHOLD LAND, NET

Leasehold Land at December 31, 2006 consists of the following:

Leasehold Land, at cost	$2,886,587
Accumulated amortization	(109,111)

$2,777,476

Leasehold Land represents the prepaid land use right. The PRC government owns the land on which the Company’s corporate campus is being constructed.

Amortization expense for the above leasehold land was $23,788 for the period from August 4, 2006 (date of incorporation) to December 31, 2006. Amortization expense calculated by straight-line is at $48,037 per year.

9.	SHORT-TERM DEBTS

Short-term debts are as follows:

Loans from Junan County Construction Bank,
interest rate at 6.264% per annum
Due between 1/10/2007 and 9/7/2007	$3,652,576

Loans from Junan County Agriculture Bank, interest
rate at 7.6500% to 10.404% per annum
Due between 1/10/2007 and 12/5/2007	6,269,636

Loan from Junan County Industrial and Commercial
Bank, interest rate at 4.650% to 6.120% per annum
Due between 1/11/2007 and 12/10/2007	4,699,925

Loan from Junan County Agricultural Financial
Institution, interest rate at 9.765% per annum
Due between 1/13/2007 and 5/22/2007	181,644

$14,803,781

19

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

9.	SHORT-TERM DEBTS (Continued)

Loan from Linyi Commercial Bank, interest rates
at 9.765% to 10.4715% per annum
Due between 1/9/2007 and 11/29/2007	$1,688,520

Loan from Junan Agricultural Development Bank,
interest rate at rates at 5.3625% to 6.435% per annum
Due between 7/19/2007 and 9/4/2007	1,279,182

Loan from Beijing Miyun County Shilipu Rural
Financial Institution, interest rates at 0.6600% to
0.7650% per annum
Due between 3/30/2007 and 5/27/2007	2,539,174

Loan from China Agricultural Bank, Miyun Branch,
interest rate at 0.5850% per annum
Due 7/18/2007	575,632
Loan from China Agricultural Bank, Luotian Square
Branch interest rates at 7.605% to 7.950% per annum
Due 6/30/2007 and 9/5/2007	972,178

$7,054,686

$21,858,467

The loans were primarily obtained for general working capital.

Interest expenses for the loans were $966,031 for the period from August 4, 2006 (date of incorporation) to December 31, 2006.

20

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

10.	NOTES PAYABLE

Notes payable at December 31, 2006 consist of the following:

Notes to Industrial and Commercial	$
Bank, bank commission charge at
3.7440% , due June 1, 2007		3,274,704
Notes to Linyi Commercial Bank
bank commission charge at
2.85% , due May 20, 2007		191,877

		$3,466,581

11.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables at December 31, 2006 consist of the following:

Accrued salaries and wages	$346,738
Accrued utility expenses	114,856
Accrued Interest expenses	11,178
Accrued transportation expenses	100,089
Other accruals	90,000
Business and other taxes	734,492
Purchases disbursements payables	1,506,642

$2,903,995

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

12.	ACQUISITION PAYABLE

Acquisition Payable represented total amount due to shareholders of the four subsidiaries involved in the acquisition deal, which is disclosed in Note 15.

21

After paying-down $2,967,115 towards this debt on April 13, 2007, on April 25, 2007, the Company has agreed with the related debtor and the stockholder to convert the remaining balance of $4,357,157 into common stock equity to the stockholder.

22

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

13.	LONG-TERM DEBTS

Long-term debts are as follows:

Loan from Bank of China, Junan Branch
interest rates at 0.67% per annum
Due 5/19/2009	$14,738

Loan from International Trust & Investment Co., Ltd,
interest rates at 0.67% per annum
Due 6/13/2008	1,279,181

Loan from Agricultural Development Department of
Luotian Government, interest rates at 0.67% per
Annum
Due 12/11/2010	95,939

$1,389,858

Less: Current maturities of long-term debts	(5,117)

$1,384,741

Interest expenses for the loans were $39,500 for the period from August 4, 2006 (date of incorporation) to December 31, 2006.

14.	MINORITY INTERESTS

This represents the 19.8% equity of Shangdong Lorain held by a state-owned interest, Shandong Economic Development Investment Corporation.

23

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

15.	ACQUISITION

In July, 2006, Junan Hongrun acquired 100% equity ownership of Beijing Lorain. In September, 2006, the Company acquired 100% equity ownership of Luotian Lorain. On August 30, 2006, the Company acquired 100% equity ownership of Junan Hongrun, and thus Beijing Lorain became the indirectly wholly-owned subsidiary through Junan Hongrun. In August, 2006, the Company acquired 25% equity ownership of Shandong Lorain. After that, the Company holds 80.2% equity ownership of Shandong Lorain including 55.2% indirectly holdings through the wholly-owned subsidiary Junan Hongrun. The remaining 19.8% equity of Shangdong Lorain is held by a state-owned interest, Shandong Economic Development Investment Corporation.

The following table depicts total assets acquired and liabilities assumed from the above-mentioned subsidiaries at fair values. However, pursuant to the Acquisition Agreement, the Purchase Price was $7,319,476, which was less than the Net Assets acquired of $11,867,757 by $4,546,281. This differential represents Negative Goodwill, which was accounted for according to generally accepted accounting principles in the United States as addressed below.

Cash	$8,055,825
Other current assets	68,783,142
Property and equipment	10,508,588
Other assets	2,379,848

Total assets acquired	89,727,403
Current liabilities	(77,861,646)

Net assets acquired	$11,865,757
Less: Negative goodwill	(4,546,281)

Acquisition price	7,319,476

Negative goodwill has been applied to reduce the property and equipment as at the acquisition.

16.	FINANCE COSTS, NET

Details of finance costs are summarized as follows:

24

Total interest expense:
Short-term loans (refer to Note 9)	$966,031
Long-term loans (refer to Note 13)	39,500
1,005,531
Interest Income	(37,195)
Others	(156,396)
811,940

25

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

17.	INCOME TAXES

All of the Group’s income before income taxes and related tax expenses are from PRC sources. In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, also in accordance with the relevant taxation laws in the PRC, some of the subsidiaries of the Group are eligible for tax exemption. In particular, from the time that a company has its first profitable tax year, the company is exempt from corporate income tax for its first two year and is then entitled to a 50% tax reduction for the succeeding three year. Actual income tax expenses reported in the consolidated statements of income and comprehensive income differ from the amounts computed by applying the PRC statutory income tax rate of 33% to income before income tax for the period from August 4, 2006 (date of incorporation) to December 31, 2006 for the following reasons:

Income before tax	$5,411,264

Tax at the income tax rate	1,785,717
Effect of tax exemption granted	(842,586)

Income tax	$943,131

As of December 31, 2006, there existed no deferred tax assets or liabilities for the Group pursuant to the PRC tax law.

26

INTERNATIONAL LORAIN HOLDING, INC.

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

18.	SEGMENT INFORMATION

The Group currently engages in the manufacturing and distribution of a wide variety of convenient food and chestnuts products. Net revenues for the period from August 4, 2006 (date of incorporation) to December 31, 2006 were as follows:

Net revenues by product:

Chestnut	$13,983,288	48%
Convenience Food	3,495,822	12%
Frozen, Canned and Bulk Food	11,652,740	40%

	$29,131,850	100%

Net revenues by geographic area:

China	$11,267,798	39%
Japan	9,597,286	33%
Kuwait	1,129,209	4%
Others	7,137,557	25%

	$29,131,850	100%

27

Shandong Green Foodstuff Co., Ltd

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US dollars)

SHANDONG GREEN FOODSTUFF CO., LTD

CONTENTS	PAGES
REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	1

BALANCE SHEETS	2 - 3

STATEMENTS OF INCOME	4

STATEMENTS OF STOCKHOLDERS’ EQUITY	5

STATEMENTS OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The board of directors and stockholders of
Shandong Green Foodstuff Co., Ltd

We have audited the accompanying balance sheets of Shandong Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shandong Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California March 1, 2007	Samuel H. Wong & Co., LLP Certified Public Accountants

1

SHANDONG GREEN FOODSTUFF CO., LTD

BALANCE SHEETS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$511,520	$5,155,380	$2,127,107
Pledged deposits	3	588,617	2,838,067	1,566,638
Trade accounts receivable	4	5,552,813	2,137,692	4,896,673
Amounts due from related
companies	5	10,159,238	11,473,570	8,734,488
Prepayments for raw materials		2,165,886	1,553,362	698,598
Other receivables	6	2,569,335	2,641,743	2,803,172
Inventories	7	5,081,421	5,425,698	5,743,344

Total current assets		$26,628,830	$31,225,512	$26,570,020
Property, plant and equipment, net	9	5,129,286	3,720,647	3,603,836
Investment securities		26,620	16,476	9,654
Leasehold land, net	10	921,513	469,177	469,007

TOTAL ASSETS		$32,706,249	$35,431,812	$30,652,517

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loans	11	$11,825,958	$16,427,664	$13,573,087
Current maturities of long term
debt	14	5,117	-	-
Accounts payable		1,152,798	1,237,010	1,025,574
Notes payable	12	191,877	2,229,544	1,568,817
Customers’ deposits		105,227	78,475	3,657,924
Accrued expenses and other
payables	13	568,229	1,000,696	1,164,878
Income tax payable		338,609	194,466	199,912

Total current liabilities		$14,187,815	$21,167,855	$21,190,192
Long term debts	14	1,288,803	-	-

TOTAL LIABILITIES		$15,476,618	$21,167,855	$21,190,192

The accompanying notes are an integral part of these financial statements.

2

SHANDONG GREEN FOODSTUFF CO., LTD

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
STOCKHOLDERS’ EQUITY
Common stock		$12,467,395	$12,467,395	$965,426
Additional paid-in-capital		266,391	266,391	266,391
Statutory reserves		1,248,805	915,951	647,605
Retained earnings		2,588,502	479,225	7,587,614
Accumulated other comprehensive
income		658,538	134,995	(4,711)

		$17,229,631	$14,263,957	$9,462,325

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$32,706,249	$35,431,812	$30,652,517

The accompanying notes are an integral part of these financial statements.

3

SHANDONG GREEN FOODSTUFF CO., LTD

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
Net revenues		$23,151,286	$18,861,695	$25,280,603
Cost of revenues		(17,858,007)	(14,506,900)	(21,129,419)

Gross profit		$5,293,279	$4,354,795	$4,151,184

Operating expenses
Selling and marketing expenses		(788,207)	(832,674)	(1,599,215)
General and administrative expenses		(949,281)	(654,916)	(701,581)

Income from continuing operations		$3,555,791	$2,867,205	$1,850,388

Finance costs, net	15	(1,096,616)	(1,018,385)	(1,163,984)
Government grant		481,380	317,701	438,748
Other income		10,390	69,778	87,726
Other expenses		(14,425)	(3,165)	(2,556)

Income before taxation		$2,936,520	$2,233,135	$1,210,321
Income tax	8	(494,390)	(191,386)	(199,896)

Net income		$2,442,131	$2,041,749	$1,010,426

The accompanying notes are an integral part of these financial statements.

4

SHANDONG GREEN FOODSTUFF CO., LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

					Accumulated
		Additional			other
	Common	paid-in-	Statutory	Retained	comprehensive
	stock	capital	reserves	earnings	income	Total
Balance, January 1, 2004	$965,426	266,391	498,609	6,726,184	-	8,456,610
Net income				1,010,426		1,010,426
Appropriations to statutory
reserves			148,996	(148,996)
Foreign currency translation
adjustment					(4,711)	(4,711)

Balance, December 31, 2004	$965,426	266,391	647,605	7,587,614	(4,711)	9,462,325

Balance, January 1, 2005	$965,426	266,391	647,605	7,587,614	(4,711)	9,462,325
Net income				2,041,749
Issue of common stock	11,501,969					11,501,969
Appropriations to statutory
reserves			268,346	(268,346)
Dividends				(8,881,792)		(8,881,792)
Foreign currency translation
adjustment					139,706	139,706

Balance, December 31, 2005	$12,467,395	266,391	915,951	479,225	134,995	14,263,957

Balance, January 1, 2006	$12,467,395	266,391	915,951	479,225	134,995	14,263,957
Net income				2,442,131		2,442,131
Appropriations to statutory
reserves			332,854	(332,854)
Foreign currency translation
adjustment					523,543	523,543

Balance, December 31, 2006	$12,467,395	266,391	1,248,805	2,588,502	658,538	17,229,631

The accompanying notes are an integral part of these financial statements.

5

SHANDONG GREEN FOODSTUFF CO., LTD

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	2006	2005	2004
Cash flows from operating activities
Net income	$2,442,131	$2,041,749	$1,010,426
Depreciation	329,974	303,106	212,748
Amortization	18,508	12,016	6,820
(Increase)/Decrease in accounts and other receivables	(3,171,836)	(4,581,133)	(11,766,993)
(Increase)/Decrease in inventories	511,135	461,812	(2,787,974)
Increase/(Decrease) in accounts and other payables	(1,324,978)	1,334,197	12,157,081

Net cash (used in)/provided by operating
activities	$(1,195,066)	$(428,253)	$(1,167,893)

Cash flows from investing activities
Purchase of plant and equipment	(1,590,317)	(351,317)	(1,590,485)
Increase in pledged bank deposits	2,294,111	(1,210,599)	(311,835)
Payment of leasehold land	(446,486)	(6,492)	(202,999)
Investments in securities	(9,407)	(6,461)	(9,653)

Net cash used in investing activities	$247,901	$(1,574,869)	$(2,114,972)

Cash flows from financing activities
Issue of common stock	-	11,501,969	-
Dividend paid	-	(8,881,792)	-
Bank borrowings	14,560,283	17,241,146	12,224,322
Bank repayment	(18,326,617)	(14,966,498)	(10,081,478)

Net cash provided by/(used in) financing	$(3,766,334))	$4,894,825	$2,142,844
activities
Net increase/(decrease) in
cash and cash equivalents	(4,713,500)	2,891,703	(1,140,021)

Effect of foreign currency translation on cash
and cash equivalents	69,640	136,570	(4,831)

Cash and cash equivalents-beginning of year	5,155,380	2,127,107	3,271,959

Cash and cash equivalents-end of year	$511,520	$5,155,380	$2,127,107
Supplementary cash flow information:
Interest received	$131,455	$111,645	$131,455
Interest paid	1,105,761	1,105,761	1,105,761

The accompanying notes are an integral part of these financial statements.

6

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1.ORGANIZATION AND PRINCIPAL ACTIVITIES

Shandong Green Foodstuff Co., Ltd was established in the People’s Republic of China (the PRC) as a limited company in July 1994. The Company currently operates and locates in Junan County, Shandong Province of the People’s Republic of China.

The Company is engaged in the development, manufacture and sales of food products worldwide. The Group produces hundreds of varieties of food categorized into three divisions: chestnut products, convenient food including Ready-to-Cook (RTCs), Ready-to-Eat (RTEs) and Meals Ready-to-Eat (MREs), and frozen and canned food.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

7

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Leasehold land

Leasehold land is stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful live is 50 years.

(e)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows: -

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	10 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(g)	Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

8

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h)	Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(j)	Customer deposits

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

(k)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(l)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005	2004
Year end RMB : US$ exchange rate	7.81750	8.07340	8.28650
Average yearly RMB : US$ exchange rate	7.98189	8.20329	8.28723

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(m)	Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

9

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

(n)	Advertising

The Company expensed all advertising costs as incurred.

(o)	Shipping and handling

All shipping and handling are expensed as incurred.

(p)	Research and development

All research and development costs are expensed as incurred.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(s)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

10

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u) Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

11

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3. PLEDGE BANK DEPOSITS

Pledged bank deposits are restricted cash with banks for general banking facilities and notes payables.

4. TRADE ACCOUNTS RECEIVABLE

	2006	2005	2004
Trade accounts receivable
- unrelated parties	$5,742,077	$2,160,496	$4,913,776
Less: Allowance for doubtful
accounts	(189,264)	(22,804)	(17,103)
	$5,552,813	$2,137,692	$4,896,673

An analysis of the allowance for doubtful accounts for the years ended December 31, 2006, 2005, and 2004 is as follows: -

	2006	2005	2004
Balance at beginning of year	$22,804	$17,103	$24,938
Addition of bad debt expense, net	166,460	5,701	(7,835)
Balance at end of year	$189,264	$22,804	$17,103

5. AMOUNTS DUE FROM RELATED COMPANIES

Amounts due from related companies are unsecured, interest free and have no fixed repayment dates.

6. INVENTORIES

Inventories at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Raw materials	$2,286,603	$1,920,243	$1,775,332
Finished goods	2,794,818	3,505,455	3,968,012
	$5,081,421	$5,425,698	$5,743,344

12

SHANDONG GREEN FOODSTUFF CO., LTD
NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

7. OTHER RECEIVABLES

Other receivables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Advances to suppliers	$268,151	$244,524	$266,907
Turnover taxes prepayment	-	-	378,707
Purchases disbursements
advances	2,301,184	2,397,219	2,157,558
	$2,569,335	$2,641,743	$2,803,172

8. INCOME TAXES

All of the Company’s income before income taxes and related tax expenses are from PRC sources. In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. Actual income tax expenses reported in the statements of income and comprehensive income differ from the amounts computed by applying the PRC statutory income tax rate of 33% to income before income tax for the three years ended December 31, 2006, 2005, and 2004 for the following reasons: -

	2006	2005	2004
Income before tax	$2,936,520	$2,233,135	$1,210,321
Tax at the income tax rate	969,052	736,935	399,311
Effect of tax exemption granted	(474,662)	(545,549)	(199,415)
Income tax	$494,390	191,386	199,896

No provision for deferred tax (benefit) has been made for the PRC tax jurisdiction because no significant deferred tax liabilities or assets existed as of either December 31, 2006, 2005, or 2004.

13

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
At cost:
Building	$2,259,939	$1,619,407	$1,577,762
Landscaping, plant and tree	814,001	216,513	20,853
Machinery and equipment	2,872,190	2,652,910	2,461,204
Office equipment	121,891	107,932	98,125
Motor vehicles	286,016	247,256	240,313
	$6,354,037	$4,844,018	$4,398,257
Less: accumulated depreciation	(1,497,058)	(1,123,371)	(794,421)
Construction in progress	272,307	-	-
	$5,129,286	$3,720,647	$3,603,836

Depreciation and amortization expense is included in the statement of income and comprehensive income as follows: -

	2006	2005	2004
Cost of revenues	$287,865	$261,396	$186,674
Selling and marketing expenses	18,111	20,384	13,956
General and administrative expenses	23,997	21,326	12,119
	$329,973	$303,106	$212,749

Construction in progress mainly comprises capital expenditures for construction of the Company’s new corporate campus, including offices, factories and staff dormitories.

14

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

10. LEASEHOLD LAND

Leasehold land at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Leasehold land, at cost	$960,249	$488,387	$475,827
Less: Accumulated amortization	(38,735)	(19,210)	(6,820)
	$921,513	$469,177	$469,007

Leasehold land represent the prepaid land use right. The land on which the Company’s new corporate campus is being constructed is owned by the PRC government.

Amortization expenses for the above lease prepayments were approximately $18,508, $12,016, and $6,820 for the years ended December 31, 2006, 2005, and 2004, respectively. Estimated amortization expense for the next five years is approximately $18,508 each year.

11. SHORT TERM BANK LOANS

The followings are the short term bank loans outstanding as at December 31, 2006, 2005, and 2004: -

	2006	2005		2004
Loans from Junan County Construction Bank,
interest rates at 6.264% per annum
Due between 1/10/2007 and 9/7/2007	$3,339,656	$		$
Due between 1/16/2006 and 4/22/2006			7,253,655
Due between 1/12/2005 and 12/31/2005					6,204,470

Loans from Junan County Agriculture Bank,
interest rates at 7.6500% to 10.404% per
annum
Due between 1/10/2007 and 12/5/2007	5,299,775
Due between 1/16/2006 and 12/19/2006			5,247,696
Due between 1/13/2005 and 10/14/2005					3,927,634

Loan from Junan County Industrial and
Commercial Bank, interest rates at 4.650% to
6.120% per annum
Due between 1/11/2007 and 12/10/2007	3,004,883
Due between 2/23/2006 and 12/19/2006			3,926,313
Due between 1/12/2005 and 9/22/2005					3,440,983

15

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

11. SHORT TERM BANK LOANS (Continued)

Loan from Junan County Agricultural
Financial Institution, interest rates at 9.765%
per annum
Due between 1/13/2007 and 5/22/2007	181,644
Due between 9/10/2006 and 10/20/2006		505,923
Due between 1/22/2005 and 5/24/2005			70,539
	$11,825,958	$16,427,664	$13,573,087

The loan was primarily obtained for general working capital.

Interest expenses for the loans were $1,142,083, $1,105,761, and $1,110,632 respectively for the years ended December 31, 2006, 2005, and 2004.

12. NOTES PAYABLE

The followings are the notes payable outstanding as at December 31, 2006, 2005, and 2004: -

	2006	2005		2004

Notes to Linyi Commercial Bank
bank commission charge at 0.05% ,
Due 5/20/2007	$191,877	$		$

Notes to Junan County Agriculture Bank,
bank commission charge at 0.05% ,
Due 3/29/2006			1,238,636

Notes to Junan County Industrial and Commercial Bank
bank commission charge at 0.05% ,
Due between 4/30/2006 and 5/19/2006			990,908
Due 3/25/2005					724,069

Loan from Junan County Agricultural
Financial Institution,
bank commission charge at 0.05% ,
Due between 4/5/2005 and 5/26/2005					844,747

	$191,877		$2,229,544		$1,568,817

16

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

13. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Accrued salaries and wages	$42,854	$69,842	$166,513
Accrued utility expenses	68,288	120,004	75,200
Accrued Interest expenses	4,419	304,232	204,183
Accrued transportation expenses	-	6,504	399,564
Business and other taxes	73,425	200,653	-
Purchases disbursements payables	379,241	299,459	319,420
	$568,229	$1,000,696	$1,164,878

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

14. LONG-TERM DEBTS

Long-term debts are as follows:

Loan from Bank of China, Junan Branch
interest rates at 0.67% per annum
Due 5/19/2009	$14,738

Loan from International Trust & Investment Co., Ltd,
interest rates at 0.67% per annum
Due 6/13/2008	1,279,182
$1,293,920
Less: Current maturities of long term debts	(5,117)
$1,288,803

Interest expenses for the loans were $39,500 for the year ended December 31, 2006.

17

SHANDONG GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

15. FINANCE COSTS, NET

Details of finance costs are summarized as follows:

	2006	2005	2004
Total interest cost incurred	$1,181,583	$1,105,761	$1,110,632
Interest income	(131,455)	(111,645)	(98,150)
Others	46,488	24,269	151,502
	$1,096,616	$1,018,385	$1,163,984

18

Junan Hongrun Foodstuff Co., Ltd

FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005, AND 2004
(Stated in US dollars)

JUNAN HONGRUN FOODSTUFF CO., LTD

CONTENTS	PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	1

BALANCE SHEETS	2 - 3

STATEMENTS OF INCOME	4

STATEMENTS OF STOCKHOLDERS’ EQUITY	5

STATEMENTS OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Junan Hongrun Foodstuff Co., Ltd

We have audited the accompanying balance sheets of Junan Hongrun Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Junan Hongrun Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
March 1, 2007	Certified Public Accountants

1

JUNAN HONGRUN FOODSTUFF CO., LTD

BALANCE SHEETS
AS OF DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$484,156	$1,729,469	$2,426,963
Pledged deposits	3	1,960,704	-	-
Trade accounts receivable	4	3,183,750	4,112,198	1,595,047
Prepayments for raw materials		136,515	220,714	733,290
Amounts due from related
companies	5	-	1,545,813	-
Other receivables	6	1,692,811	1,691,891	2,019,029
Inventories	7	4,024,578	6,013,884	6,073,173

Total current assets		$11,482,514	$15,313,969	$12,847,502
Property, plant and equipment, net	9	2,312,157	2,251,017	1,412,514
Investments in subsidiaries		8,012,792	-	-
Leasehold land, net	10	1,298,438	314,324	313,451

TOTAL ASSETS		$23,105,901	$17,879,310	$14,573,467

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loans	11	$6,265,320	$2,655,322	$1,559,547
Accounts payable		648,993	535,468	486,661
Notes payable	12	3,274,704	1,535,908	-
Amounts due to related companies	5	6,316,983	7,955,750	7,146,318
Customers’ deposits		24,756	152,958	1,259,418
Accrued expenses and other
payables	13	744,413	608,772	1,553,037

Total current liabilities		$17,275,169	$13,444,178	$12,004,981

TOTAL LIABILITIES		$17,275,169	$13,444,178	$12,004,981

The accompanying notes are an integral part of these financial statements.

2

JUNAN HONGRUN FOODSTUFF CO., LTD

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004

STOCKHOLDERS’ EQUITY
Common stock		$2,394,230	$603,376	$603,376
Statutory reserves		922,489	490,610	265,863
Retained earnings		2,283,513	3,244,696	1,699,077
Accumulated other comprehensive
Income		230,500	96,450	170

		$5,830,732	$4,435,132	$2,568,486

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$23,105,901	$17,879,310	$14,573,467

The accompanying notes are an integral part of these financial statements.

3

JUNAN HONGRUN FOODSTUFF CO., LTD

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004

Net revenues		$14,991,955	$11,091,448	$8,557,309
Cost of revenues		(11,048,370)	(8,792,987)	(6,574,581)

Gross profit		$3,943,585	$2,298,461	$1,982,728

Operating expenses
Selling and marketing expenses		(236,346)	(133,391)	(26,436)
General and administrative expenses		(314,533)	(189,618)	(143,229)

Income from continuing operations		$3,392,706	$1,975,452	$1,813,063

Finance costs, net	14	(412,711)	(241,152)	(25,807)
Other income		38,909	36,676	22,856
Other expenses		(24,999)	(610)	(37,843)

Income before taxation		$2,993,905	$1,770,366	$1,772,269
Income tax	8	(310,181)

Net income		$2,683,724	$1,770,366	$1,772,269

The accompanying notes are an integral part of these financial statements.

4

JUNAN HONGRUN FOODSTUFF CO., LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

				Accumulated
				other
	Common	Statutory	Retained	comprehensive
	stock	reserves	earnings	income	Total

Balance, January 1, 2004	$603,376	-	192,671	-	796,047
Net income			1,772,269		1,772,269
Appropriations to statutory
reserves		265,863	(265,863)
Foreign currency translation
adjustment				170	170

Balance, December 31, 2004	$603,376	265,863	1,699,077	170	2,568,486

Balance, January 1, 2005	$603,376	265,863	1,699,077	170	2,568,486
Net income			1,770,366		1,770,366
Appropriations to statutory
reserves		224,747	(224,747)
Foreign currency translation
adjustment				96,280	96,280

Balance, December 31, 2005	$603,376	490,610	3,244,696	96,450	4,435,132

Balance, January 1, 2006	$603,376	490,610	3,244,696	96,450	4,435,132
Net income			2,683,724		2,683,724
Issue of common stock	1,790,854				1,790,854
Appropriations to statutory
reserves		431,879	(431,879)
Dividends			(3,213,028)		(3,213,028)
Foreign currency translation
adjustment				134,050	134,050

Balance, December 31, 2006	$2,394,230	922,489	2,283,513	230,500	5,830,732

The accompanying notes are an integral part of these financial statements.

5

JUNAN HONGRUN FOODSTUFF CO., LTD

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

	2006	2005	2004
Cash flows from operating activities
Net income	$2,683,724	$1,770,366	$1,772,269
Depreciation	110,584	88,364	58,538
Amortization	21,036	7,284	1,063
(Increase)/Decrease in accounts and other receivables	1,698,494	(7,800,209)	(9,565,377)
(Increase)/Decrease in inventories	2,141,141	216,115	(2,170,091)
Increase in accounts and other payables	919,637	4,807,571	9,604,477
Net cash (used in)/provided by operating
activities	$7,574,616	$(910,509)	$(299,121)

Cash flows from investing activities
Purchase of plant and equipment	(98,297)	(876,896)	(405,884)
Increase in pledged bank deposits	(1,920,323)	-	-
Payment of leasehold land	(974,805)	-	(276,951)
Investments in subsidiaries	(7,847,765)	-	-

Net cash used in investing activities	$(10,841,190)	$(876,896)	$(682,835)

Cash flows from financing activities
Issue of common stock	1,790,854	-	-
Dividend paid	(3,213,028)	-	-
Bank borrowings	8,837,033	2,378,799	1,631,817
Bank repayment	(5,423,398)	(1,340,889)	(72,401)
Net cash provided by/(used in) financing
activities	$1,991,461	$1,037,910	$1,559,416
Net increase/(decrease) in
cash and cash equivalents	(1,275,113)	(749,495)	577,460

Effect of foreign currency translation on cash
and cash equivalents	29,799	52,001	93
Cash and cash equivalents-beginning of year	1,729,469	2,426,963	1,849,410

Cash and cash equivalents-end of year	$484,156	$1,729,469	$2,426,963

Supplementary cash flow information:
Interest received	$8,449	$5,182	$6,947
Interest paid	386,224	199,617	27,111

The accompanying notes are an integral part of these financial statements

6

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Junan Hongrun Foodstuff Co., Ltd was established in the People’s Republic of China (the PRC) as a limited company in November 2002. The Company currently operates and locates in Junan County, Shandong Province of the mainland China.

The Company is engaged in the development, manufacture and sales of food products worldwide. The Group produces hundreds of varieties of food categorized into three divisions: chestnut products, convenient food including Ready-to-Cook (RTCs), Ready-to-Eat (RTEs) and Meals Ready-to-Eat (MREs), and frozen and canned food.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

7

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d) Leasehold land

Leasehold land is stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful live is 50 years.

(e) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	10 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(g) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

8

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(j) Customer deposits

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

(k) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(l) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005	2004
Year end RMB : US$ exchange rate	7.81750	8.07340	8.28650
Average yearly RMB : US$ exchange rate	7.98189	8.20329	8.28723

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

9

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m) Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). , No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

(n) Advertising

The Company expensed all advertising costs as incurred.

(o) Shipping and handling

All shipping and handling are expensed as incurred.

(p) Research and development

All research and development costs are expensed as incurred.

(q)Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

(r) Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(s)  Statutory reserve

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

10

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(u)	Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

11

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3. PLEDGE BANK DEPOSITS

Pledged bank deposits are restricted cash with banks for general banking facilities and notes payables.

4. TRADE ACCOUNTS RECEIVABLE

	2006	2005	2004

Trade accounts receivable	$3,207,962	$4,148,314	$1,608,220

Less: Allowance for doubtful
Accounts	(24,212)	(36,116)	(13,173)

	$3,183,750	$4,112,198	$1,595,047

An analysis of the allowance for doubtful accounts for the years ended December 31, 2006, 2005, and 2004 is as follows: -

	2006	2005	2004

Balance at beginning of year	$36,116	$13,173	$87
Addition of bad debt expense, net	(11,904)	22,943	13,086

Balance at end of year	$24,212	$36,116	$13,173

5. AMOUNTS DUE FROM RELATED COMPANIES

Amounts due from related companies are unsecured, interest free and have no fixed repayment dates.

6. OTHER RECEIVABLES

Other receivables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Advances to related companies	-			-
Advances to suppliers	$1,100,916	$1,118,758	$
Turnover taxes prepayment	-	-		57,602
Purchases disbursements
advances	591,895	573,133		1,961,427
	$1,692,811	$1,691,891		$2,019,029

12

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

7. INVENTORIES

Inventories at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Raw materials	$3,228,446	$671,609	$1,495,477
Finished goods	796,132	5,342,275	4,577,696

	$4,024,578	$6,013,884	$6,073,173

8. INCOME TAXES

All of the Company’s income before income taxes and related tax expenses are from PRC sources. In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. Actual income tax expenses reported in the statements of income and comprehensive income differ from the amounts computed by applying the PRC statutory income tax rate of 33% to income before income tax for the three years ended December 31, 2006, 2005, and 2004 for the following reasons: -

	2006	2005	2004

Income before tax	$2,993,905	$1,770,366	$1,772,269

Tax at the income tax rate	987,989	584,221	584,849
Effect of tax exemption granted	(677,808)	(584,221)	(584,849)

Income tax	$310,181	$-	$-

No provision for deferred tax (benefit) has been made for the PRC tax jurisdiction as no significant deferred tax liabilities or assets existed as of either December 31, 2004, 2005, or 2006.

13

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
At cost
Building	$1,790,742	$1,733,981	$759,335
Machinery and equipment	771,776	666,477	517,435
Office equipment	25,228	20,784	11,807
Motor vehicles	22,675	9,265	-

	$2,610,421	$2,430,507	$1,288,577
Less: accumulated depreciation	(298,264)	(179,490)	(87,398)
Construction in progress	-	-	211,335

	$2,312,157	$2,251,017	$1,412,514

Depreciation and amortization expense is included in the statement of income and comprehensive income as follows: -

	2006	2005	2004

Cost of revenues	$103,392	$83,500	$55,679
Selling and marketing expenses	1,410	1,372	1,358
General and administrative expenses	5,782	3,492	1,500

	$110,584	$88,364	$58,537

Construction in progress mainly comprises capital expenditures for construction of the Company’s new corporate campus, including offices, factories and staff dormitories.

14

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

10. LEASEHOLD LAND, NET

Leasehold land at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Leasehold land, at cost	$1,331,645	$324,718	$315,507
Accumulated amortization	(33,207)	(10,394)	(2,056)

	$1,298,438	$314,324	$313,451

Leasehold land represents the prepaid land use right. The land on which the Company’s new corporate campus is being constructed is owned by the PRC government.

Amortization expenses for the above lease prepayments were approximately $21,036, $7,284 and $1,063 for the years ended December 31, 2006, 2005, and 2004 respectively. Estimated amortization expense for the next five years is approximately $21,036 each year.

11. SHORT TERM BANK LOANS

	2006	2005	2004
Loans from Junan County Construction Bank,
interest rates at 6.264% per annum
Due 5/3/2007	312,922
Due 5/3/2006		302,816
Due 5/3/2005			147,612

Loans from Junan County Agriculture Bank, interest rates at 7.6500% to 10.404% per annum
Due between 1/11/2007 and 7/20/2007	1,441,879
Due between 1/3/2006 and 12/21/2006		916,369

Loan from Junan County Industrial and Commercial Bank, interest rates at 4.650% to 6.120% per annum
Due between 4/26/2007 and 12/22/2007	1,542,817
Due 5/3/2006		61,252

15

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

12. SHORT TERM BANK LOANS (Continued)

Loan from Linyi Commercial Bank, interest rates at 9.765% to 10.4715% per annum

Due between 1/9/2007 and 11/29/2007	1,688,520
Due between 1/9/2006 and 4/21/2006		1,374,885
Due between 2/28/2005 and 4/26/2005
			1,411,935
Loan from Junan Agricultural Development Bank, interest rate at 5.3625% to 6.435% per annum
Due between 7/19/2007 and 9/4/2007	1,279,182

	$6,265,320	$2,655,322	$1,559,547

The loan was primarily obtained for general working capital.

Interest expenses for the loans were $386,234, $199,617, and $27,111 respectively for the years ended December 31, 2006, 2005, and 2004.

13. NOTES PAYABLE

Notes payable at December 31, 2006, 2005, and 2004 consist of the following: -

16

	2006	2005	2004
Notes to Junan County Industrial and
Commercial Bank
bank commission charge at 0.05% ,
Due 6/1/2007	3,274,704
Loan from Junan County Agricultural
Financial Institution,
bank commission charge at 0.05% ,
Due 11/25/2006		297,273
Notes to Junan County Agriculture Bank,
bank commission charge at 0.05% ,
Due between 3/22/2006 and 3/30/2006		1,238,635

	$3,274,704	$1,535,908	$-

17

JUNAN HONGRUN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

14. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Accrued salaries and wages	$225,855	$42,254	$98,576
Accrued utility expenses	6,931	17,098	39,505
Dividend payable	136,872	-	-
Business and other taxes	145,768	190,083	-
Purchases disbursements payables	228,987	359,337	1,414,956

	$744,413	$608,772	$1,553,037

15. FINANCE COSTS, NET

Details of finance costs are summarized as follows: -

	2006	2005	2004

Total interest cost incurred	$386,234	$199,617	$27,111
Interest income	(8,449)	(5,182)	(6,947)
Others	34,926	46,717	5,643

	$412,711	$241,152	$25,807

18

Beijing Green Foodstuff Co., Ltd

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US dollars)

BEIJING GREEN FOODSTUFF CO., LTD

CONTENTS	PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	1

BALANCE SHEETS	2 - 3

STATEMENTS OF INCOME	4

STATEMENTS OF STOCKHOLDERS’ EQUITY	5

STATEMENTS OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7 - 16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The board of directors and stockholders of Beijing Green Foodstuff Co., Ltd

We have audited the accompanying balance sheets of Beijing Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
March 1, 2007	Certified Public Accountants

1

BEIJING GREEN FOODSTUFF CO., LTD

BALANCE SHEETS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$886,799	$361,622	$87,799
Trade accounts receivable	3	1,287,812	695,828	274,525
Prepayments for raw materials		96,353	1,030,169	629,327
Other receivables	5	259,509	389,102	128,986
Inventories	4	1,956,324	2,483,678	1,042,584

Total current assets		$4,486,797	$4,960,399	$2,163,221
Property, plant and equipment, net	7	4,398,768	2,645,649	2,510,235

TOTAL ASSETS		$8,885,565	$7,606,048	$4,673,456

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loans	9	$2,795,011	$2,477,271	$2,051,530
Accounts payables		478,424	1,407,074	884,195
Amounts due to related companies	8	1,949,252	1,699,886	474,364
Customers’ deposits		633,735	185,795	59,111
Accrued expenses and other
payables	10	827,435	381,173	100,852
Income tax payable		63,607	99,170	4,120

Total current liabilities		$6,747,464	$6,250,369	$3,574,172

TOTAL LIABILITIES		$6,747,464	$6,250,369	$3,574,172

The accompanying notes are an integral part of these financial statements.

2

BEIJING GREEN FOODSTUFF CO., LTD

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004

STOCKHOLDERS’ EQUITY
Common stock		$1,206,753	$1,206,753	$1,206,753
Statutory reserves		142,093	30,391
Retained earnings		697,038	85,894	(107,494)
Accumulated other comprehensive
income		92,217	32,641	25

		$2,138,101	$1,355,679	$1,099,284

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$8,885,565	$7,606,048	$4,673,456

The accompanying notes are an integral part of these financial statements.

3

BEIJING GREEN FOODSTUFF CO., LTD

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004

Net revenues		$9,034,694	$3,515,481	$1,785,538
Cost of revenues		(7,071,404)	(2,717,527)	(1,538,852)

Gross profit		$1,963,290	$797,954	$246,686

Operating expenses
Selling and marketing expenses		(374,370)	(103,885)	(5,435)
General and administrative expenses		(341,788)	(203,228)	(198,108)

Income from continuing operations		$1,247,132	$490,841	$43,143

Finance costs, net	11	(270,062)	(172,397)	(108,513)
Government grant		23	1,829	48,267
Other income		13,536	1,816	9,654
Other expenses		(7,975)	(710)	(3,741)

Income before taxation		$982,654	$321,379	$(11,190)
Income tax	6	(259,808)	(97,600)	(5,767)

Net income		$722,846	$223,779	$(16,957)

The accompanying notes are an integral part of these financial statements.

4

BEIJING GREEN FOODSTUFF CO., LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

				Accumulated
				other
	Common	Statutory	Retained	comprehensive
	stock	reserves	earnings	income	Total

Balance, January 1, 2004	$1,206,753	-	(90,537)	-	1,116,216
Net income			(16,957)		(16,957)
Appropriations to statutory
reserves
Foreign currency translation
adjustment				25	25

Balance, December 31, 2004	$1,206,753	-	(107,494)	25	1,099,284

Balance, January 1, 2005	$1,206,753	-	(107,494)	25	1,099,284
Net income			223,779		223,779
Appropriations to statutory
reserves		30,391	(30,391)
Dividends
Foreign currency translation
adjustment				32,616	32,616

Balance, December 31, 2005	$1,206,753	30,391	85,894	32,641	1,355,679

Balance, January 1, 2006	$1,206,753	30,391	85,894	32,641	1,355,679
Net income			722,846		722,846
Issue of common stock
Appropriations to statutory
reserves		111,702	(111,702)
Dividends
Foreign currency translation
adjustment				59,576	59,576

Balance, December 31, 2006	$1,206,753	142,093	697,038	92,217	2,138,101

The accompanying notes are an integral part of these financial statements.

5

BEIJING GREEN FOODSTUFF CO., LTD

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	2006	2005	2004
Cash flows from operating activities
Net income	$722,844	$223,779	$(16,957)
Depreciation	95,880	84,588	25,853
(Increase)/decrease in accounts and other receivables	583,227	(1,021,245)	253,024
(Increase)/decrease in inventories	596,120	(1,391,191)	(155,261)
Increase/(decrease) in accounts and other payables	994	2,158,217	1,072,137

Net cash (used in)/provided by operating
activities	$1,999,065	$54,148	$1,178,796

Cash flows from investing activities
Purchase of plant and equipment	(1,728,073)	(153,513)	(1,426,088)

Net cash used in investing activities	$(1,728,073)	$(153,513)	$(1,426,088)

Cash flows from financing activities
Bank borrowings	250,567	2,803,750	2,051,356
Bank repayment	(18,792)	(2,438,044)	(1,810,020)

Net cash provided by/(used in) financing
activities	$231,775	$365,706	$241,336
Net increase/(decrease) in
cash and cash equivalents	502,767	266,341	(5,956)

Effect of foreign currency translation on cash
and cash equivalents	22,410	7,482	10

Cash and cash equivalents-beginning of year	361,622	87,799	93,745

Cash and cash equivalents-end of year	$886,799	$361,622	$87,799

Supplementary cash flow information:
Interest received	25,306	4,983	1,722
Interest paid	$244,757	$167,414	$106,791

The accompanying notes are an integral part of these financial statements.

6

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Beijing Green Foodstuff Co., Ltd was established in the People’s Republic of China (the PRC) as a limited company in July, 2003. The Company currently operates and locates in Miyun County, Beijing in the People’s Republic of China.

The Company is engaged in the development, manufacture and sales of food products worldwide. The Group produces hundreds of varieties of food categorized into three divisions: chestnut products, convenient food including Ready-to-Cook (RTCs), Ready-to-Eat (RTEs) and Meals Ready-to-Eat (MREs), and frozen and canned food.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

7

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

(d) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	10 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(e) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(f) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

(g) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

8

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(i) Customer deposits

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

(j) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(k) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005	2004
Year end RMB : US$ exchange rate	7.81750	8.07340	8.28650
Average yearly RMB : US$ exchange rate	7.98189	8.20329	8.28723

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l)Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibles is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). , No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

9

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m) Advertising

The Company expensed all advertising costs as incurred.

(n) Shipping and handling

All shipping and handling are expensed as incurred.

(o) Research and development

All research and development costs are expensed as incurred.

(p) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

(q) Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(r)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(s)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

10

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

11

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  TRADE ACCOUNTS RECEIVABLE

	2006	2005	2004

Trade accounts receivable	$1,295,722	$700,627	$274,947
Less: Allowance for doubtful
accounts	(7,910)	(4,799)	(422)

	$1,287,812	$695,828	$274,525

An analysis of the allowance for doubtful accounts for the years ended December 31, 2006, 2005, and 2004 is as follows: -

	2006	2005	2004

Balance at beginning of year	$4,799	$422	$-
Addition of bad debt expense, net	3,111	4,377	422

Balance at end of year	$7,910	$4,799	$422

4.  INVENTORIES

Inventories at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Raw materials	$1,538,547	$1,733,509	$258,453
Finished goods	417,777	750,169	784,131

	$1,956,324	$2,483,678	$1,042,584

12

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

5.  OTHER RECEIVABLES

Other receivables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Sundry deposits	$30,717	$-	$-
Turnover taxes prepayment	144,168	11,864	-
Purchases disbursements
advances	84,624	377,238	128,986

	$259,509	$389,102	$128,986

6.  INCOME TAXES

All of the Company’s income before income taxes and related tax expenses are from PRC sources. In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. Actual income tax expenses reported in the statements of income and comprehensive income differ from the amounts computed by applying the PRC statutory income tax rate of 33% to income before income tax for the three years ended December 31, 2006, 2005, and 2004 for the following reasons: -

	2006	2005	2004

Income before tax	$982,654	$321,379	$(11,190)

Tax at the income tax rate	324,275	106,055	(3,693)
Effect of tax exemption granted	(64,467)	(8,455)	9,460

Income tax	$259,808	$97,600	$5,767

No provision for deferred tax (benefit) has been made for the PRC tax jurisdiction because no significant deferred tax liabilities or assets existed as of either December 31, 2006, 2005, or 2004.

13

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

7.  PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
At cost:
Building	$3,309,826	$2,294,886	$2,235,869
Landscaping, plant and tree	191,877	-	-
Machinery and equipment	519,296	430,689	276,530
Office equipment	48,579	38,245	34,730
Motor vehicles	12,241	11,853	-

	$4,081,819	$2,775,673	$2,547,129
Less: accumulated depreciation	(239,495)	(130,024)	(36,894)
Construction in progress	556,444	-	-

	$4,398,768	$2,645,649	$2,510,235

Depreciation and amortization expense is included in the statement of income and comprehensive income as follows: -

	2006	2005	2004

Cost of revenues	$95,880	$84,588	$25,853

Construction in progress mainly comprises capital expenditures for construction of the Company’s new corporate campus, including offices, factories and staff dormitories.

8.  AMOUNTS DUE TO RELATED COMPANIES

Amounts due to related companies are unsecured, interest free and have no fixed repayment date.

14

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

9.  SHORT TERM BANK LOANS

The followings are the short term bank loans outstanding as at December 31, 2006, 2005, and 2004.

	2006		2005		2004

Loan from Beijing Miyun County Shilipu	$		$		$
Rural Financial Institution, interest rates at
0.6600% to 0.7650% per annum
Due between 3/30/2007 and 5/27/2007		2,539,175
Due between 3/30/2006 and 5/30/2006				2,477,271
Due between 5/27/2005 and 9/27/2005						2,051,530

Loans from Junan County Agriculture Bank, interest rates at 0.5850% per annum
Due 7/18/2007		255,836

		$2,795,011		$2,477,271		$2,051,530

The loan was primarily obtained for general working capital.

Interest expenses for the loans were $244,756, $167,414, and $106,791 respectively for the years ended December 31, 2006, 2005, and 2004.

10.  ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004

Accrued salaries and wages	$8,014	$4,986	$19,878
Accrued utility expenses	37,333	42,396	39,416
Interest payable	5,513	590	12,128
Accrued staff welfare	100,089	28,871	21,188
Business and other taxes	11,715	11,715	1
Purchases disbursements payables	664,771	292,615	8,241

	$827,435	$381,173	$100,852

15

BEIJING GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

11.  FINANCE COSTS, NET

Details of finance costs are summarized as follows: -

	2006	2005	2004

Total interest cost incurred	$244,756	$167,414	$106,791
Others	25,306	4,983	1,722

	$270,062	$172,397	$108,513

16

Luotian Green Foodstuff Co., Ltd

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US dollars)

LUOTIAN GREEN FOODSTUFF CO., LTD

CONTENTS	PAGES
REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	2

BALANCE SHEETS	3 - 4

STATEMENTS OF INCOME	5

STATEMENTS OF STOCKHOLDERS’ EQUITY	6

STATEMENTS OF CASH FLOWS	7

NOTES TO FINANCIAL STATEMENTS	8 - 17

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The board of directors and stockholders of
Luotian Green Foodstuff Co., Ltd

We have audited the accompanying balance sheets of Luotian Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luotian Green Foodstuff Co., Ltd as of December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California March 1, 2007	Samuel H. Wong & Co., LLP Certified Public Accountants

2

LUOTIAN GREEN FOODSTUFF CO., LTD

BALANCE SHEETS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$408,201	$182,567	$110,269
Trade accounts receivable	3	1,780,856	1,047,205	845,286
Prepayments for raw materials		7,406	3,716	304,712
Income tax prepayment		38,375	-	-
Other receivables	4	161,975	67,510	185,962
Inventories	5	1,232,031	1,528,494	1,417,048

Total current assets		$3,628,844	$2,829,492	$2,863,277
Property, plant and equipment, net	7	1,677,697	1,672,020	1,262,173
Leasehold land, net	8	557,524	548,250	548,177

TOTAL ASSETS		$5,864,065	$5,049,762	$4,673,627

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loans	9	$972,178	$1,114,772	$1,206,782
Accounts payable		47,405	96,413	119,181
Amounts due to related companies	10	1,893,004	1,817,937	1,113,805
Customers’ deposits		79,372	72,448	10,867
Accrued expenses and other
payables	11	357,835	774,608	1,040,580
Income tax payable		-	11,385	8,419

Total current liabilities		$3,349,794	$3,887,563	$3,499,634
Long term debt	12	95,939	-	-

TOTAL LIABILITIES		$3,445,733	$3,887,563	$3,499,634

The accompanying notes are an integral part of these financial statements.

3

LUOTIAN GREEN FOODSTUFF CO., LTD

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
STOCKHOLDERS’ EQUITY
Common stock		$1,245,928	$181,017	$181,017
Additional paid-in-capital		974,188	906,563	906,563
Statutory reserves		120,683	44,046	12,962
Retained earnings		52,594	257	73,446
Accumulated other comprehensive
income		24,939	30,316	5

		$2,418,332	$1,162,199	$1,173,993

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$5,864,065	$5,049,762	$4,673,627

The accompanying notes are an integral part of these financial statements.

4

LUOTIAN GREEN FOODSTUFF CO., LTD

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
Net revenues		$3,434,466	$2,614,646	$1,458,371
Cost of revenues		(2,606,923)	(2,121,044)	(1,185,524)

Gross profit		$827,543	$493,602	$272,847

Operating expenses
Selling and marketing expenses		(42,018)	(19,473)	(31,421)
General and administrative expenses		(256,267)	(150,200)	(110,744)

Income from continuing operations		$529,258	$323,929	$130,682

Finance costs, net	13	(54,857)	(86,584)	(80,155)
Other income		26,462	3,465	5,740
Other expenses		(9,885)	(3,517)	(145)

Income before taxation		$490,978	$237,293	$56,122
Income tax	6	-	(35,594)	(8,418)

Net income		$490,978	$201,699	$47,704

The accompanying notes are an integral part of these financial statements.

5

LUOTIAN GREEN FOODSTUFF CO., LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

					Accumulated
		Additional			other
	Common	paid-in-	Statutory	Retained	comprehensive
	stock	capital	reserves	earnings	income	Total
Balance, January 1, 2004	$181,017	906,563	5,806	32,898	-	1,126,284
Net income				47,704		47,704
Appropriations to statutory
reserves			7,156	(7,156)
Foreign currency translation
adjustment					5	5

Balance, December 31, 2004	$181,017	906,563	12,962	73,446	5	1,173,993

Balance, January 1, 2005	$181,017	906,563	12,962	73,446	5	1,173,993
Net income				201,699		201,699
Appropriations to statutory
reserves			31,084	(31,084)
Dividends				(243,804)		(243,804)
Foreign currency translation
adjustment					30,311	30,311

Balance, December 31, 2005	$181,017	906,563	44,046	257	30,316	1,162,199

Balance, January 1, 2006	$181,017	906,563	44,046	257	30,316	1,162,199
Net income				490,978		490,978
Issue of common stock	1,064,911	67,625				1,132,536
Appropriations to statutory
reserves			76,637	(76,637)
Dividends				(362,004)		(362,004)
Foreign currency translation
adjustment					(5,377)	(5,377)

Balance, December 31, 2006	$1,245,928	974,188	120,683	52,594	24,939	2,418,332

The accompanying notes are an integral part of these financial statements.

6

LUOTIAN GREEN FOODSTUFF CO., LTD

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	2006	2005	2004
Cash flows from operating activities
Net income	$490,978	$201,699	$47,704
Depreciation	43,298	39,437	28,918
Amortization	8,494	14,168	12,856
(Increase)/Decrease in accounts and other
receivables	(950,354)	132,446	(561,379)
(Increase)/Decrease in inventories	339,361	(72,869)	(1,146,587)
Increase/(Decrease) in accounts and other payables	(341,980)	529,120	1,971,372

Net cash (used in)/provided by operating
activities	$(410,203)	$844,001	$352,884

Cash flows from investing activities
Purchase of plant and equipment	$(4,952)	(410,005)	(429,976)

Net cash used in investing activities	$(4,952)	$(410,005)	$(429,976)

Cash flows from financing activities
Issue of common stock	1,064,911	-	112,221
Dividend paid	(362,004)	(243,804)	-
Bank borrowings	1,096,232	36,571
Bank repayment	(1,177,666)	(158,473)	-

Net cash provided by/(used in) financing
activities	$621,473	$(365,706)	$112,221
Net increase/(decrease) in
cash and cash equivalents	206,318	68,290	35,129

Effect of foreign currency translation on cash
and cash equivalents	19,316	4,008	5

Cash and cash equivalents-beginning of year	182,567	110,269	75,135

Cash and cash equivalents-end of year	$408,201	$182,567	$110,269
Supplementary cash flow information:
Interest received	$438	$267	$572
Interest paid	54,530	86,608	79,917

The accompanying notes are an integral part of these financial statements.

7

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Luotian Green Foodstuff Co., Ltd was established in the People’s Republic of China (the PRC) as a limited company in June 2003. The Company currently operates and locates in Luotian County, Hubei Province of the People’s Republic of China.

The Company is engaged in the development, manufacture and sales of food products worldwide. The Group produces hundreds of varieties of food categorized into three divisions: chestnut products, convenient food including Ready-to-Cook (RTCs), Ready-to-Eat (RTEs) and Meals Ready-to-Eat (MREs), and frozen and canned food.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c ) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

8

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d) Leasehold land

Leasehold land is stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful live is 50 years.

(e) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	10 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(g) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

9

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(j) Customer deposits

Customer deposits were received from customers in connection with orders of products to be delivered in future periods.

(k) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(l) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005	2004
Year end RMB : US$ exchange rate	7.81750	8.07340	8.28650
Average yearly RMB : US$ exchange rate	7.98189	8.20329	8.28723

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(m) Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

10

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). , No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

(n) Advertising

The Company expensed all advertising costs as incurred.

(o) Shipping and handling

All shipping and handling are expensed as incurred.

(p) Research and development

All research and development costs are expensed as incurred.

(q) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

(r)Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(s) Statutory reserves

Statutory reserves are referring o the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

11

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u) Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

12

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3. TRADE ACCOUNTS RECEIVABLE

	2006	2005	2004
Trade accounts receivable	$1,786,350	$1,048,448	$847,599
Less: Allowance for doubtful
accounts	(5,494)	(1,243)	(2,313)
	$1,780,856	$1,047,205	$845,286

An analysis of the allowance for doubtful accounts for the years ended December 31, 2006, 2005, and 2004 is as follows: -

	2006	2005	2004
Balance at beginning of year	$1,243	$2,313	$6,439
Addition of bad debt expense, net	4,251	(1,070)	(4,126)
Balance at end of year	$5,494	$1,243	$2,313

4. OTHER RECEIVABLES

Other receivables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Sundry deposits	$72,949	$8,519	$-
Turnover taxes prepayment	14,968	18,002	89,701
Purchases disbursements
advances	74,058	40,989	96,261
	$161,975	$67,510	$185,962

13

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

5. INVENTORIES

Inventories at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Raw materials	$732,330	$1,259,195	$1,174,135
Finished goods	499,701	269,299	242,913
	$1,232,031	$1,528,494	$1,417,048

6. INCOME TAXES

All of the Company’s income before income taxes and related tax expenses are from PRC sources. In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. Actual income tax expenses reported in the statements of income and comprehensive income differ from the amounts computed by applying the PRC statutory income tax rate of 33% to income before income tax for the three years ended December 31, 2006, 2005, and 2004 for the following reasons: -

	2006	2005	2004
Income before tax	$490,978	$237,293	$56,122
Tax at the income tax rate	162,023	78,307	18,520
Effect of tax exemption granted	(162,023)	(42,713)	(10,102)
Income tax	$-	$35,594	$8,418

No provision for deferred tax (benefit) has been made for the PRC tax jurisdiction as no significant deferred tax liabilities or assets existed as of either December 31, 2006, 2005 or 2004.

14

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
At cost:
Building	$1,607,027	$1,556,090	$556,112
Machinery and equipment	199,383	189,117	184,253
Office equipment	17,829	16,314	14,881
	$1,824,239	$1,761,521	$755,246
Less: accumulated depreciation	(149,356)	(89,501)	(37,336)
Construction in progress	2,814	-	544,263
	$1,677,697	$1,672,020	$1,262,173

Depreciation and amortization expense is included in the statement of income and comprehensive income as follows: -

	2006	2005	2004
Cost of revenues	$41,268	$37,462	$26,963
Selling and marketing expenses	2,030	1,975	1,955
	$43,298	$39,437	$28,918

Construction in progress mainly comprises capital expenditures for construction of the Company’s new corporate campus, including offices, factories and staff dormitories.

15

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

8. LEASEHOLD LAND, NET

Leasehold land at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Leasehold land, at cost	$594,692	$575,842	$561,034
Less: Accumulated amortization	(37,168)	(27,592)	(12,857)
	$557,524	$548,250	$548,177

Leasehold land represent the prepaid land use right. The land on which the Company’s new corporate campus is being constructed is owned by the PRC government.

Amortization expenses for the above lease prepayments were approximately $8,494, $14,168, and $12,856 for the years ended December 31, 2006, 2005, and 2004 respectively. Estimated amortization expense for the next five years is approximately $8,494 each year.

9. SHORT TERM BANK LOANS

The following is the short term bank loan outstanding as at December 31, 2006, 2005, and 2004.

	2006	2005	2004
Loan from China Agricultural Bank,
Luotian Square Branch interest rates
at 7.605% to 7.950% per annum
Due 6/30/2007 and 9/5/2007	$972,178
Due 9/5/2006		$1,114,772
Due 9/5/2005			$1,206,782
	$972,178	$1,114,772	$1,206,782

The loan was primarily obtained for general working capital.

Interest expenses for the loans were $54,530, $86,608, and $79,917 respectively for the years ended December 31, 2006, 2005, and 2004.

16

LUOTIAN GREEN FOODSTUFF CO., LTD

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

10. AMOUNTS DUE TO RELATED COMPANIES

Amounts due to related companies are unsecured, interest free and have no fixed repayment date.

11. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables at December 31, 2006, 2005, and 2004 consist of the following: -

	2006	2005	2004
Accrued salaries and wages	$70,015	$-	$-
Accrued utility expenses	2,304	38,605	18,139
Interest payable	1,246	22,865	6,823
Business and other taxes	99,748	-	-
Purchases disbursements payables	184,522	713,138	1,015,618
	$357,835	$774,608	$1,040,580

12.  LONG-TERM DEBT

Long-term debt is as follows:

Loan from Agricultural Development Department of
Luotian Government, interest rates at 0.67% per
annum
Due 12/11/2010	95,939

Interest expenses for the loans were immaterial to be accrued for the year ended December 31, 2006.

13.  FINANCE COSTS, NET

Details of finance costs are summarized as follows:

	2006	2005	2004
Total interest cost incurred	$54,530	$86,608	$79,917
Interest income	(438)	(267)	(572)
Others	765	243	810
	$54,857	$86,584	$80,155

17

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated May 3, 2007, by and among the registrant, International Lorain Holding, Inc. and Hisashi Akazawa.

3.1	Restated Certificate of Incorporation of the registrant, as amended.

3.2
By-Laws of the registrant, adopted on March 31, 2000. [incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form 10SB12G filed on October 19, 2001, in commission file number 0-31619].

4.1
Certificate of Designation of Series A Voting Convertible Preferred Stock of the registrant as filed with the Secretary of State of Delaware on April 9, 2007. [incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-KSB filed on April 9, 2007].

4.2	Certificate of Designation of Series B Voting Convertible Preferred Stock of the registrant as filed with the Secretary of State of Delaware on April 30, 2007.

4.3	Option Agreement, dated May 3, 2007, between Mr. Si Chen and Mr. Hisashi Akazawa.

4.4	Form of Registration Rights Agreement, dated May 3, 2007.

4.5	Form of Common Stock Purchase Warrant issued to Investors dated May 3, 2007.

4.6	Form of Common Stock Purchase Warrant issued to Sterne Agee & Leach, Inc., and its designee.

10.1	Form of the Securities Purchase Agreement, dated May 3, 2007.

10.2	Make Good Escrow Agreement, dated May 3, 2007, by and among the registrant, Sterne Agee & Leach, Inc., Mr. Hisashi Akazawa, Mr. Si Chen and Securities Transfer Corporation.

10.3	Closing Escrow Agreement, dated May 3, 2007, by and among the registrant, Sterne Agee & Leach, Inc. and Thelen Reid Brown Raysman & Steiner LLP.

10.4	Cancellation and Escrow Agreement, dated May 3, 2007, by and among the registrant, Halter Financial Investments, L.P., Halter Financial Group, L.P. and Security Transfer Corporation.

10.5	Employment Agreement, dated March 2, 2005, by and between Shandong Green Foodstuff CO., LTD and Si Chen.

10.6	Employment Agreement, dated July 2, 2002, by and between Shandong Green Foodstuff CO., LTD and Xiaodong Zhou.

10.7	Employment Agreement, dated December 7, 2004, by and between Shandong Green Foodstuff CO., LTD and Huanxiang Sheng.

10.8	Cooperation Agreement, dated May 18, 2006, by and between Beijing Green Foodstuff Co., Ltd. and the Chestnut Cooperation of Zhenzhai Village, Gaoling town, Miyun County.

10.9	Equity Transfer Agreement, dated August 15, 2006, by and between International Lorain Co., Ltd and International Lorain Holding, Inc.

10.10	Credit Facility Agreement, dated September 28, 2006, by and between Beijing Green Foodstuff Co., Ltd. and the Shilibao Branch of Beijing Rural Commercial Bank Co., Ltd.

10.11	Sales contract, dated May 13, 2006, by and between Shandong Green Foodstuff Co., Ltd. and the Shandong Lu An Import & Export Co., Ltd.

10.12	Sales contract, dated September 5, 2006, by and between Shandong Green Foodstuff Co., Ltd. and the Shinsei Foods Co., Ltd.

10.13	Sales Contract, dated September 10, 2006, by and between Junan Hongrun Foodstuff Co., Ltd. and the Shinsei Foods Co., Ltd.

10.14	Financial Advisory Agreement, dated February 14, 2007, by and between HFG International, Limited and Shandong Green Foodstuff Co., Ltd.

10.15	Consulting Agreement, dated March 8, 2007, by and between Heritage Management Consultants, Inc. and International Lorain Holding, Inc.

14	Business Ethics Policy and Code of Conduct, adopted on April 30, 2007.

21	List of subsidiaries of the registrant.

99.1	Press Release, dated May 3, 2007